    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1997
                                       Registration No. 333-36061 & 333-36061-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                  THE CIT GROUP SECURITIZATION CORPORATION II

                              THE CIT GROUP, INC.
            (EXACT NAME OF EACH REGISTRANT SPECIFIED IN ITS CHARTER)

          DELAWARE                                                               22-3328188
          DELAWARE                           6146                                13-2994534
(STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

THE CIT GROUP SECURITIZATION CORPORATION II                                     THE CIT GROUP, INC.
            650 CIT DRIVE                                                    1211 AVENUE OF THE AMERICAS
       LIVINGSTON, NEW JERSEY 07039                                           NEW YORK, NEW YORK  10036
           (201) 535-3514                                                          (212) 536-1950
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              ------------------

                             ERNEST D. STEIN, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL & SECRETARY

                              THE CIT GROUP, INC.
                          1211 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK  10036
                                 (212)-536-1950
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                   COPIES TO:
                            PAUL N. WATTERSON, ESQ.

                            SCHULTE ROTH & ZABEL LLP
                                900 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                              ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
          IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

          IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

          IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

          IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

          IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                                                       PROPOSED      PROPOSED
                                                                 AMOUNT TO BE          MAXIMUM       MAXIMUM           AMOUNT OF
                  TITLE OF EACH CLASS OF                          REGISTERED          OFFERING      AGGREGATE        REGISTRATION
               SECURITIES TO BE REGISTERED                                            PRICE PER      OFERING             FEE(3)
                                                                                        UNIT         PRICE(1)

ASSET-BACKED SECURITIES........................................  $1,400,000,000          100%     $1,400,000,000      $423,892.43
LIMITED GUARANTEES OF THE CIT GROUP, INC.(2)...................
=================================================================================================================================

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE ON THE BASIS OF THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE, PURSUANT TO RULE 457(C).
(2) MAY BE ISSUED IN CONNECTION WITH ISSUANCE OF THE ASSET-BACKED SECURITIES OF TRUSTS FORMED BY THE CIT GROUP SECURITIZATION CORPORATION II. NO ADDITIONAL CONSIDERATION WILL BE PAID FOR THE LIMITED GUARANTEE; ACCORDINGLY, NO SEPARATE FILING FEE IS BEING PAID HEREWITH, PURSUANT TO RULE 457(N).

(3) PURSUANT TO RULE 457(B), THE REQUIRED FEE PAID HEREWITH HAS BEEN REDUCED BY $350.00, WHICH IS THE AMOUNT EQUAL TO THE FEE PREVIOUSLY PAID WITH RESPECT TO THIS REGISTRATION STATEMENT PURSUANT TO RULE 457.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

                  SUBJECT TO COMPLETION, DATED ________, 199_

                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED ___________, 199_)

                         $______________ (APPROXIMATE)

                              CIT RV Trust 19__-_

               [$______________ CLASS A ____% ASSET-BACKED NOTES]

                 $_____________ ____% ASSET-BACKED CERTIFICATES

              The CIT Group Securitization Corporation II, SELLER

                 The CIT Group/Sales Financing, Inc., SERVICER

The CIT RV Trust 19__-_ (the "Trust" or the "Issuer") will be formed pursuant to a [Trust Agreement, to be dated as of _________________, between The CIT Group Securitization Corporation II (the "Company" or the "Seller") and ____________________, as trustee (the "Owner Trustee"),] [Pooling and Servicing Agreement, to be dated as of _______________ among The CIT Group Securitization Corporation II (the "Company" or the "Seller"), _____________, as trustee (the "Trustee") and The CIT Group/Sales Financing, Inc., as servicer (the "Servicer").] [and will issue Class A ____% Asset-Backed Notes (the "Notes") in the principal amount of $_______________ pursuant to an Indenture, to be dated as of ______________, between the Issuer and ______________________________, as trustee (the "Indenture Trustee").] The Trust will also issue ____% Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") in the principal amount of $___________.

The assets of the Trust will primarily include a pool of [simple interest] retail installment sale contracts (the "Initial Contracts") secured by the new and used recreational vehicles financed thereby (the "Initial Financed Vehicles"), certain monies received under the Initial Contracts on and after ___________ (the "Initial Cut-off Date"), an assignment of the security interests in the Initial Financed Vehicles, the Collection Account, the Certificate Distribution Account, [the Note Distribution Account, the Cash Collateral Account, the Capitalized Interest Account and the Pre-Funding Account,] in each case, together with the proceeds thereof [(other than investment earnings on the Cash Collateral Account),] the

                                                   (Continued on following page)


A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY CAN BE FOUND ON PAGE S-__HEREIN AND ON PAGE __ IN THE ACCOMPANYING PROSPECTUS.

THE SECURITIES WILL REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------------------------------
                                                           PRICE TO              UNDERWRITING            PROCEEDS TO THE
                                                           PUBLIC(1)               DISCOUNT               COMPANY(1)(2)
[Per Class A Note]                                          ______%                  ____%                   ______%
Per Certificate                                             ______%                  ____%                   ______%
Total                                                       $                        $                       $
-------------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest at the [Interest Rate or] the Pass-Through Rate, as appropriate, from [date].
(2) Before deduction of expenses payable by the Company estimated at $_______.

The Securities are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Securities will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), and in the case of the Notes, Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about ______________, against payment therefor in immediately available funds.

The date of this Prospectus Supplement is ______________, 199__.

                             [NAME OF UNDERWRITERS]

(continued from preceding page)

proceeds from claims under certain insurance policies in respect of individual Initial Financed Vehicles or the related Obligors and certain rights under the [Sale and Servicing Agreement, to be dated as of ___________ (the "Sale and Servicing Agreement"), among the Seller, the Servicer, and the Trust] [Pooling and Servicing Agreement]. [From time to time during the Funding Period, additional [simple interest] retail installment sale contracts (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by the new and used recreational vehicles financed thereby (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), certain monies received under the Subsequent Contracts on and after the related subsequent cut-off dates (each, a "Subsequent Cut-off Date"), an assignment of the security interests in the Subsequent Financed Vehicles and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related Obligors will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account.]

          [The Notes will be secured by the assets of the Trust (other than the Certificate Distribution Account [and the Cash Collateral Account]) pursuant to the Indenture. The Notes will bear interest at the rate of ____% per annum. Interest on the Notes will generally be payable on the [fifteenth] day of each month (each, a "Distribution Date"), commencing __________. Principal on the Notes will be payable on each Distribution Date to the extent described herein.] The Certificates represent fractional undivided interests in the Trust. The Certificates will bear interest at the rate of ____% per annum (the "Pass-Through Rate") and will be distributed to Certificateholders on each Distribution Date to the extent described herein. [Distributions of interest and principal on the Certificates will be subordinated in priority of payment to payment of interest and principal on the Notes, to the extent described herein. No principal will be paid on the Certificates until all of the Notes have been paid in full, except for payments of the Principal Liquidation Loss Amount (as defined herein), if any.] The final scheduled Distribution Dates for the Notes and the Certificates will be the ____ Distribution Date and the ____ Distribution Date, respectively.

          There currently is no secondary market for the Securities and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Securities. There is no assurance that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

          IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            ________________________


          This Prospectus Supplement does not contain complete information about the offering of the Securities. Additional information is contained in the Prospectus of the Seller dated ____________, 199_ (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent, if any, that any statement in the final Prospectus Supplement is inconsistent with statements contained in this Prospectus Supplement, the statements in the final Prospectus Supplement shall control. Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus.

          Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    SUMMARY

          This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Issuer....................   CIT RV Trust 199__-__ (the "Trust" or the
                             "Issuer"), [a Delaware business trust to be formed by the Seller and the Owner Trustee pursuant to the Trust Agreement, to be dated as of ____________, 199__ (the "Trust Agreement")] [a trust to be formed by the Seller pursuant to a Pooling and Servicing Agreement to be dated as of ___________, 199__ (the "Pooling and Servicing Agreement") among the Seller, the Servicer and the Trustee].

Seller....................   The CIT Group Securitization Corporation II (the
                             "Company"), a wholly-owned, limited purpose subsidiary of The CIT Group Holdings, Inc. ("CIT").
                             [Neither CIT nor any of its affiliates, including the Company and The CIT Group/Sales Financing, Inc.
                             ("CITSF"), has guaranteed, insured or is otherwise obligated with respect to the Securities.] See
                             "Risk Factors--Limited Obligations."

Servicer..................   The CIT Group/Sales Financing, Inc. (in such
                             capacity referred to herein as the "Servicer"), a wholly-owned subsidiary of CIT. The Servicer will be responsible for managing, administering, servicing and making collections on the contracts held by the Trust.

[Owner Trustee]...........   ___________________, as trustee under the Trust
                             Agreement (the "Owner Trustee" [and, together with the Indenture Trustee, the "Trustees"]).

[Indenture Trustee].......   ____________________, as trustee under the
                             Indenture, to be dated as of _________, 199__ (the
                             "Indenture Trustee").

[Trustee].................   _________________, as trustee under the Pooling and
                             Servicing Agreement (the "Trustee").

Risk Factors..............   Certain potential risks and other considerations
                             are particularly relevant to a decision to invest in any securities sold hereunder. See "Risk
                             Factors."

The Certificates..........   The CIT RV Trust 199__-__ ____% Asset-Backed
                             Certificates (the "Certificates") will represent fractional undivided interests in the Trust. See
                             "The Certificates--General."

                             The Trust will issue $_________ aggregate principal amount of Certificates (the "Original Certificate Balance") pursuant to the [Trust Agreement] [Pooling and Servicing Agreement]. [Payments in respect of the Certificates will be subordinated to payments on the Notes to the limited extent described herein and in the Prospectus.] See "The Certificates--General."

                             The Certificates will be issued in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof and will be available in book-entry form only; [provided, however, that one Certificate may be issued in a denomination other than an integral multiple of $1,000 such that the Affiliated Owner (as defined herein) may be issued at least 1% of the Original Certificate Balance (as defined herein)]. Persons ("Certificate Owners") acquiring beneficial interests in the Certificates will hold their interests through The Depository Trust Company ("DTC"). Definitive Certificates will be issued only under the limited circumstances described herein and in the Prospectus. Unless and until Certificates of a class are issued in definitive form, all references herein to distributions, notices, reports and statements to and to actions by and effects upon the related Certificateholders will refer to the same actions and effects with respect to DTC or Cede & Co. ("Cede"), as the case may be, for the benefit of the related Certificate Owners in accordance with the DTC procedures. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in the Prospectus and Annex I hereto.

The Notes..................  The CIT RV Trust 199__-__ Class A ____% Asset-
                             Backed Notes (the "Notes" and, together with the Certificates, the "Securities") will represent obligations of the Trust secured by the assets of the Trust (other than the Certificate Distribution Account [and the Cash Collateral Account]). See "The Notes--General."

                             The Trust will issue $_____________ aggregate principal amount of Notes pursuant to an Indenture, to be dated as of ____________, 199__, between the Issuer and the Indenture Trustee (the "Indenture"). See "The Notes--General."

                             The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and will be available in book-entry form only. Definitive Notes will be issued only under the limited circumstances described herein. Persons ("Note Owners") acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel Bank, soci[_]t[_] anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. Unless and until Notes of a class are issued in definitive form, all references herein to distributions, notices, reports and statements to and to actions by and effects upon the related Noteholders will refer to the same actions and effects with respect to DTC or Cede, as the case may be, for the benefit of the related Note Owners in accordance with the DTC procedures. See "Certain Information Regarding the Securities--Book-Entry Registration" and "-- Definitive Securities" in the Prospectus and Annex I hereto.

Property of the Trust......  The property of the Trust will primarily include
                             (i) a pool of [simple interest] retail installment sale contracts (the "Initial Contracts") secured by the new and used recreational vehicles financed thereby (the "Initial Financed Vehicles"), (ii) certain monies received under the Initial Contracts on and after

                             ___________, 199__ (the "Initial Cut-off Date-"),
                             (iii) an assignment of the security interests in the Initial Financed Vehicles, (iv) the Collection Account (as defined herein), the Certificate Distribution Account, [the Note Distribution Account (as defined herein), the Cash Collateral Account, the Capitalized Interest Account (as defined herein) and the Pre-Funding Account (as defined herein), in each case together with the proceeds thereof (other than investment earnings on the Cash Collateral Account (as defined herein))],
                             (v) the proceeds from claims under certain insurance policies in respect of individual Initial Financed Vehicles or the related Obligors (as defined herein) and (vi) certain rights under the [Sale and Servicing Agreement, to be dated as of _____________ 199__ (the "Sale and Servicing
                             Agreement"), among the Seller, the Servicer and the Trust] [Pooling and Servicing Agreement].

                             [From time to time the Trust will be obligated to purchase from the Seller during the Funding Period, additional [simple interest] retail installment sale contracts (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by the new and used recreational vehicles financed thereby (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), certain monies received under the Subsequent Contracts on and after the related Subsequent Cut-off Dates, an assignment of the security interests in the Subsequent Financed Vehicles and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related Obligors from monies on deposit in the Pre-Funding Account. See "The Trust Property." The Subsequent Contracts will have an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the Closing Date (as defined herein).]

                             CITSF will be obligated to repurchase Contracts (a "Repurchased Contract") upon the occurrence of certain breaches of representations and warranties (a "Repurchase Event"). See "The Purchase Agreements and the Trust Documents--Sale and Assignment of the Contracts" and "--Servicing Procedures" in the Prospectus.

The Contracts.............   The property of the Trust will consist primarily of
                             installment sale contracts for recreational vehicles originated by recreational vehicle dealers
                             ("Dealers") in the ordinary course of business and acquired by CITSF or The CIT Group/Consumer
                             Finance, Inc. (NY) ("CITCF-NY-") in the ordinary course of its business [and originated directly by CITSF or one of its affiliates in the ordinary course of its business and purchased by CITSF or one of its affiliates from unaffiliated third parties]. The Financed Vehicles will consist of motor homes, travel trailers and other types of recreational vehicles. See "The Contract Pool."
                             On or prior to the date of issuance of the Securities (the "Closing Date"), CITCF-NY will sell certain contracts that will constitute a portion of the Initial Contracts to CITSF pursuant to a purchase agreement, to be dated as of ____________, 199__, and CITSF will sell the Initial Contracts to the Company pursuant to a purchase agreement, to be dated as of ___________, 199__ (the "Purchase Agreement"), and the Company will sell the Initial Contracts to the Trust pursuant to the [Sale and Servicing Agreement]
                             [Pooling and Servicing Agreement]. [CITSF or the
                             Seller or one of their respective affiliates will retain the right to receive a portion of the interest accruing on some or all of the Contracts sold to the Trust. See "the Contract Pool" and "The
                             Purchase Agreements and the Trust Documents--Sale and Assignment of the Contracts" in the Prospectus.]

                             As of the Initial Cut-off Date, the Initial
                             Contracts had an aggregate principal balance of $__________, a weighted average original maturity of ___ months and a remaining weighted average maturity of ___ months. The final scheduled payment date on the Initial Contract with the last maturity occurs in ___________. See "The Contract Pool." The Contracts will generally be prepayable at any time without penalty to the purchaser of the related Financed Vehicles or Obligor.

                             [From time to time during the Funding Period, CITSF will be obligated to sell, and the Company will be obligated to purchase, pursuant to a purchase agreement (the "Subsequent Purchase Agreement") subject to the satisfaction of certain conditions, Subsequent Contracts at a purchase price equal to the aggregate principal amount thereof as of the first day in the related month of transfer designated by CITSF and the Company (each, a "Subsequent Cut-off Date-"). A portion of such Subsequent Contracts may be acquired by CITSF from CITCF-NY or other affiliates of CITSF. Pursuant to one or more subsequent transfer agreements (each, a "Subsequent Transfer Agreement") between the Company and the Trust, and subject to the satisfaction of certain conditions, the Company will in turn sell the Subsequent Contracts to the Trust at a purchase price equal to the amount paid by the Company to CITSF for such Subsequent Contracts, which purchase price shall be paid from monies on deposit in the Pre-Funding Account. The aggregate principal balance of the Subsequent Contracts to be conveyed to the Trust during the Funding Period will not exceed $___________. Subsequent Contracts will be transferred from CITSF to the Company and from the Company to the Trust on the Business Day (as defined herein) specified by CITSF and the Company during the month in which the related Subsequent Cut-off Date occurs (each, a "Subsequent Transfer Date").]

[The Pre-Funding Account]..  [The Pre-Funding Account will be maintained as an
                             Eligible Account (as defined herein), initially maintained with the [Indenture] [Owner] Trustee, and the funds on deposit therein will be invested solely in Permitted Investments (as defined herein) that mature not later than one Business Day prior to the next succeeding Distribution Date, until such funds are applied by the [Indenture] [Owner] Trustee during the Funding Period to pay to the Company the purchase price for Subsequent Contracts. See

                             "The Contract Pool--Pre-Funding Account;
                             Capitalized Interest Account." Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Contracts.

                             On the Closing Date, the Pre-Funding Account will be created with an initial deposit, from the proceeds of the Securities, of $____________ (the "Pre-Funded Amount-"). The "Funding Period" will be the period from the Closing Date until the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of investment earnings) is less than $100,000, [(ii) the date on which an Event of Default occurs under the Indenture,] (iii) the date on which an Event of Termination occurs under the [Sale and Servicing Agreement] [Pooling and Servicing Agreement], (iv) the insolvency of the Company, CITSF, CITCF-NY or CIT, or (v) the close of business on _________. During the Funding Period, on one or more Subsequent Transfer Dates, the Pre-Funded Amount will be applied to purchase Subsequent Contracts from the Company. The Company expects that the Pre-Funded Amount will be reduced to less than $100,000 by ________, although no assurance can be given that this will in fact occur. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be payable as principal to [Noteholders and] Certificateholders in accordance with the Pre-Funded Percentage (as defined herein) on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.]

[Capitalized Interest        [On the Closing Date approximately $_______ of
 Account].................   the proceeds from the sale of the Securities will
                             be deposited into an account (the "Capitalized
                             Interest Account") maintained as an Eligible
                             Account, initially maintained with the [Indenture]
                             [Owner] Trustee and the funds on deposit therein will be invested solely in Permitted Investments that mature no later than one Business Day prior to the next Distribution Date. Amounts deposited in the Capitalized Interest Account will be used on the ___________, _________ and _________
                             Distribution Dates, if applicable, to fund the excess, if any, of (i) the product of (x) one-twelfth the weighted average of the Interest Rate and the Pass-Through Rate as of the first day of the related Interest Accrual Period and (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period) over (ii) the amount of any investment earnings on funds in the Pre-Funding
                             Account that are available to pay interest on the Securities on each such Distribution Date. On each Distribution Date during the Funding Period any amount remaining in the Capitalized Interest
                             Account in excess of the Required Capitalized
                             Interest Amount (as defined under "The Contract
                             Pool--Pre-Funding Account; Capitalized Interest
                             Account") shall be [released to the Affiliated
                             Owner (as defined herein)] [deposited in the Collection Account]. Any amounts remaining in the Capitalized Interest Account on the last day of the Funding Period and not used for such purposes will be deposited in the Collection Account and will be available for distributions, as described herein, on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the Contracts.]

Distribution Dates.........  Payments of interest and principal on the
                             Securities will be made on the [fifteenth] day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing _________. Payments on the Securities on each Distribution Date will be made to the holders of record of the related Securities at the close of business on the Business Day immediately preceding such Distribution Date or, in the event Definitive Securities have been issued, at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date").

                             To the extent not previously paid in full prior to such time, the outstanding principal amount of the [Notes and] the Certificates will be payable on the Distribution Dates occurring in _________ [and
                             (the "Note Final Scheduled Distribution Date") (the "Certificate Final Scheduled Distribution Date"), respectively.]

                             A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the states of New York [___________] or Oklahoma are authorized by law, regulation or executive order to be closed.

Interest Accrual Period....  The period for which interest is payable on a
                             Distribution Date on the Securities shall be the one-month period from the most recent Distribution Date to but excluding the following Distribution Date, or in the case of the initial Distribution Date from ___________ to but excluding the initial Distribution Date (each, an "Interest Accrual Period").

Due Period.................  With respect to any Distribution Date, the "Due
                             Period" is the period during which principal, interest and other amounts will be collected on the Contracts for application towards the payment of principal and interest to the Securityholders and the payment of fees on such Distribution Date. The "Due Period" will be the calendar month immediately preceding the Distribution Date. The first Due Period will commence on and include __________ and will end on and include ___________.

Determination Date.........  The "Determination Date" is the third Business Day prior to each Distribution Date. On each Determination Date, the Servicer will determine the Available Amount (as defined herein) for distribution on the related Distribution Date, allocate such amounts between [the Notes,] the Certificates and the Servicer Payment (as defined herein), and advise the Trustees (or the paying agent appointed pursuant to the [Sale and Servicing Agreement] [Pooling and Servicing Agreement]) of the amounts of the payments to be made to Securityholders, all as described under

                             "The Purchase Agreements and The Trust Documents-- Distributions" in the Prospectus.

                             The "Available Amount" on any Distribution Date is equal to the excess of (A) the sum of (i) all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of such Contracts in the related Due Period and (ii) the Purchase Price (as defined herein) for any Contract repurchased by CITSF as a result of breaches of certain representations and warranties or purchased by the Servicer as a result of breaches of certain covenants, any Monthly Advances (as defined herein) and Non-Reimbursable Payments (as defined herein) made by the Servicer, if such Purchase Price, Monthly Advance or Non-Reimbursable Payment is paid on or prior to the Deposit Date (as defined herein) immediately preceding such Distribution Date, over (B) the sum of the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Contracts): (i) any repossession profits on liquidated Contracts, Liquidation Expenses (as defined in the [Sale and Servicing Agreement] [Pooling and Servicing Agreement]) incurred and taxes and insurance advanced by the Servicer in respect of Financed Vehicles that are reimbursable to the Servicer under the [Sale and Servicing Agreement] [Pooling and Servicing Agreement], (ii) any amounts incorrectly deposited in the Collection Account,
                             (iii) net investment earnings on the funds in the Collection Account, and (iv) any other amounts permitted to be withdrawn from the Collection Account by the Servicer (or to be retained by the Servicer from collections on the Contracts) pursuant to the [Sale and Servicing Agreement] [Pooling and Servicing Agreement].

Terms of the Certificates..  The principal terms of the Certificates will be as described below:

A. Pass-Through Rate.......  The Certificates will bear interest at the rate of
                             ____% per annum (the "Pass-Through Rate-").

B. Interest................  Interest accruing during the related Interest
                             Accrual Period (computed on the basis of a 360-day year consisting of twelve 30-day months) will be paid to the Certificateholders of record on the related Record Date, on each Distribution Date, to the extent of the Available Amount on such Distribution Date (i) in an amount equal to one-twelfth of the product of the Pass-Through Rate and the Certificate Balance, as of the preceding Distribution Date (after giving effect to distributions of principal and interest to be made on such Distribution Date) or (ii) in the case of the first Distribution Date, in an amount equal to interest accruing at the Pass-Through Rate from ___________ to but excluding the first Distribution Date, on the Original Certificate Balance. See "The Certificates--Distribution of Interest." The "Certificate Balance" means the Original Certificate Balance reduced by (i) all distributions allocable to principal actually made to Certificateholders, including payments of any Principal Liquidation Loss Amount (as defined herein) and payments of any Principal Distribution Amount made to the Certificateholders which are allocable to principal, (ii) the aggregate amount of all Principal Liquidation Loss Amounts distributable to Certificateholders to the extent such amounts have not been so previously distributed and (iii) on or after the Distribution Date on which the Notes have been paid in full (the "Cross-Over Date-"), the aggregate amount of all Principal Distribution Amounts (as defined herein) distributable to Certificateholders to the extent such amounts have not been so previously distributed. Distributions of interest on the Certificates will be funded to the extent of the Available Amount after the Servicer has been paid the Servicer Payment and interest and principal has been paid in respect of the Notes on such Distribution Date [or, to the extent such Available Amount is insufficient, will be funded through a payment from the Cash Collateral Account, subject to the Available Cash Collateral Amount (as defined herein), under the circumstances described herein].

                             The "Servicer Payment" is equal on each
                             Distribution Date to the sum of the reimbursement then due to the Servicer for outstanding Monthly Advances and the Servicing Fee (including any unpaid Servicing Fees for past Distribution Dates).

                             The rights of Certificateholders to receive distributions of interest will be subordinated to the rights of Noteholders to receive distributions of interest and principal, as described herein. See "The Certificates--Distributions of Interest."

C. Principal..............   On each Distribution Date on or after the Cross-
                             Over Date, principal of the Certificates will be payable, subject to the remaining Available Amount
                             [and the Available Cash Collateral Amount], in an amount equal to the Principal Distribution Amount with respect to such Distribution Date. Such principal payments will be funded to the extent of the Available Amount remaining after the Servicer has been paid the Servicer Payment, and the interest due on the Certificates has been paid [or, to the extent such Available Amount is insufficient, will be funded through a payment from the Cash Collateral Account, subject to the Available Cash Collateral Amount, under the circumstances described herein]. The rights of Certificateholders to receive distributions of principal (following the payment of distributions of interest in respect of the Certificates) will be subordinated to the rights of Noteholders to receive distributions of interest and principal.

                             On each Distribution Date prior to the Cross-Over Date, the Certificateholders will be entitled to receive the Principal Liquidation Loss Amount for such Distribution Date. Such principal payments will be funded to the extent of the Available Amount remaining after the Servicer has been paid the Servicer Payment, the principal and interest due on the Notes has been paid and the interest on the Certificates has been paid [or, to the extent that such remaining Available Amount is insufficient, will be funded through a payment from the Cash Collateral Account, subject to the Available Cash Collateral Amount, under the circumstances described herein]. The "Principal Liquidation Loss Amount" for any Distribution Date will equal the amount, if any, by which the sum of the aggregate outstanding principal balance of the Notes and the Certificate Balance (after giving effect to all distributions of principal on such Distribution Date) exceeds the sum of the aggregate principal balance of the Contracts (the "Pool Balance") plus the amounts remaining on deposit in the Pre-Funding Account, if any, at the close of business on the last day of the related Due Period. The Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Certificates and liquidation losses on the Contracts, will not be paid to the Certificateholders. The Certificate Balance will be reduced to the extent that prior to the Cross-Over Date distributions are not made in respect of the Principal Loss Liquidation Amount and on or after the Cross-Over Date distributions are not made in respect of the Principal Distribution Amount. As a result of such reductions, less interest will accrue on the Certificates than would otherwise be the case.

                             [In the event that the Certificates are outstanding on the Certificate Final Scheduled Distribution Date (after taking into account distributions on such date), the [Owner] Trustee will withdraw from the Cash Collateral Account (to the extent funds are available therefor in the Cash Collateral Account), and will deposit in the Certificate Distribution Account for distribution to the Certificateholders in retirement of the Certificates, an amount equal to the Certificate Balance.]

D. Redemption.............   [The Certificates will be subject to mandatory
                             redemption in part, on a pro rata basis, on the Distribution Date immediately succeeding the day on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date) in the event that any portion of the Pre-Funded
                             Amount remains on deposit in the Pre-Funding
                             Account at the end of the Funding Period after giving effect to the acquisition by the Seller and the sale to the Trust of all Subsequent Contracts, including any such acquisition and conveyance on the date on which the Funding Period ends. The aggregate principal amount of Certificates to be redeemed on such date will be an amount equal to the Pre-Funded Percentage allocable to the Certificates of the amount then on deposit in the Pre-Funding Account.] The "Pre-Funded Percentage" with respect to the Notes or the Certificates is the percentage derived from the fraction, the numerator of which is the initial principal balance of the Notes or the Original Certificate Balance, as the case may be, and the denominator of which is the sum of the initial principal balance of the Notes and the Original Certificate Balance. See
                             "The Certificates--Redemption."

                             In the event of an Optional Purchase or Auction Sale, the Certificates will be redeemed at a redemption price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Pass-Through Rate. See "Summary--Optional Purchase of the

                             Contracts," "--Auction Sale," "The Certificates-- Redemption" and "The Purchase Agreements and The Trust Documents--Insolvency Event."

[Terms of the Notes].......  The principal terms of the Notes will be as described below:

A. Interest Rate...........  The Notes will bear interest at the rate of _____%
                             per annum (the "Interest Rate").

B. Interest................  Interest accruing during the related Interest
                             Accrual Period (computed on the basis of a 360-day year consisting of twelve 30-day months) will be paid to the Noteholders of record on the related Record Date, on each Distribution Date, to the extent of the Available Amount on such Distribution Date (i) in an amount equal to one-twelfth of the product of the Interest Rate and the outstanding principal balance on the Notes, as of the preceding Distribution Date (after giving effect to distributions of principal and interest to be made on such Distribution Date) or (ii) in the case of the first Distribution Date, in an amount equal to interest accruing at the Interest Rate from _____________ to but excluding the first Distribution Date, on the outstanding principal balance of the Notes as of the Closing Date. See "The Notes--Payment of Interest."

C. Principal...............  Principal of the Notes will be payable on each
                             Distribution Date in an amount equal to the Principal Distribution Amount, calculated as described under "The Notes--Payments of Principal," to the extent of the Available Amount remaining after the Servicer has been paid the Servicer Payment and following the payment of interest due on the Notes on such Distribution Date.

                             The unpaid principal balance of the Notes will be payable on the Note Final Scheduled Distribution Date. See "The Notes--Payments of Principal."

D. Redemption..............  [The Notes will be subject to mandatory redemption in part, on a pro rata basis, on the Distribution Date immediately succeeding the day on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution Date) in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period after giving effect to the acquisition by the Seller and the sale to the Trust of all Subsequent Contracts, including any such acquisition and conveyance on the date on which the Funding Period ends. The aggregate principal amount of Notes to be redeemed on such date will be an amount equal to the Pre-Funded Percentage allocable to the Notes of the amount then on deposit in the Pre-Funding Account. See "The Notes--Redemption" and "Certain Information Regarding the Securities" in the Prospectus.]

                             In the event of an Optional Purchase or Auction Sale, as described herein, the outstanding Notes will be redeemed, at a redemption price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon at the Interest Rate. See "Summary--Optional Purchase of the Contracts," "--Auction Sale," "The Notes-- Redemption" and "The Purchase Agreements and The Trust Documents--Termination" in the Prospectus.

[Subordination of
 the Certificates].........  The rights of the Certificateholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Noteholders, to the extent described herein. This subordination is intended to enhance the likelihood of timely receipt by Noteholders of the full amount of interest and principal required to be paid to them, and to afford the Noteholders limited protection against losses in respect of the Contracts.

                             No distribution will be made to the
                             Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest and principal on the Notes payable on such Distribution Date has been distributed to the Noteholders, [other than payments from the Cash Collateral Account,] and (ii) principal until the Notes have been paid in full, other than distributions in respect of the Principal Liquidation Loss Amount.

                             The protection afforded to the Noteholders by the subordination feature described above will be effected by the preferential right of the Noteholders to receive, to the extent described herein, current distributions from collections on or in respect of the Contracts prior to the application of such collections to payments in respect of the Certificates. [There is no other protection against losses on the Contracts afforded the Notes.] [The Cash Collateral Account will not be available to provide a source of funds to make payments of principal or interest on the Notes.]

[Cash Collateral Account]..  On the Closing Date, an account (the "Cash
                             Collateral Account") will be established pursuant to the [Sale and Servicing Agreement] [Pooling and Servicing Agreement]. The [Owner] Trustee will have the right to withdraw (or cause to be withdrawn) payments from the Cash Collateral Account under certain circumstances specified below. The Cash Collateral Account will be funded on the Closing Date in the amount of $_________ (the "Initial Cash Collateral Amount") from the proceeds of a loan (the "Loan") to be made by one or more financial institutions selected by the Company (the "Cash Collateral Depositor") pursuant to a Cash Collateral Agreement among the Cash Collateral Depositor, the Trust and the Servicer (the "Cash Collateral Agreement"). The Cash Collateral Depositor's only recourse against the Trust for repayment of the Loan is from the Cash Collateral Account Surplus (as defined herein), Excess Collections (as defined herein), certain investment earnings on funds deposited in the Cash Collateral Account and payments from the Cash Collateral Account upon maturity of the Loan, in each case as set forth in the Cash Collateral Agreement. With respect to any Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will equal the lesser of (i) the Required Cash Collateral Amount (as defined herein) and (ii) the amount on deposit in the Cash Collateral Account exclusive of interest and earnings thereon and any investment losses and expenses and before giving effect to any deposit to be made to the Cash Collateral Account on such Distribution Date. If the Available Amount on any Distribution Date is insufficient (after paying the Servicer Payment and paying the interest and principal due on the Notes), to pay the interest and principal (including, prior to the Cross-Over Date, any Principal Liquidation Loss Amount) required to be distributed on the Certificates on such Distribution Date, the [Owner] Trustee will withdraw (or cause to be withdrawn) from the Cash Collateral Account an amount equal to the lesser of the amount of such deficiency or the Available Cash Collateral Amount. See "Enhancement--Cash Collateral Account." If the Available Cash Collateral Amount is zero, holders of the Certificates will bear the risk of loss resulting from default by Obligors and will have to look primarily to the value of the related Financed Vehicles for recovery of the outstanding principal and unpaid interest on the Defaulted Contracts (as defined herein).

                             On each Distribution Date, the Servicer will deposit Excess Collections (as defined herein) into the Cash Collateral Account in an amount sufficient to increase the amount on deposit in the Cash Collateral Account to the Required Cash Collateral Amount and to make payments of principal or interest on the Loan as required by the Cash Collateral Agreement. [Excess Collections, if any, not so required to be deposited in the Cash Collateral Account will be paid to the Affiliated Owner (as defined herein).] "Excess Collections" for any Distribution Date will equal the amounts collected or deposited in respect of the Contracts in the related Due Period and which remain in the Collection Account on such Distribution Date after taking into account distributions to be made on the Securities and payments and reimbursements to be made to the Servicer on such Distribution Date.
                             See "The Purchase Agreements and The Trust
                             Documents--Distributions" in the Prospectus. The "Required Cash Collateral Amount" with respect to any Distribution Date means ____% of the Pool Balance as of the first day of the related Due Period, but in no event less than $__________, subject to adjustment based on delinquencies and losses on the Contracts, provided that the Required Cash Collateral Amount shall never be greater than the outstanding balance of the Certificates and may be reduced from time to time if the Rating Agencies shall have given prior written notice to the Seller, the Servicer and the Issuer that such reduction will not result in a downgrade or withdrawal of the then current ratings of the Notes and the Certificates. See "Enhancement--Cash Collateral Account."

                             If, on any Distribution Date, the Available Cash Collateral Amount (after taking into account any deposits to and withdrawals from the Cash Collateral Account pursuant to the [Sale and Servicing Agreement] [Pooling and Servicing Agreement] on such Distribution Date) exceeds the Required Cash Collateral Amount for the next Distribution Date, such excess (the "Cash Collateral

                             Account Surplus") will, to the extent required to make payments of principal and interest on the Loan, be withdrawn from the Cash Collateral Account and paid to the Cash Collateral Depositor. [The balance, if any, of such excess will be withdrawn from the Cash Collateral Account and paid to the Affiliated Owner.] See "Enhancement--Cash Collateral Account."

Monthly Advances..........   With respect to each Contract as to which there has
                             been an Interest Shortfall during the related Due
                             Period (other than an Interest Shortfall arising from a Contract which has been prepaid in full or which has been subject to a Relief Act Reduction
                             (as defined herein) during the related Due Period), the Servicer shall advance funds in the amount of such Interest Shortfall (each, a "Monthly
                             Advance"), but only to the extent that the Servicer, in its good faith judgment, expects to recover such Monthly Advance from subsequent collections with respect to interest on such Contract made by or on behalf of the obligor thereunder (the "Obligor"), or from net liquidation proceeds or insurance proceeds with respect to such Contract. The Servicer shall be reimbursed for any Monthly Advance from subsequent collections with respect to such Contract. If the Servicer determines in its good faith judgment that an unreimbursed Monthly Advance shall not ultimately be recoverable from subsequent collections, the Servicer shall be reimbursed for such Monthly
                             Advance from collections on all Contracts. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment against an Obligor. The
                             Servicer will not make a Monthly Advance in respect of (i) the principal component of any scheduled payment, or (ii) an Interest Shortfall arising from a Contract which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Due Period. See "The Purchase
                             Agreements and The Trust Documents--Monthly
                             Advances" in the Prospectus.

                             "Interest Shortfall" means with respect to any Contract and any Distribution Date, the excess of
                             (A) the product of (i) the sum of (a) one-twelfth of the weighted average of the Pass-Through Rate and the Interest Rate and (b) on-twelfth of the Servicing Fee Rate (as defined herein) and (ii) the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the Trust, as of the Initial Cut-off Date or the Subsequent Cut-off Date, as the case may be), over (B) the amount of interest, if any, collected on such Contract in the related Due Period.

Non-Reimbursable Payments..  With respect to each Contract as to which there has been an Interest Shortfall in the related Due Period arising from either a prepayment in full of such Contract or a Relief Act Reduction in respect of such Contract during such Due Period, the [Sale and Servicing Agreement] [Pooling and Servicing Agreement] will require the Servicer to deposit into the Collection Account on the Business Day immediately preceding the following Distribution

                             Date, without the right of subsequent
                             reimbursement, an amount equal to such Interest Shortfall (a "Non-Reimbursable Payment").

Servicing Fees.............  The Servicer shall receive a monthly fee (the
                             "Servicing Fee"), payable on each Distribution Date, equal to the sum of (i) one-twelfth of the product of [0.75]% (the "Servicing Fee Rate") and the Pool Balance as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off Date) and (ii) any investment earnings on amounts on deposit in the Collection Account, [the Note Distribution Account] and the Certificate Distribution Account; provided, however, that the Servicing Fee Rate shall be [_____%] [a rate determined at the time of the appointment of a successor Servicer but not to exceed _____%] if CITSF or an affiliate thereof is not the Servicer. See "The Purchase Agreements and The Trust Documents--Servicing Compensation" in the Prospectus.

Optional Purchase
 of the Contracts..........  At its option, CITSF may purchase all the Contracts on any Distribution Date on which the Pool Balance as of the last day of the related Due Period is [10]% or less of the Initial Pool Balance, at a purchase price determined as described under "The Purchase Agreements and The Trust Documents-- Termination" in the Prospectus. The "Initial Pool Balance" equals the sum of (i) the Pool Balance as of the Initial Cut-off Date and (ii) the aggregate principal balance of all Subsequent Contracts added to the Trust as of their respective Subsequent Cut-off Dates.

Auction Sale...............  Within ten days after a Distribution Date on which the Pool Balance as of the last day of the related Due Period is [5]% or less of the Initial Pool Balance, the Indenture Trustee (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the [Owner] Trustee) shall solicit bids for the purchase of the Contracts remaining in the Trust. In the event that satisfactory bids are received as described in "The Purchase Agreements and The Trust Documents--Termination" in the Prospectus, the net sale proceeds will be distributed to Securityholders, in the same order of priority as collections received in respect of the Contracts, on the second Distribution Date succeeding such Due Period. If satisfactory bids are not received, such Trustee shall decline to sell the Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts. See "The Purchase Agreements and The Trust Documents--Termination" in the Prospectus.

Mandatory Sale               [If an Insolvency Event (as defined herein) with
                             respect to the Affiliated Owner (as defined herein) occurs, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) will promptly sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The net proceeds from any such sale, disposition or liquidation of the Contracts will be treated as collections on the Contracts and deposited in the Collection Account. Distributions will be made first, to the payment of the Servicer Payment, second, to the payment of interest and principal on the Notes and third, to the payment of interest and principal on the Certificates. If the net proceeds from the liquidation of the Contracts (after payment of the Servicer Payment and payment of the principal amount of and accrued interest on the Notes) and any amounts on deposit in the Certificate Distribution Account are not sufficient to pay the principal amount of and accrued interest on the Certificates in full, the amount of principal returned to the Certificateholders will be reduced and such Certificateholders will incur a loss, [except to the extent of payments to the Certificateholders from the Cash Collateral
                             Account, subject to the Available Cash Collateral
                             Amount]. See "The Purchase Agreements and The Trust
                             Documents--Insolvency Event" in the Prospectus.]

Ratings...................   It is a condition to the issuance of the Securities
                             that the Securities be rated _____ by __________ and _____ by _________ (each, a "Rating Agency").
                             [The ratings of the Notes will be based primarily on the value of the Initial Contracts, the Pre-
                             Funding Account and the terms of the Securities, including the subordination provided by the Certificates.] [The ratings of the Certificates will be based primarily on the Cash Collateral
                             Account.] The ratings of the Securities should be evaluated independently from similar ratings on other types of securities. The ratings do not address the possibility that Securityholders may suffer a lower than anticipated yield. The ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trustee as described above under "Auction
                             Sale" or "Optional Purchase of the Contracts."  See
                             "Ratings."

                             There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that the rating initially assigned to any of the Securities is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Securities. There can be no assurance whether any other rating agency will rate any of the Securities, or if one does, what rating would be assigned by any such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

Certain Federal Income
 Tax Considerations.......   [For Federal income tax purposes: (1) the Notes
                             will constitute indebtedness; and (2) the Certificates will constitute interests in a trust fund that will not be treated as an association taxable as a corporation. Each Noteholder, by acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for Federal income tax purposes.] Alternative characterizations of the Trust, the Notes and the Certificates are possible, but would not result in materially adverse tax consequences to Noteholders or

                             Certificateholders. See "Certain Federal Income Tax Consequences" in the Prospectus.

ERISA Considerations.......  [Subject to certain considerations discussed under
                             "ERISA Considerations" herein, the Notes will be eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").]

                             [Employee benefit plans subject to ERISA will not be eligible to purchase the Certificates.]

                             Fiduciaries of employee benefit plans subject to ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986 (the "Code") should carefully review with their legal advisors whether the purchase or holding of the Certificates offered hereby could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. Any benefit plan fiduciary considering the purchase of the Notes should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations."

Legal Investment..........   The appropriate characterization of the
                             Certificates [and the Notes] under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Certificates [and the Notes], may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates [and the Notes] will constitute legal investments for them.

                                  RISK FACTORS

          Prospective Securityholders should consider the following risk factors in connection with the purchase of the Securities:

          1. Limited Obligations. The Securities will not represent an interest in or an obligation of The CIT Group Holdings, Inc. ("CIT"), The CIT Group Securitization Corporation II (the "Company"), [the Affiliated Owner (as defined herein)] or any Servicer (including The CIT Group/Sales Financing, Inc. ("CITSF")) or any of their respective affiliates. [The Securities will not be insured or guaranteed by any government agency or instrumentality, CIT or any of its affiliates (including the Company, the Affiliated Owner, and CITSF), the Underwriters (as defined herein) or any of their affiliates, or any other Servicer or any of its affiliates.]

          2. Risk of Loss. An investment in the Securities may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and liquidation experience of pools of installment sale contracts secured by recreational vehicles. The credit criteria and underwriting guidelines under which CITSF originates recreational vehicle installment sale contracts were changed in 1994. The delinquency and loan loss experience for CITSF's portfolio will be affected adversely by this change in credit criteria. See "The CIT Group/Sales Financing, Inc., Servicer-- Delinquency and Loan Loss Experience" herein. Since the market value of recreational vehicles generally declines with age and since in certain states the Trustees may not have a first perfected security interest in the Financed Vehicles, the Servicer may not recover the entire amount owing under a Defaulted Contract (as defined herein). See "Certain Legal Aspects of the Contracts" in the Prospectus. In such a case, the Securityholders may suffer a corresponding loss. The market value of the Financed Vehicles could be or could become lower than the outstanding principal balances of the Contracts that they secure. Sufficiently high liquidation losses on the Contracts will have the effect of reducing, and could eliminate (a) the protection against loss afforded to the Noteholders by the subordination of the Certificates [and (b) the protection against loss afforded to the Certificateholders by the Available Cash Collateral Amount (as defined herein)]. [If the Certificate Balance is reduced to zero, the holders of the Notes will bear the risk of loss resulting from default by Obligors and will have to look primarily to the value of the related Financed Vehicles for recovery of the outstanding principal and unpaid interest on the Defaulted Contracts.] If the Available Cash Collateral Amount is reduced to zero, holders of the Certificates will bear the risk of loss resulting from default by Obligors (as defined herein) and will have to look primarily to the value of the related Financed Vehicles for recovery of the outstanding principal and unpaid interest on the Defaulted Contracts.

          3. Certain Matters Relating to Insolvency. CITSF and the Company intend that each transfer of Contracts from CITCF-NY to CITSF, from CITSF to the Company and from the Company to the Trust constitutes a sale, rather than a pledge of the Contracts to secure indebtedness. However, if CITCF-NY, CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C. (S)101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of CITCF-NY, CITSF or the Company, or CITCF-NY, CITSF or the Company as debtor-in-possession, may argue that the sale of the Contracts by CITCF-NY to CITSF, by CITSF to the Company, or by the Company to the Trust, respectively, was a pledge of the Contracts rather than a sale and that, accordingly, such Contracts should be part of such assigning entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Securityholders. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Insolvency" in the Prospectus.

          [The CIT GP Corporation II, a Delaware corporation and a wholly owned subsidiary of CIT (the "Affiliated Owner"), will purchase at least 1% of the principal balance of the Certificates.] The Affiliated Owner will have the same rights with regard to the Trust as all other Certificateholders based on its percentage ownership of the Certificate Balance. The [Trust Agreement] [Pooling and Servicing Agreement] will provide that if an Insolvency Event (as defined herein) with respect to the Affiliated Owner occurs, subject to certain conditions, the Trust will dissolve. Certain steps will be taken in structuring the transactions contemplated hereby that are intended to make it less likely that an Insolvency Event with respect to the Affiliated Owner will occur. These steps include the formation of the Affiliated Owner as a separate, limited-purpose corporation pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Affiliated Owner's business and a restriction on the Affiliated Owner's ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar applicable state laws ("Insolvency Laws") without the prior affirmative unanimous vote of its directors). However, an Insolvency Event with respect to the Affiliated Owner may occur nonetheless.

          If an Insolvency Event with respect to the Affiliated Owner occurs, the Indenture Trustee (or, if no Notes are outstanding, the [Owner] Trustee) will promptly sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The net proceeds from any such sale, disposition or liquidation of the Contracts will be treated as collections on the Contracts and deposited in the Collection Account. Distributions will be made first, to the payment of the Servicer Payment, second, to the payment of interest and principal on the Notes and third, to the payment of interest and principal on the Certificates. If the net proceeds from the liquidation of the Contracts (after payment of the Servicer Payment and payment of the principal amount of and accrued interest on the Notes) and any amounts on deposit in the Certificate Distribution Account are not sufficient to pay the principal amount of and accrued interest on the Certificates in full, the amount of principal returned to the Certificateholders will be reduced and such Certificateholders will incur a loss, [except to the extent of payments to the Certificateholders from the Cash Collateral Account, subject to the Available Cash Collateral Amount.] [If the net proceeds from the liquidation of the Contracts (after payment of the Servicer Payment) and any amounts on deposit in the Note Distribution Account are not sufficient to pay the principal amount of and accrued interest on the Notes in full, holders of the Notes also will incur a loss.] See "The Purchase Agreements and The Trust Documents--Insolvency Event" in the Prospectus.]

          [4. The Subsequent Contracts and the Pre-Funding Account.] The conveyance of Subsequent Contracts by CITSF during the Funding Period will be subject to the conditions described herein under "The Contract Pool." If CITSF does not originate contracts satisfying such criteria during the Funding Period, CITSF will have insufficient contracts to sell to the Trust on Subsequent Transfer Dates, thereby resulting in prepayments of principal to Noteholders and Certificateholders as described below.

          To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Contracts by the Trust by the end of the Funding Period, Noteholders and Certificateholders will receive a prepayment of principal in an amount equal to the Pre-Funded Percentage allocable to the Noteholders and the Certificateholders, respectively, of the Pre-Funded Amount remaining in the Pre-Funding Account at such time, which prepayment will be made on the first Distribution Date following the end of the Funding Period or, if the Funding Period ends on a Distribution Date, on such date. The "Pre-Funded Percentage" with respect to the Notes or the Certificates is the percentage derived from the fraction, the numerator of which is the initial principal balance of the Notes or the Original Certificate Balance, as the case may be, and the denominator of which is the sum of the initial principal balance of the Notes and the Original Certificate Balance. It is anticipated that the principal amount of Subsequent Contracts purchased by the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders and the Certificateholders at the end of the Funding Period.

          Each Subsequent Contract must satisfy the eligibility criteria specified herein and in the [Sale and Servicing Agreement] [Pooling and Servicing Agreement] at the time of its sale to the Trust. The Company (the seller of any Subsequent Contracts to the Trust) will certify that all such eligibility criteria have been satisfied and CITSF (the seller of any Subsequent Contracts to the Company) will certify that all conditions precedent to the sale of the Subsequent Contracts to the Trust have been satisfied. It is a condition to the sale of any Subsequent Contracts to the Trust that each Rating Agency, after receiving prior notice of the proposed transfer of Subsequent Contracts to the Trust, shall not have advised the Seller or the Trustees that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of either the Notes or the Certificates. Following the transfer of Subsequent Contracts to the Contract Pool the aggregate characteristics of the Contracts then held in the Contract Pool may vary from those of the Initial Contracts included therein.

          The ability of the Trust to invest in Subsequent Contracts is entirely dependent upon whether CITSF is able to originate recreational vehicle contracts that meet the requirements for transfer on a Subsequent Transfer Date under a Subsequent Purchase Agreement transferring Subsequent Contracts from CITSF to the Company and under the [Sale and Servicing Agreement] [Pooling and Servicing Agreement]. The ability of CITSF to originate such contracts may be affected by a variety of economic and social factors. Moreover, such factors may affect the ability of the Obligors thereunder to perform their obligations thereunder which may cause contracts originated by CITSF or its affiliates to fail to meet the requirements for transfer under the Subsequent Purchase Agreement or the [Sale and Servicing Agreement] [Pooling and Servicing Agreement]. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, CITSF is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect CITSF's ability to originate Subsequent Contracts.

          [5. Prepayment from the Pre-Funding Account.] If the Pre-Funded Amount has not been fully applied by the Trust to purchase Subsequent Contracts by the end of the Funding Period, then the Pre-Funded Amount will be payable as principal to Noteholders and Certificateholders in accordance with the Pre-Funded Percentage on the first Distribution Date following the end of the Funding Period, or, if the end of the Funding Period is on a Distribution Date, then on such date.

          In the event that amounts remain on deposit in the Pre-Funding Account at the end of the Funding Period and are applied to the payment of principal to the Noteholders and Certificateholders, such partial retirement of the Notes and Certificates may shorten the average life of the Securities and may cause the Noteholders and Certificateholders to experience a lower yield on the Securities. In addition, any reinvestment risk resulting from such partial retirement will be borne by the holders of such Securities.

          6.  Limited Assets.  [The Trust will covenant to sell the Contracts
(a) if directed to do so by the Indenture Trustee in accordance with the Indenture following an acceleration of the Notes upon an Event of Default, [and
(b) upon the occurrence of an Insolvency Event with respect to the Affiliated Owner]. However, there is no assurance that the market value of the Contracts will at any time be equal to or greater than the aggregate outstanding principal balance of the Notes and the interest accrued thereon. Therefore, upon an Event of Default with respect to the Notes or an Insolvency Event, there can be no assurance that sufficient funds will be available to repay Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Note Final Scheduled Distribution Date.]

          [Funds on deposit in the Cash Collateral Account which are available to pay principal and interest on the Certificates on any Distribution Date will not exceed the Available Cash Collateral Amount for such Distribution Date. In addition, amounts to be deposited in the Cash Collateral Account are limited and will be reduced as the Pool Balance is reduced. If funds in the Cash Collateral Account are exhausted, the Trust will depend solely on payments on or with respect to the Contracts, Monthly Advances and Non-Reimbursable Payments (as defined herein) to make distributions to the Certificateholders.]

          7. Geographic Concentration of Recreational Vehicles. A significant concentration of the Initial Contracts have Obligors with mailing addresses in the states of _______, _______, _______, _______ and _______. Based on the
Initial Cut-off Date Pool Principal Balance, _____%, _____%, _____%, _____% and _____% of the Initial Contracts have Obligors with mailing addresses in _______,
_______, _______, _______ and _______, respectively. Because of the relative lack of geographic diversity, losses on the related Contracts may be higher than would be the case if there were more diversification. The economies of such states may be adversely affected to a greater degree than that of other areas of the country by certain regional economic conditions. An economic downturn in _______, _______, _______, _______ or _______ may have an adverse effect on the ability of Obligors in such states to meet their payment obligations under the Contracts.

          8. Litigation. [In June, 1995, a suit, Harvey Travis et al. v. The CIT Group Sales Financing, Inc., et al., Civil Action No. CV-95-P-1544-S, was filed in the United States District Court for the Northern District of Alabama, against CITSF, its force-placed insurance carrier and another lender. Plaintiffs in this action allege primarily that force-placed insurance coverage on manufactured homes was placed by defendants in a manner which caused plaintiffs and other borrowers to be charged or assessed for excessive premiums and that there was inadequate disclosure regarding certain fees charged and commissions earned in connection therewith. In their complaint, plaintiffs ask that a class action be certified, with the class to be comprised of individuals against whom monetary charges alleged to be excessive have been assessed and/or collected by CITSF and/or the other defendants for the purchase of force-placed insurance in connection with consumer installment transactions with CITSF and/or the other defendants. It cannot at this time be determined whether there is any basis for a class action. The allegations of the complaint are very general and discovery has only recently commenced. However, based on what it knows at this time, the management of CITSF has no reason to believe that this case will have a material effect upon CITSF's financial condition or results of operations.]

          As of the Initial Cut-off Date, force-placed insurance has not been obtained on any of the Initial Contracts and as of the Subsequent Cut-off Date, force-placed insurance will not have been obtained on any of the Subsequent Contracts. Historically, CITSF has force-placed insurance on a relatively small percentage of its retail installment sales contracts relating to recreational vehicles. The Servicer, however, may force-place insurance on the Contracts once they are owned by the Trust as described under "The Purchase Agreements and the Trust Documents--Physical Damage Insurance" in the Prospectus, and there can be no assurance as to the number or principal balance of the Contracts that may become subject to force-placed insurance. In the event that the Servicer fails to comply with the provisions of the [Sale and Servicing Agreement] [Pooling and Servicing Agreement] relating to force-placed insurance with respect to any Contract and such failure materially and adversely affects the Trust's interest in such Contract, the Servicer will be required to purchase such Contract in accordance with the terms of the [Sale and Servicing Agreement] [Pooling and Servicing Agreement].

     9. Ratings of the Securities. It is a condition to the issuance of a series of Securities offered pursuant to this Prospectus Supplement that the Securities be rated ________________. The foregoing ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trustee. There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the Rating Agency if, in its judgment, circumstances so warrant.
In the event that the rating initially assigned to the Securities is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Securities. There can be no assurance that any other rating agency will rate the Notes or the Certificates, or if one does, what rating would be assigned by any such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

          10. Book Entry Registration. The Securities will be offered for purchase in book-entry form only and will be initially registered in the name of the nominee of The Depository Trust Company ("DTC" and, together with any successor depository selected by the Company, the "Depository"). No person acquiring an interest in the Notes through the facilities of DTC (a "Note Owner") will be entitled to receive a Note representing such person's interest in the Notes, except as set forth under "Certain Information Regarding the Securities--Definitive Securities" in the Prospectus, and such persons will hold their interests in the Notes through DTC in the United States or Cedel Bank, societe anonyme ("Cedel") or Euroclear in Europe. No person acquiring an interest in the Certificates through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Certificates, except as set forth under "Certain Information Regarding The Securities--Definitive Securities" in the Prospectus, and such persons will hold their interests in the Certificates through the DTC. Unless and until Definitive Securities are issued under the limited circumstances described herein and in the related Prospectus, all references to actions by Securityholders shall refer to actions taken by DTC upon instructions from its Participants (as defined herein), and all references herein to distributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities" in the Prospectus and Annex I hereto.

          11. Risk of Commingling. The Servicer will deposit all payments on or with respect to the Contracts and all proceeds of Contracts collected during each Due Period into the Collection Account not later than two Business Days after receipt. However, at any time that the requirements as specified under "The Purchase Agreements and the Trust Documents--Collections" in the Prospectus are met, the Servicer will not be required to deposit payments on or with respect to the Contracts and proceeds of Contracts in the Collection Account within two Business Days of the date of receipt. Instead, the Servicer, may make such deposits into the Collection Account monthly on the Business Day immediately preceding the next Distribution Date (the "Deposit Date"). Pending such a monthly deposit into the Collection Account, collections on the Contracts may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds or if the Servicer became insolvent, the holders of the Securities could incur a loss with respect to collections not deposited in the Collection Account.


                          STRUCTURE OF THE TRANSACTION

          The Issuer, CIT RV 199__-__ (the "Issuer" or the "Trust"), [is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement"), to be dated as of ______________ between the Seller and ___________, acting thereunder not in its individual capacity but solely as trustee of the Trust (the "Owner Trustee")] [is a trust formed pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Seller, the Servicer and _____________, as trustee (the "Trustee"). Prior to the sale and assignment of the Contracts pursuant to the [Sale and Servicing Agreement] [Pooling and Servicing Agreement], the Trust will have no assets or obligations. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing [the Notes and] the Certificates, (iii) making payments on [the Notes and] the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          Each Certificate will represent a fractional undivided interest in, and each Note, will represent an obligation of, the Trust.

          The Trust will initially be capitalized with equity equal to $________ (the "Original Certificate Balance"). Certificates with an [aggregate original principal balance of at least __________ will be sold to the Affiliated Owner and Certificates] representing the [remainder of] the Original Certificate Balance will be sold to third party investors that are expected to be unaffiliated with [the Affiliated Owner,] the Seller, the Servicer or their affiliates. The equity in the Trust, [together with the proceeds of the initial sale of the Notes,] will be used by the Trust to purchase the Initial Contracts from the Seller pursuant to the [Sale and Servicing Agreement] [Pooling and Servicing Agreement], [to fund the deposit of the Pre-Funded Amount and the deposit to the Capitalized Interest Amount.]

          The Servicer will service the Contracts held by the Trust and will receive fees for such services. CITSF will be appointed as custodian on behalf of the Trust, and will hold the original installment sales contract/or promissory note) as well as the originals or copies of documents and instruments relating to each Contract and evidencing the security interest in the Financed Vehicle securing each Contract (the "Contract Files").

          The Trust's principal offices are in ___________. See "--The [Owner] Trustee" below.

CAPITALIZATION OF THE TRUST

          The following table illustrates the capitalization of the Trust as of the Initial Cut-off Date, as if the issuance and sale of the Notes and the Certificates offered hereby had taken place on such date:

          [Class A ____% Asset-Backed Notes..........]  $______________________
          ____% Asset-Backed Certificates.............  $______________________
          Total.......................................  $
                                                         ======================

THE [OWNER] TRUSTEE

          [______________ is the Owner Trustee under the Trust Agreement.] [___________ is the Trustee under the Pooling and Servicing Agreement.] The principal offices of _____________ are located at ___________. The [Owner] Trustee will perform limited administrative functions under the [Trust] [Pooling and Servicing] Agreement, including making distributions from the Certificate Distribution Account. The [Owner] Trustee's liability in connection with the issuance and sale of the Certificates [and the Notes] is limited solely to the express obligations of the [Owner] Trustee as set forth in the [Trust Agreement and the Sale and Servicing Agreement] [Pooling and Servicing Agreement]. The [Owner] Trustee may appoint a co-trustee to act as co-trustee pursuant to a co-trustee agreement with the [Owner] Trustee.

          The [Owner] Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the [Owner] Trustee if the [Owner] Trustee ceases to be eligible to continue as [Owner] Trustee under the [Sale and Servicing Agreement][Pooling and Servicing Agreement] or if the [Owner] Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the [Owner] Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

          The [Sale and Servicing Agreement][Pooling and Servicing Agreement] will provide that the Servicer will pay the [Owner] Trustees' fees. The Trust Documents will further provide that the [Owner] Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the [Owner] Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the [Sale and Servicing Agreement][Pooling and Servicing Agreement]).



                               THE TRUST PROPERTY

          [The Notes are an obligation of the Trust and will be secured by the assets of the Trust (other than the Certificate Distribution Account [and the Cash Collateral Account)].] Each Certificate represents a fractional undivided interest in the Trust. The Trust property will include, among other things, (i) a pool (the "Contract Pool") of [simple interest] retail installment sale contracts secured by new and used recreational vehicles between Dealers and Obligors, consisting of the Initial Contracts [and the Subsequent Contracts];
(ii) all monies received under the Initial Contracts on or after the Initial Cut-off Date [and the Subsequent Contracts on or after the related Subsequent Cut-off Date]; (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the [Sale and Servicing Agreement] [Pooling and Servicing Agreement] (including all investments in such accounts and all income from the funds therein and all proceeds thereof, [other than investment earnings on the Cash Collateral Account]) as described herein; [(iv) all monies on deposit in the Pre-Funding Account, the Cash Collateral Account and the Capitalized Interest Account (as defined herein) (including all investments in such accounts and all income from the funds therein and all proceeds thereof, other than investment earnings on the Cash Collateral Account);] (v) assignments of the security interests in the Financed Vehicles and any accessions thereto; (vi) the right to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Vehicles or Obligors, as the case may be; (vii) the rights of the Trust under the [Sale and Servicing Agreement] [Pooling and Servicing Agreement]; and (viii) any and all proceeds of the foregoing.

                               THE CONTRACT POOL

GENERAL

          The Contract Pool will initially consist of _______ conventional [fixed-rate] [simple interest] installment sale contracts secured by recreational vehicles (collectively, the "Initial Contracts") having an aggregate unpaid principal balance as of the Initial Cut-off Date of $________ (the "Initial Cut-off Date Pool Principal Balance-"). For the purposes of the discussion of the characteristics of the Initial Contracts on the Initial Cut-off Date contained herein, the principal balance of each Initial Contract is the unpaid principal balance as of the Initial Cut-off Date.

          [In addition to the Initial Contracts sold by the Company to the Trust on the Closing Date the Trust is expected to purchase from the Company additional conventional [fixed-rate] [simple interest] installment sale contracts secured by recreational vehicles from time to time during the Funding Period (collectively, the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts"). The Subsequent Contracts to be purchased by the Trust, if available, will be purchased by CITSF from CITCF-NY or Dealers and sold by CITSF to the Company and by the Company to the Trust. Accordingly, the statistical characteristics of the Contract Pool will vary as of any Subsequent Cut-off Date upon the acquisition of such Subsequent Contracts.]

          CITSF will sell the Initial Contracts to the Company pursuant to a Purchase Agreement to be dated as of __________ (the "Purchase Agreement") and the Company will sell the Initial Contracts to the Trust pursuant to the [Pooling and Servicing Agreement] [Sale and Servicing Agreement] to be dated as of ___________ (the "Sale and Servicing Agreement"), among the Seller, the Servicer, and the Trust]. [CITSF will sell any Subsequent Contracts to the Company pursuant to a purchase agreement (the "Subsequent Purchase Agreement") and the Company will sell any Subsequent Contracts to the Trust pursuant to a transfer agreement (the "Subsequent Transfer Agreement").]

          [The obligation of the Trust to purchase the Subsequent Contracts is subject to the following requirements: (i) such Subsequent Contracts must satisfy the representations and warranties specified in the [Sale and Servicing Agreement] [Pooling and Servicing Agreement]; (ii) such Subsequent Contracts will not be selected by either CITSF or the Seller in a manner that it believes is adverse to the interests of the Securityholders; (iii) the weighted average Contract Rate (as defined herein) of the Contracts (including the related Subsequent Contracts) is not less than ____%; (iv) the weighted average remaining term of the Contracts (including the Subsequent Contracts) as of the related Subsequent Transfer Date is not greater than ____ months; (v) the Seller and the Trustees shall not have been advised by any Rating Agency that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of [either the Notes or] the Certificates; (vi) the [Owner] Trustee shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the Subsequent Transfer Agreement relating to such conveyance of Subsequent Contracts; (vii) each Subsequent Contract will be originated in the United States of America; (viii) each Subsequent Contract will have a Contract Rate equal to or greater than ____%; (ix) each Subsequent Contract will provide for level monthly payments which include interest at the related Contract Rate and, if paid in accordance with its schedule, fully amortizes the amount financed over an original term of no greater than ___ months; (x) as of the related Subsequent Cut-off Date, the most recent scheduled payment of principal and interest on each Subsequent Contract will have been made by or on behalf of the related Obligor or will not have been delinquent more than ___ days; (xi) no Subsequent Financed Vehicle will have been repossessed without reinstatement as of the related Subsequent Cut-off Date; (xii) as of the related Subsequent Cut-off Date, no Obligor on any Subsequent Contract will be the subject of a bankruptcy proceeding; (xiii) as of the related Subsequent Cut-off Date, each Subsequent Contract will have a remaining principal balance of not less than $_____ and not more than $_________; (xiv) the payment date on the Subsequent Contract with the latest scheduled payment date will not be later than ________;
(xv) no more than ___% of the Contracts, based on the Subsequent Cut-off Date Pool Principal Balance (including the related Subsequent Contracts) are Contracts secured by used Financed Vehicles; and (xvi) such other requirements as the Rating Agencies shall request. The Subsequent Financed Vehicles will consist of motor homes, travel trailers and other types of recreational vehicles. Each of the Subsequent Contracts will have been originated by CITSF using the underwriting standards described under "The CIT Group/Sales Financing, Inc., Servicer--CITSF's Underwriting Guidelines" in the Prospectus.]

          [Because the Subsequent Contracts may be originated after the Initial Contracts, following the conveyance of the Subsequent Contracts to the Trust, the characteristics of the Contracts (including the Subsequent Contracts) may vary from those of the Initial Contracts.]

          The Initial Contracts were purchased by CITSF or CITCF-NY from Dealers in the ordinary course of business. The Initial Contracts were selected from CITSF's portfolio of recreational vehicle installment sale contracts based on several criteria, including the following: (i) each Initial Contract was originated in the United States of America; (ii) each Initial Contract has a Contract Rate equal to or greater than ____%; (iii) each Initial Contract provides for level monthly payments which include interest at the related Contract Rate and, if paid in accordance with its schedule, fully amortizes the amount financed over an original term of no greater than ___ months; (iv) as of the Initial Cut-off Date the most recent scheduled payment of principal and interest on each Initial Contract was made by or on behalf of the related Obligor or was not delinquent more than ___ days; (v) no Initial Financed Vehicle has been repossessed without reinstatement as of the related Initial Cut-off Date; (vi) as of the Initial Cut-off Date no Obligor on any Initial Contract was the subject of a bankruptcy proceeding; and (vii) as of the Initial Cut-off Date each Initial Contract has a remaining principal balance of not less than $_____ and not more than $_________. The Initial Financed Vehicles consist of motor homes, travel trailers and other types of recreational vehicles.

          [All of the Initial Contracts are, and all of the Subsequent Contracts will be, Simple Interest Contracts.] A "Simple Interest Contract" is a Contract as to which interest accrues under the simple interest method (i.e., the interest portion of each monthly payment equals the interest on the outstanding principal balance of the related Contract for the number of days since the most recent payment made on such Contract and the balance, if any, of such monthly payment is applied to principal).

          The Initial Contracts were first entered onto CITSF'S or CITCF-NY's servicing system (which, typically, represents the date on which CITSF or CITCF-NY funds the purchase of such Contracts from Dealers) between __________ and ___________. All Initial Contracts are installment sale contracts secured by recreational vehicles originated by a Dealer in the ordinary course of its business and purchased by CITCF-NY or CITSF in the ordinary course of its business.

          Approximately _____%, _____% and _____% of the Initial Cut-off Date Pool Principal Balance represented Contracts secured by motor homes, travel trailers and other types of recreational vehicles, respectively. Approximately _____% of the Initial Contracts, by Initial Cut-off Date Pool Principal Balance, represented financing of recreational vehicles which were new and approximately _____% represented financing of recreational vehicles which were used at the time the related Initial Contract was originated. As of the Initial Cut-off Date, the average outstanding principal balance of the Initial Contracts secured by motor homes, travel trailers and other types of recreational vehicles was $_____, $_____ and $_____, respectively.

          The Obligors under the Initial Contracts have mailing addresses in _____ states. As of the Initial Cut-off Date, approximately _____% of the Initial Contracts, based upon Initial Cut-off Date Pool Principal Balance, had Obligors with mailing addresses in the State of _____, approximately _____% had Obligors with mailing addresses in the State of _____, approximately _____% had Obligors with mailing addresses in the State of _____ and approximately _____% had Obligors with mailing addresses in the State of _____. Each other state accounts for less than _____% of the Initial Contracts based upon Initial Cut-off Date Pool Principal Balance.

          All Initial Contracts have an interest rate specified in such Contract (the "Contract Rate") of at least _____%. As of the Initial Cut-off Date, the Initial Contracts have remaining maturities of at least _____ months but not more than _____ months, original maturities of at least _____ months but not more than _____ months, and a weighted average remaining term to stated maturity of _____ months. The weighted average original term to maturity of the Initial Contracts was _____ months. As of the Initial Cut-off Date, the weighted average Contract Rate of the Initial Contracts was _____%. The final scheduled payment dates on the Initial Contracts range from _____ to _____. The average remaining principal balance per contract, as of the Initial Cut-off Date, was $_____ and the outstanding principal balances of the Initial Contracts, as of the Initial Cut-off Date, ranged from $_____ to $_____.

          Set forth below is a description of certain characteristics of the Initial Contracts.

               GEOGRAPHICAL DISTRIBUTION OF INITIAL CONTRACTS (1)

                                                                                                                  % of Contract
                                                                    % of Contract                                   Pool by
                                                Number  of          Pool by Number      Aggregate Principal    Principal Balance
                                                 Initial              of Initial        Balance Outstanding       Outstanding
                                             Contracts As of       Contracts As of             As of                 As of
State                                      Initial Cut-off Date  Initial Cut-off Date   Initial Cut-off Date  Initial Cut-off Date
-----                                      --------------------  --------------------   --------------------  --------------------
Alabama..................................                                %                            $               %
Arizona..................................                                %                                            %
Arkansas.................................                                %                                            %
California...............................                                %                                            %
Colorado.................................                                %                                            %
Connecticut..............................                                %                                            %
Delaware.................................                                %                                            %
Florida..................................                                %                                            %
Georgia..................................                                %                                            %
Idaho....................................                                %                                            %
Illinois.................................                                %                                            %
Indiana..................................                                %                                            %
Iowa.....................................                                %                                            %
Kansas...................................                                %                                            %
Kentucky.................................                                %                                            %
Louisiana................................                                %                                            %
Maine....................................                                %                                            %
Maryland.................................                                %                                            %
Massachusetts............................                                %                                            %
Michigan.................................                                %                                            %
Minnesota................................                                %                                            %
Mississippi..............................                                %                                            %
Missouri.................................                                %                                            %
Montana..................................                                %                                            %
Nebraska.................................                                %                                            %
Nevada...................................                                %                                            %
New Hampshire............................                                %                                            %
New Jersey...............................                                %                                            %
New Mexico...............................                                %                                            %
New York.................................                                %                                            %
North Carolina...........................                                %                                            %
Ohio.....................................                                %                                            %
Oklahoma.................................                                %                                            %
Oregon...................................                                %                                            %
Pennsylvania.............................                                %                                            %
South Carolina...........................                                %                                            %
South Dakota.............................                                %                                            %
Tennessee................................                                %                                            %
Texas....................................                                %                                            %
Utah.....................................                                %                                            %
Virginia.................................                                %                                            %
Washington...............................                                %                                            %
Wisconsin................................                                %                                            %
Wyoming..................................                                %                                            %
                                                                         -                                            -
Total....................................                              100%                                         100%
                                                                       ====                                         ====

(1) In most cases, based on the mailing addresses of the Obligors as of the Initial Cut-off Date.

                            RANGE OF CONTRACT RATES

                                                                                           % of Contract Pool
                                             % of Contract Pool     Aggregate Principal       By Principal
                         Number of              by Number of        Balance Outstanding    Balance Outstanding
 Range of Initial     Contracts As of     Initial Contracts As of          As of                  As of
  Contract Rates    Initial Cut-off Date    Initial Cut-off Date    Initial Cut-off Date  Initial Cut off Date
------------------  --------------------  ------------------------  --------------------  ---------------------

    Total.........                               100.00%                            $             100.00%
                                                 =======                            =             =======

                         RANGE OF REMAINING MATURITIES

                                                                                             % of Contract Pool
                                               % of Contract Pool     Aggregate Principal       By Principal
                           Number of              by Number of        Balance Outstanding    Balance Outstanding
 Range of Remaining     Contracts As of     Initial Contracts As of          As of                  As of
 Maturity in Months   Initial Cut-off Date    Initial Cut-off Date    Initial Cut-off Date  Initial Cut-off Date
--------------------  --------------------  ------------------------  --------------------  ---------------------

    Total.........                               100.00%                            $             100.00%
                                                 =======                            =             =======


[PRE-FUNDING ACCOUNT; CAPITALIZED INTEREST ACCOUNT]

          The Pre-Funding Account will be maintained with an Eligible Institution (as defined herein), initially the [Indenture Trustee], and the funds on deposit therein will be invested solely in Permitted Investments (as defined herein), that mature not later than one Business Day prior to the next succeeding Distribution Date, until they are applied by the [Owner] Trustee during the Funding Period, to pay to the Company the purchase price for Subsequent Contracts. See "The Purchase Agreements and the Trust Documents-- Accounts" in the Prospectus. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Contracts.

          On the Closing Date, the Pre-Funding Account will be created with an initial deposit, from the proceeds of the Securities, of $_____ (the "Pre-Funded Amount-"). The "Funding Period" will be the period from the Closing Date until the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, [(ii) the date on which an Event of Default occurs under the Indenture,] (iii) the date on which an Event of Termination occurs under the [Sale and Servicing Agreement] [Pooling and Servicing Agreement], (iv) the insolvency of the Company, CITSF, CITCF-NY or CIT or (v) the close of business on _____. During the Funding Period, on one or more Subsequent Transfer Dates, the Pre-Funded Amount will be applied to purchase Subsequent Contracts from the Company. The Company expects that the Pre-Funded Amount will be reduced to less than $100,000 by _____, although no assurance can be given that this will in fact occur. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding Period will be payable as principal to Noteholders and Certificateholders in accordance with the Pre-Funded Percentage on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.

          "Permitted Investments" will include the following obligations and securities: (i) obligations of the United States or any agency thereof, backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any State, and certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and subject to supervision and examination by federal or state banking authorities; in each case rated in the highest rating of each Rating Agency for such obligations, or such lower rating as will not result in the qualification, downgrading or withdrawal of the rating then assigned to either the Notes or the Certificates by such Rating Agency; and (iii) demand or time deposits or certificates of deposit issued by any bank, trust company, savings bank or other savings institution, which deposits are fully insured by the FDIC.

          The [Sale and Servicing Agreement] [Pooling and Servicing Agreement] will provide that the [Owner] Trustee cannot release any funds from the Pre-Funding Account to purchase Subsequent Contract unless the following conditions, among others specified in the [Sale and Servicing Agreement] [Pooling and Servicing Agreement], have been satisfied: (i) the Company has certified that each such Subsequent Contract satisfies the eligibility criteria described under "--General"; (ii) the Servicer has delivered to the Trustees executed UCC financing statements evidencing the sale of the Subsequent Contracts; (iii) the Servicer certifies to the Trustees that it has reviewed each Subsequent Contract and Contract File relating thereto, and confirmed that they each conform to the related List of Subsequent Contracts; (iv) the Servicer has delivered Opinions of Counsel regarding the Trustees' security interest in the Subsequent Contracts; (v) the Servicer has certified that all of the conditions precedent to the transfer of the Subsequent Contracts have been satisfied; (vi) the [Owner] Trustee (and/or the Indenture Trustee) has inspected each of the certificates, schedules, UCC financing statements, Officers' Certificates and legal opinions, as described above, and determined that each item required to be delivered pursuant to the [Sale and Servicing Agreement] [Pooling and Servicing Agreement] has been so delivered; and (vii) the Rating Agencies, after receiving prior notice of the transfer of any Subsequent Contracts to the Trust, have not advised either the Seller or the Trustees that the conveyance of the Subsequent Contracts would result in a qualification, modification or withdrawal of its then current rating of either the Notes or the Certificates.

          [On the Closing Date, approximately $______ of the proceeds from the sale of the Securities will be deposited into an account (the "Capitalized Interest Account") in the name of the [Owner] Trustee on behalf of the Securityholders. Amounts deposited in the Capitalized Interest Account will be used on the ______, ______ and ______ Distribution Dates, if applicable, to fund the excess, if any, of (i) the product of (x) one-twelfth of the weighted average of the Interest Rate and the Pass-Through Rate as of the first day of the related Interest Accrual Period and (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period) over (ii) the amount of any investment earnings on funds in the Pre-Funding Account that are available to pay interest on the Securities on each such Distribution Date. Any amounts remaining in the Capitalized Interest Account on any Distribution Date during the Funding Period (after giving effect to any withdrawals therefrom on such Distribution Date) in excess of the Required Capitalized Interest Amount on such Distribution Date shall be [released to the Affiliated Owner] [deposited in the Collection Account] on such Distribution Date. The "Required Capitalized Interest Amount" for any Distribution Date during the Funding Period is an amount equal to the product of
(x) the weighted average of the Interest Rate and the Pass-Through Rate as of the first day of the related Interest Accrual Period minus ___%, (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of such Distribution Date, after giving effect to any purchases of Subsequent Contracts on such Distribution Date) and (z) a fraction, the numerator of which is equal to the maximum number of Distribution Dates remaining in the Funding Period and the denominator of which is 12. Any amounts remaining in the Capitalized Interest Account on the last day of the Funding Period and not used for such purposes will be deposited in the Collection Account and will be available for distributions, as described herein, on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

          [All of the Contracts are prepayable at any time without any penalty.] If prepayments are received on the Contracts, the actual weighted average life of the Contracts will be shorter than the scheduled weighted average life, which is based on the assumption that payments will be made as scheduled and that no prepayments will be made. For this purpose the term "prepayments" includes, among other items, voluntary prepayments by Obligors, regular installment payments made in advance of their scheduled due dates, liquidations due to default, proceeds from physical damage, credit life and credit disability insurance policies, if any, and purchases by CITSF or the Servicer of certain Contracts as described herein. Weighted average life means the average amount of time during which each dollar of principal on a Contract is outstanding. The rate of prepayments on the Contracts may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of CITSF. Any reinvestment risk resulting from the rate of prepayment of the Contracts and the distribution of such prepayments to Securityholders will be borne entirely by the Securityholders. In addition, early retirement of the Securities may be effected by (i) the exercise of the option of CITSF to purchase all of the Contracts remaining in the Trust when the aggregate principal balance of the Contracts (the "Pool Balance") is 10% or less of the Initial Pool Balance (as defined herein), (ii) the sale by the applicable Trustee of all of the Contracts remaining in the

Trust when the Pool Balance is 5% or less of the Initial Pool Balance [or (iii) the occurrence of an Insolvency Event with respect to the Affiliated Owner.] See "The Purchase Agreements and The Trust Documents--Termination" in the Prospectus. [Moreover, partial retirement of the Notes and Certificates will occur to the extent there is remaining any Pre-Funded Amount on deposit in the Pre-Funding Account at the end of the Funding Period.]

          The rate of principal payments (including prepayments) on pools of recreational vehicle installment sale contracts may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates were to fall significantly below the Contract Rates on the Contracts, the Contracts could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Contract Rates on the Contracts. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Contracts would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Contracts in stable or changing interest rate environments.

          CITSF is not aware of any publicly available industry statistics that set forth principal prepayment experience for recreational vehicle installment sale contracts similar to the Contracts over an extended period of time, and its experience with respect to recreational vehicle receivables included in its portfolio is insufficient to draw any specific conclusions with respect to the expected prepayment rates on the Contracts.

CERTAIN PAYMENT DATA

          Certain statistical information relating to the payment behavior of recreational vehicle installment sale contracts originated by CITSF is set forth below. In evaluating the information contained in this table and its relationship to the expected prepayment behavior of the Contracts, prospective Securityholders should consider that the information set forth below reflects, with respect to contracts originated in a given year, all principal payments made in respect of such contracts in a given year, including regularly scheduled payments, liquidation or insurance proceeds applied to principal of such contracts, as well as principal prepayments made by or on behalf of the obligors on the contracts in advance of the date on which such principal payment was scheduled to be made. The information set forth below also reflects charge-offs of the contracts during a given year. In addition, the Company has not performed any statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of recreational vehicle installment sale contracts for purposes of determining expected payment behavior. Payment rates on the contracts are influenced by a number of economic, social and other factors. Certain of the contracts included in the table below were originated with underwriting criteria that may differ from the Contracts. Furthermore, no assurance can be given that the prepayment experience of the Contracts will exhibit payment behavior similar to the behavior summarized in the following table. In addition to the foregoing, prospective Securityholders should consider that the table set forth below is limited to the period covered therein and thus cannot reflect the effects, if any, of aging on the payment behavior of recreational vehicle contracts beyond such periods. As a result, investors should not draw any conclusions regarding the prepayment rate of the Contracts from the information presented in the table below. Each investor must make its own assumptions regarding the prepayment rate of the Contracts.

          The following table sets forth, with respect to all of the recreational vehicles contracts originated by CITSF (excluding contracts purchased in bulk) in each year since 1993, the aggregate initial principal balance of the contracts originated in such year, the approximate aggregate principal balance outstanding on the contracts originated in such year as of the last day of such year and the approximate aggregate principal balance outstanding on the contracts originated in such year as of the end of the subsequent year.

           INFORMATION REGARDING PRINCIPAL REDUCTION ON RECREATIONAL
                     Vehicle Contracts Originated by CITSF
                             (Dollars in Thousands)

                                                    Year of Origination
                         --------------------------------------------------------------------------
                             1993          1994          1995(3)          1996 (3)          1997(3)
                             ----          -----         ----             ----              ----

Approximate Volume (1).....  $             $             $                $
Approximate Aggregate
   Principal Balance (2):
     December 31, 1993.....  $
     December 31, 1994.....  $             $
     December 31, 1995.....  $             $             $
     December 31, 1996.....  $             $             $                $
     ___________, 1997.....  $             $             $                $                 $

-----------------
(1) Volume represents aggregate initial principal balance of each contract originated in a particular year.
(2) Approximate aggregate principal balance as of any date represents the approximate aggregate principal balance outstanding at the end of the indicated year or six month period on each contract originated in a particular year.
(3) Includes contracts sold by CITSF in previous securitizations which CITSF is servicing.

PAID-AHEAD CONTRACTS

          If an Obligor, in addition to making his regularly scheduled payment, makes one or more additional scheduled payments in any Due Period (for example, because the Obligor intends to be on vacation the following month), the additional scheduled payments made in such Due Period will be treated as a principal prepayment and applied to reduce the principal balance of the related Contract in such Due Period and, unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled payment in respect of such Contract (a "Paid-Ahead Contract-") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period-"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the Contract, as reduced by the application of the additional scheduled payments made in the Due Period in which such Contract became a Paid-Ahead Contract. The Obligor's Contract would not be considered delinquent during the Paid-Ahead Period. An Interest Shortfall with respect to such Contract will exist during each Due Period occurring during the Paid-Ahead Period and the Servicer may be required to make a Monthly Advance in respect of such Interest Shortfall, as described under "The Purchase Agreements and The Trust Documents-- Monthly Advances"; however, no Monthly Advances will be made in respect of principal in respect of a Paid-Ahead Contract. See "Yield and Prepayment Considerations."

          When the Obligor resumes his required payments following the Paid-Ahead Period, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, the Obligor's Contract would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Contract. Depending on the principal balance and Contract Rate of the related Contract, and on the number of payments that were paid-ahead, there may be extended periods of time during which Contracts that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the Securityholders with respect to such Contracts.

          Paid-Ahead Contracts will affect the weighted average life of the Securities. The distribution of the paid-ahead amount on the Distribution Date following the Due Period in which such amount was received will generally shorten the weighted average life of the Securities. However, depending on the length of time during which a Paid-Ahead Contract is not amortizing as described above, the weighted average life of the Securities may be extended. In addition, to the extent the Servicer makes Monthly Advances with respect to a Paid-Ahead Contract which subsequently goes into default, because liquidation proceeds with respect to such Contract will be applied first to reimburse the Servicer for such Monthly Advances, the loss with respect to such Contract may be larger than would have been the case had such Monthly Advances not been made.

          As of the Initial Cut-Off Date, approximately ____% of the number of Contracts in the Contract Pool were Paid-Ahead Contracts, with at least one scheduled monthly payment having been paid-ahead. CITSF's portfolio of recreational vehicle installment sale contracts has historically included contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Contracts which may become Paid-Ahead Contracts or the number or the principal amount of the scheduled payments which may be paid-ahead.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

          Prepayments on recreational vehicle contracts can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the Contracts are the same size and amortize at the same rate and that each Contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 Contracts, a 1.0% ABS rate means that 100 Contracts prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts including the Contracts.

          As the rate of payments of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Contracts, final payment of the Notes could occur significantly earlier than the Note Final Scheduled Distribution Date. The final distribution in respect of the Certificates also could occur prior to the Certificate Final Scheduled Distribution Date. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

          The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" and "Percent of Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") have been prepared on the basis of the characteristics of the Contracts. The ABS Table assumes that (i) the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Contracts is made on the last day of each month and each month has 30 days,
(iii) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the Closing Date occurs on ______, (v) CITSF exercises its option to purchase the Contracts as specified under "The Purchase Agreements and The Trust Documents--Termination" in the Prospectus and (vi) all of the Subsequent Contracts are purchased by the Trust on or prior to the second Distribution Date. The ABS Table indicates the projected weighted average life of the Notes and the Certificates and sets forth the percent of the initial principal amount of the Notes and the percent of the original Certificate Balance that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

          The ABS Table also assumes that the Contracts have been aggregated into three hypothetical pools with all of the Contracts within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the appropriate Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                        WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                          WEIGHTED       ORIGINAL TERM     REMAINING TERM    WEIGHTED AVERAGE
                       AGGREGATE           AVERAGE        TO MATURITY        TO MATURITY         SEASONING
                     PRINCIPAL BALANCE   CONTRACT RATE      (MONTHS)           (MONTHS)           (MONTHS)
                     -----------------   -------------  -----------------  ----------------- -----------------

Pool 1.............  $                       %
Pool 2.............  $                       %
Pool 3.............  $                       %

          The actual characteristics and performance of the Contracts will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant level of ABS until maturity or that all of the Contracts will prepay at the same level of ABS. Moreover, the diverse terms of Contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between such assumptions and actual characteristics and performance of the Contracts or actual prepayment experience, will affect the percentages of initial balances outstanding over time and weighted average lives of the Notes and the Certificates.

    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES (1)

DISTRIBUTION DATE                       0.0%     0.5%     1.0%     1.2%  1.4%
-----------------                       ----     ----     ----     ----  ----
Initial Percent.......................  100%     100%     100%     100%     100%

Weighted Average Life (years)(2)......

_____________
(1) Assumes the exercise by CITSF of its option to purchase all of the Contracts on the Distribution Date on which the Pool Balance as of the last day of the related Due Period is [10]% or less of the Initial Pool Balance.
(2) The weighted average life of a Class A Note is determined by (i) multiplying the amount of each principal payment of the Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.

THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE CONTRACTS WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES(1)

DISTRIBUTION DATE                       0.0%     0.5%     1.0%     1.2%  1.4%
-----------------                       ----     ----     ----     ----  ----

Initial Percent......................   100%     100%     100%     100%  100%

Weighted Average Life (years)(2).....

________________
(1) Assumes the exercise by CITSF of its option to purchase all of the Contracts on the Distribution Date on which the Pool Balance as of the last day of the related Due Period is [10]% or less of the Initial Pool Balance.
(2) The weighted average life of a Certificate is determined by (i) multiplying in the amount of each principal payment on the Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal balance of the Certificate.

THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE CONTRACTS WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                      YIELD AND PREPAYMENT CONSIDERATIONS

          [Thirty days of interest on the Contracts will be paid to the Noteholders on each Distribution Date to the extent of the remaining Available Amount, in an amount equal to one-twelfth of the product of the Interest Rate and the outstanding principal balance of the Notes as of the preceding Distribution Date (after giving effect to any distributions of principal to be made on such Distribution Date) or, in the case of the first Distribution Date, the outstanding principal balance of the Notes as of the Initial Cut-off Date. See "The Notes--Distributions of Principal."] Thirty days of interest on the Contracts will be passed through to Certificateholders on each Distribution Date to the extent of the remaining Available Amount [and the Available Cash Collateral Amount,] in an amount equal to one-twelfth of the product of the Pass-Through Rate and the Certificate Balance as of the preceding Distribution Date (after giving effect to distributions of principal on the Certificates and other reductions in the Certificate Balance to be made on such Distribution
Date) or, in the case of the first Distribution Date, the Original Certificate Balance. The "Certificate Balance" means the Original Certificate Balance reduced by (i) all distributions allocable to principal actually made to Certificateholders, including payments of any Principal Liquidation Loss Amount and payments of any Principal Distribution Amount made to the Certificateholders which are allocable to principal, (ii) the aggregate amount of all Principal Liquidation Loss Amounts distributable to Certificateholders to the extent such amounts have not been so previously distributed and (iii) on or after the Cross-Over Date, the aggregate amount of all Principal Distribution Amounts distributable to Certificateholders to the extent such amounts have not been so previously distributed. See "The Certificates--Distributions of Principal." Interest Shortfalls, to the extent not covered by Monthly Advances, Non-Reimbursable Payments and amounts on deposit in the Collection Account will adversely affect the yield on the Securities.

          The Certificate Balance will be reduced to the extent that prior to the Cross-Over Date distributions are not made in respect of the Principal Loss Liquidation Amount and on or after the Cross-Over Date distributions are not made in respect of the Principal Distribution Amount. As a result of such reductions, less interest will accrue on the Certificates than would otherwise be the case.

          Generally, the excess of the amount of interest at the Contract Rate over the amount of interest payable under such Contract and allocable to pay such Contract's share of interest on the Securities and the Servicing Fee would be available to cover losses on Defaulted Contracts. Because Monthly Advances and Non-Reimbursable Payments are calculated at rates that are less than the Contract Rate, in the event of such a payment, there will be less interest available to cover losses on Defaulted Contracts. A similar result occurs when CITSF purchases a Contract at the Purchase Price (as defined herein).

                                  POOL FACTORS

          The "Certificate Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the remaining Certificate Balance as of the Distribution Date, as a fraction of the Original Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Certificates. A Certificateholder's portion of the aggregate outstanding Certificate Balance is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Certificate Pool Factor.

          The "Note Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal balance of the Notes as of the Distribution Date, as a fraction of the initial outstanding principal balance of the Notes. The Note Pool Factor will be
1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Notes. A Noteholder's portion of the aggregate outstanding principal balance of the Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Note Pool Factor.

          On each Distribution Date or Payment Date, as the case may be, the related Certificateholders [and Noteholders] will receive monthly reports concerning the payments received on the Contracts, the Pool Balance, [the Note Pool Factor] and various other items of information. Pursuant to the [Trust Agreement] [Pooling and Servicing Agreement], the Certificateholders will receive monthly reports concerning the payments received on the Contracts, the Pool Balance, Certificate Pool Factor and various other items of information. Securityholders of record (which in most cases will be Cede & Co.) during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. Certificate Owners [and Note Owners] may receive such reports, upon written request, together with a certification that they are Certificate Owners [or Note Owners, as the case may be,] and payment of any expenses associated with the distribution of such reports, from the Trustee
[and the Indenture Trustee] at the   following addresses ______.  See "Certain
Information Regarding the Securities--Statements to Securityholders" in the Prospectus.

                                USE OF PROCEEDS

          The Company will sell the Initial Contracts to the Trust concurrently with the sale of the Securities and the net proceeds from the sale of the Securities will be applied by the Trust to the purchase of the Initial Contracts, to the payment of certain expenses connected with pooling the Contracts and issuing the Securities, [to the deposit of the Pre-Funded Amount in the Pre-Funding Account,] [and to the deposit of the initial amount into the Capitalized Interest Account.] Such net proceeds less the payment of such expenses, [the Pre-Funded Amount and the initial deposit into the Capitalized Interest Account] represent the purchase price paid by the Trust to the Company for the sale of the Initial Contracts to the Trust. Such amount will be determined as a result of the pricing of the Securities, through the offering described in this Prospectus Supplement. The net proceeds to be received from the sale of the Initial Contracts will be paid to CITSF as the purchase price for the Contracts and will be added to CITSF's general funds and will be available for general corporate purposes, including the purchase of new recreational vehicle installment sales contracts and the payment of the purchase price to CITCF-NY for those Initial Contracts acquired by CITSF from CITCF-NY.

                 THE CIT GROUP/SALES FINANCING, INC., SERVICER

GENERAL

          As of December 31, 1996, CITSF serviced for itself and others approximately 154,721 contracts (consisting primarily of recreational vehicle, home equity, marine and manufactured housing contracts), representing an outstanding balance of approximately $3.7 billion. Of this portfolio, approximately 52,126 contracts (representing approximately $1.1 billion outstanding balance) consisted of recreational vehicle contracts. CITSF entered into an agreement in 1996 to service additional manufactured housing contracts for an unaffiliated third party, which increased substantially the total number of contracts serviced by CITSF.

SERVICING

          The following table shows the composition of CITSF's servicing portfolio, including recreational vehicle contracts serviced by CITSF on the dates indicated:

                      THE CIT GROUP/SALES FINANCING, INC.

                    CONTRACTS BEING SERVICED BY PRODUCT LINE

                                                           At December 31,                                         At ___________,
                          ----------------------------------------------------------------------------------------------------------

                                  1993                  1994                 1995                  1996                1997
                                  ----                  ----                 ----                  ----                ----
                           (NUMBER)    (DOLLARS)  (NUMBER)  (DOLLARS)  (NUMBER)  (DOLLARS)  (NUMBER)  (DOLLARS)  (NUMBER)  (DOLLARS)


                                                                     (DOLLARS IN THOUSANDS)
RV - Owned                            $                   $                    $                    $
RV - Bulk Purchases
RV - Servicing Retained (1)
Total RV
Total MH
Home Equity
Other
                           -----        -----     -----      -----      -----     -----      -----      -----
Total Contracts Serviced              $                   $                    $                    $
                           -----        =====     -----      =====      -----     =====      -----      =====

-------------------------
RV = Recreational Vehicle
MH = Manufactured Housing
(1) Represents contracts sold by CITSF in previous securitizations which CITSF is servicing.




DELINQUENCY AND LOAN LOSS EXPERIENCE

          The following Delinquency Experience and Loan Loss Experience tables set forth data for CITSF's recreational vehicle portfolio. The following table sets forth the delinquency experience for the four years ended December 31, 1996 and the _______ months ended __________ __, 199_ of the portfolio of recreational vehicle contracts originated and serviced by CITSF, excluding contracts acquired by CITSF through portfolio purchases and contracts in repossession.

                             DELINQUENCY EXPERIENCE
                             (Dollars in thousands)


                                                                                        __ MONTHS
                                        YEAR ENDED DECEMBER 31,                       ENDED _____
                 ---------------------------------------------------------------------------------------
                      1993            1994             1995(3)            1996(3)           1997(3)
                      ----            ----             -------            -------           -------
Number of
 Contracts.....
Principal
 Balance of
 Contracts
  Serviced.....          $                $                $                  $                 $
Principal
 Balance of
 Delinquent
  Contracts(1):
  30-59 Days...          $                $                $                  $                 $
  60-89 Days...
  90 Days or
  More.........          -------------    --------------   --------------     --------------    -------------
Total
 Principal
 Balance
 of Delinquent
  Contracts....          $                $                $                  $                 $
                         =============    ==============   ==============     ==============    =============
Delinquencies
 as a
 Percent of
  Principal
 Balances(2)...                      %                 %                %                  %                %

____________________
(1) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(2) Based on dollar percent delinquent.
(3) Includes Recreational Vehicle contracts sold by CITSF in previous securitizations which CITSF is servicing.

  The following table sets forth the loan loss experience for the four years ended December 31, 1996 and on an annualized basis for the _____ months ended _________ __, 199_, of the portfolio of recreational vehicle contracts originated and serviced by CITSF, excluding contracts acquired by CITSF through portfolio purchases. "Net Losses" are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries and liquidation proceeds on contracts charged-off in the period or any prior periods. Net Losses include expenses associated with outside collection agencies. Other expenses associated with collection, repossession, and disposition of the vehicle are excluded. These other expenses are not material to the data presented.

                              LOAN LOSS EXPERIENCE
                             (Dollars in thousands)



                                                   YEAR ENDED DECEMBER 31,
                 ---------------------------------------------------------------------------------------------
                           1993             1994            1995(4)            1996(4)            1997(4)(5)
                           ----             ----            -------            -------            ----

Number of
 Contracts.....
Principal
 Balance of
 Contracts
  Serviced.....           $                $               $                  $                  $

Net Losses:
 Dollars(2)....           $                $               $                  $                  $
 Percentage(3).                %                %               %                  %                    %

Notes:
--------------------
(1) As of period end and excludes contracts in repossession.
(2) The calculation of net loss includes all expenses of repossession and liquidation.
(3) As a percentage of the principal balance of contracts as of period end.
(4) Includes Recreational Vehicle contracts sold by CITSF in previous securitizations which CITSF is servicing.
(5) Annualized

      The data presented in the foregoing tables is for illustrative purposes only. Such data relates to the performance of CITSF's entire portfolio of installment sale contracts secured by recreational vehicles and is not historical data regarding solely the portion of CITSF's portfolio constituting the Contracts. Most of CITSF's portfolio of installment sale contracts secured by recreational vehicles was originated under CITSF's old underwriting guidelines. However, in August 1994 CITSF adopted a risk-adjusted pricing policy and changed its credit criteria and underwriting guidelines as described under "The CIT Group/Sales Financing, Inc., Servicer--CITSF's Underwriting Guidelines" in the Prospectus. In connection with this change, the minimum credit score for approval of a new credit was reduced, in order to permit credit to be extended to less creditworthy borrowers than under the credit criteria previously in effect. The interest rates charged on recreational vehicle contracts originated since August 1994 reflect CITSF's evaluation of the relative risk associated with an individual's application. It is expected that, in addition to the effects of seasoning, the changes in CITSF's underwriting standards will result in higher delinquency and loan loss experience than is shown in the above tables since most of the recreational vehicle contracts included in such tables were originated using CITSF's former underwriting guidelines. All or most of the Initial Contracts were originated and most Subsequent Contracts, if any, will be originated under these new credit criteria adopted by CITSF in August 1994. Accordingly, the data presented in the foregoing tables should not necessarily be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Contracts, and no assurance can be given that the delinquency and loan loss experience presented in the preceding tables will be indicative of the experience on the Contracts.

                                THE CERTIFICATES

      The Certificates offered hereby will be issued pursuant to the [Trust Agreement] [Pooling and Servicing Agreement], a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the [Trust Agreement] [Pooling and Servicing Agreement].

GENERAL

      The CIT RV Trust 199__-__ ___% Asset-Backed Certificates (the "Certificates") will represent fractional undivided interests in the Trust. The Trust will issue $__________ aggregate principal amount of Certificates pursuant to [a Trust Agreement, to be dated as of ________, between the Seller and the Owner Trustee (the "Trust Agreement")] [the Pooling and Servicing Agreement], a form of which will be filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. A copy of the [Trust Agreement] [Pooling and Servicing Agreement] will be available from the Company, upon request, to holders of the Notes or Certificates and will be filed with the Commission following the issuance of the Notes and the Certificates. Payments in respect of the Certificates will be subordinated to payments on the Notes to the limited extent described herein. The following summary describes certain terms of the Certificates and the [Trust Agreement] [Pooling and Servicing Agreement]. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificates and the [Trust Agreement] [Pooling and Servicing Agreement]. Where particular provisions or terms used in the [Trust Agreement] [Pooling and Servicing Agreement] are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

      The Certificates will be offered for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof and will be available in book-entry form only[; provided, however, that one Certificate may be issued in a denomination other than an integral multiple of $1,000 such that the Affiliated Owner may be issued at least 1% of the Original Certificate Balance]. The Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC, except as provided below. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the Certificates through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Certificates, except as set forth under "Certain Information Regarding The Securities--Definitive Securities" in the Prospectus. Unless and until Definitive Certificates are issued under the limited circumstances described herein and in the Prospectus, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities" in the Prospectus and Annex I hereto.

      Payments of interest and principal on the Certificates with respect to each Due Period will be made on the [fifteenth] day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing ___________. With respect to any Distribution Date, the "Due Period" will be the calendar month preceding the month of such Distribution Date. The first Due Period will commence on and include _________ and will end on and include _________. Payments on the Securities on each Distribution Date will be made to the holders of record of the related Securities on the day immediately preceding such Distribution Date or, in the event Definitive Securities have been issued, at the close of business of the last day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date"). A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the states of New York, [_________] or Oklahoma are authorized or required by law, regulation or executive order to be closed.

DISTRIBUTION OF INTEREST

      The Certificates will bear interest at the rate of ____% per annum (the "Pass-Through Rate-"). The period for which interest is payable on a Distribution Date on the Securities shall be the one-month period from the most recent Distribution Date to but excluding the following Distribution Date, or in the case of the initial Distribution Date from _________ to but excluding the initial Distribution Date (each, an "Interest Accrual Period"). Interest on the Certificate

Balance will accrue during the related Interest Accrual Period at the Pass-Through Rate. Interest accruing during the related Interest Accrual Period (computed on the basis of a 360-day year consisting of twelve 30-day months) will be paid to the Certificateholders of record on the related Record Date, on each Distribution Date, to the extent of the Available Amount on such Distribution Date (i) in an amount equal to one-twelfth of the product of the Pass-Through Rate and the Certificate Balance, as of the preceding Distribution Date (after giving effect to distributions of principal and interest to be made on such Distribution Date) or (ii) in the case of the first Distribution Date, in an amount equal to interest accruing at the Pass-Through Rate from ___________ to but excluding the first Distribution Date, on the Original Certificate Balance (the "Certificate Interest Distribution Amount"). Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date. [The rights of Certificateholders to receive distributions of interest will be subordinated to the rights of the Noteholders to receive payment in full of all amounts of interest and principal which the Noteholders are entitled to be paid on such Distribution Date.] [Interest to Certificateholders may be provided from payments from the Cash Collateral Account, to the extent of the Available Cash Collateral Amount, in the event there are not sufficient funds (after payment of the Servicer Payment to the Servicer and interest and principal on the Notes) to make such payments from payments made by or on behalf of the Obligors or in respect of the Contracts, including Monthly Advances and Non-Reimbursable Payments made by the Servicer.]

DISTRIBUTION OF PRINCIPAL

      On each Distribution Date prior to the Cross-Over Date, the Certificateholders will not be entitled to any payments of principal, except to the extent of the Principal Liquidation Loss Amount.

      On each Distribution Date on and after the Cross-Over Date, principal of the Certificates will be payable, subject to the remaining Available Amount [and the Available Cash Collateral Amount], in an amount equal to the Principal Distribution Amount for the related Due Period. Such principal payments will be funded to the extent of the Available Amount remaining after the Servicer has been paid the Servicer Payment, and payment of interest and principal in respect of the Notes, if any, and interest in respect to the Certificates has been made [or, to the extent such Available Amount is insufficient, will be funded through a payment from the Cash Collateral Account to the extent of the Available Cash Collateral Amount.] [The rights of Certificateholders to receive distributions of interest and principal will be subordinated to the rights of Noteholders to receive distributions of interest and principal to the extent described herein.] The principal balance of the Certificates, to the extent not previously paid, will be due on the Certificate Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Certificates is paid may be earlier than the Certificate Final Scheduled Distribution Date based on a variety of factors.

      On each Distribution Date prior to the Cross-Over Date, the Certificateholders will be entitled to receive, subject to the remaining Available Amount [and the Available Cash Collateral Amount], the Principal Liquidation Loss Amount for such Distribution Date. Such principal payments will be funded to the extent of the Available Amount remaining after the Servicer has been paid the Servicer Payment, [the principal and interest due on the Notes has been paid and] the interest on the Certificates has been paid, [or to the extent such remaining Available Amount is insufficient, will be funded through a payment from the Cash Collateral Account to the extent of the Available Cash Collateral Amount]. The "Principal Liquidation Loss Amount" for any Distribution Date will equal the amount, if any, by which the sum of the aggregate outstanding principal balance of the Notes and the Certificate Balance (after giving effect to all distributions of principal on such Distribution Date) exceeds the sum of the Pool Balance plus the amounts remaining on deposit in the Pre-Funding Account, if any, at the close of business on the last day of the related Due Period. The Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Certificates and liquidation losses on the Contracts, will not be paid to the Certificateholders. See "Enhancement--Subordination of Certificates."

REDEMPTION

      [The Certificates will be redeemed in part, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date. The aggregate principal amount of the Certificates to be redeemed will be an amount equal to the Pre-Funded Percentage allocable to the Certificates of the amount then on deposit in the Pre-Funding Account.]

      In the event of an Optional Purchase or Auction Sale, the Certificates will be redeemed at a redemption price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate. An Optional Purchase of all the Contracts by CITSF, may occur at CITSF's option, on any Distribution Date on which the Pool Balance as of the last day of the related Due Period is [10]% or less of the Initial Pool Balance (as defined herein). An Auction Sale will occur at any time, and may result in the sale of the Contracts remaining in the Trust, within ten days following a Distribution Date on which the Pool Balance as of the last day of the related Due Period is [5]% or less of the Initial Pool Balance. The "Initial Pool Balance" equals the sum of (i) the Pool Balance as of the Initial Cut-off Date and (ii) the aggregate principal balance of all Subsequent Contracts added to the Trust as of their respective Subsequent Cut-off Dates.

      [If an Insolvency Event with respect to the Affiliated Owner occurs, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) will promptly sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The net proceeds from any such sale, disposition or liquidation of the Contracts (after payment of the Servicer Payment) will be treated as collections on the Contracts and deposited in the Collection Account. Distributions will be made first, to the payment of the Servicer Payment, second to the payment of interest and principal on the Notes and third, to the payment of interest and principal on the Certificates. If the net proceeds from the liquidation of the Contracts (after payment of the Servicer Payment) and any amounts on deposit in the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the principal amount of and accrued interest on the Notes and Certificates in full, the amount of principal returned to the Certificateholders will be reduced and such Certificateholders will incur a loss, except to the extent of payments, subject to the Available Cash Collateral Amount, made to the Certificateholders from the Cash Collateral Account.]

                                  [THE NOTES]

GENERAL

      The CIT RV Trust 199__-__ Class A ____% Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") will represent obligations of the Trust secured by the assets of the Trust (other than the Certificate Distribution Account [and the Cash Collateral Account]). The Trust will issue $____ aggregate principal amount of Notes pursuant to the terms of an Indenture, to be dated as of __________ (as amended and supplemented from time to time, the "Indenture") between the ______________________, as trustee (the "Indenture Trustee"), a form of which will be filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. A copy of the Indenture will be available from the Company, upon request, to the holders of the Notes or Certificates and will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes and Certificates. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

      The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and will be available in book-entry form only. The Notes will initially be represented by a single Note registered in the name of Cede, the nominee of DTC. No person acquiring an interest in the Notes through the facilities of DTC (a "Note Owner") will be entitled to receive a Note representing such person's interest in the Notes, except as set forth under "Certain Information Regarding the Securities--Definitive Securities" in the Prospectus, and such persons will hold their interests in the Notes through DTC in the United States or Cedel Bank, soci[_]t[_] anonyme ("Cedel") or Euroclear in Europe. Unless and until Definitive Notes are issued under the limited circumstances described herein, all references to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities" in the Prospectus and Annex I hereto.

      Payments of interest and principal on the Notes with respect to each Due Period will be made on each Distribution Date, commencing __________. Payments on the Securities on each Distribution Date will be made to the holders of record of the related Securities on the related Record Date.

PAYMENTS OF INTEREST

      The Notes will bear interest at the rate of ____% per annum (the "Interest Rate"). Interest accruing during the related Interest Accrual Period (computed on the basis of a 360-day year consisting of twelve 30-day months) will be paid to the Noteholders of record on the related Record Date, on each Distribution Date, to the extent of the Available Amount on such Distribution Date (i) in an amount equal to one-twelfth of the product of the Interest Rate and the outstanding principal balance on the Notes, as of the preceding Distribution Date (after giving effect to distributions of principal and interest to be made on such Distribution Date) or (ii) in the case of the first Distribution Date, in an amount equal to interest accruing at the Interest Rate from _________ to but excluding the first Distribution Date, on the outstanding principal balance of the Notes as of the Closing Date (the "Note Interest Distribution Amount"). Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date.

PAYMENTS OF PRINCIPAL

      Principal payments will be made to the Noteholders on each Distribution Date to the extent of the remaining Available Amount in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" on each Distribution Date is equal to the difference between (i) the sum of (x) the Pool Balance on the last day of the second preceding Due Period (or, in the case of the first Distribution Date, the Initial Cut-off Date Pool Principal Balance), and (y) the amount on deposit in the Pre-Funding Account (exclusive of investment earnings) on the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Closing Date), less (ii) the sum of (x) the Pool Balance on the last day of the preceding Due Period and (y) the amount on deposit in the Pre-Funding Account (exclusive of investment earnings) on the last day of the preceding Due Period; provided, however, that the Principal Distribution Amount on the Note Final Scheduled Distribution Date will equal the outstanding principal balance of the Notes as of such date and the Principal Distribution Amount on the Certificate Final Distribution Date will equal the Certificate Balance on such date. For the purposes of determining the Principal Distribution Amount, the unpaid principal balance of a Defaulted Contract or a Repurchased Contract is deemed to be zero on and after the last day of the Due Period in which such Contract became a Defaulted Contract or a Repurchased Contract. The Principal Distribution Amount will not exceed the outstanding principal balance of the Notes or, after the Cross-Over Date, the Certificate Balance. With respect to any Due Period, a "Defaulted Contract" means any Contract (except for a Repurchased Contract) in respect of which (a) payments exceeding $__ in the aggregate were delinquent 180 days or more as of the last day of such Due Period or (b) the Servicer has determined that eventual payment in full is unlikely and has repossessed and liquidated the related Financed Vehicle within such 180-day period; provided, however, that a Paid-Ahead Contract and a Contract which is delinquent due to the Soldiers and Sailors' Relief Act shall not be deemed delinquent.

      No principal will be paid in respect of the Notes until the Servicer Payment has been paid and until the entire Note Interest Distribution Amount has been paid for the related Distribution Date. The "Servicer Payment" is equal on each Distribution Date to the sum of the reimbursement then due to the Servicer for outstanding Monthly Advances and the Servicing Fee (including any unpaid Servicing Fees for past Distribution Dates). The principal balance of the Notes, to the extent not previously paid, will be due on the Note Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Notes is paid may be earlier than the Note Final Scheduled Distribution Date based on a variety of factors.

      On each Determination Date, the Servicer will determine the amount in the Collection Account available for distribution on the related Distribution Date and inform the Indenture Trustee, who shall allocate such amounts between the Notes and the Certificates and make distributions to Securityholders, all as described under "The Purchase Agreements and The Trust Documents--Distributions" in the Prospectus. The unpaid principal balance of the Notes will be payable on the Note Final Scheduled Distribution Date.

REDEMPTION

      [The Notes will be redeemed in part, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date. The aggregate principal amount of the Notes to be redeemed will be an amount equal to the Pre-Funded Percentage allocable to the Notes of the amount then on deposit in the Pre-Funding Account.]

      In the event of an Optional Purchase or Auction Sale, the outstanding Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon at the Interest Rate. An "Optional Purchase" of all the Contracts by CITSF, may occur at CITSF's option, on any Distribution Date on which the Pool Balance as of the last day of the related Due Period is [10]% or less of the Initial Pool Balance. An "Auction Sale" may occur, and may result in the sale of the Contracts remaining in the Trust, within ten days following any Distribution Date on which the Pool Balance as of the last day of the related Due Period is [5]% or less of the Initial Pool Balance.

      Upon the occurrence of an Event of Default under the Indenture, the assets of the Trust may be sold which may result in early retirement of the Notes. If the net proceeds from the liquidation of the Contracts (after payment of the Servicer Payment) and any amounts on deposit in the Note Distribution Account are not sufficient to pay the principal amount of and accrued interest on the Notes in full, holders of the Notes will incur a loss. See "The Notes-The Indenture-Events of Default; Rights Upon Event of Default" in the Prospectus.

      [Upon the occurrence of an Insolvency Event with respect to the Affiliated Owner, the Trust shall be terminated and the assets of the Trust will be sold (unless, within ninety days after such occurrence, the Owner Trustee shall have received written instructions from (a) each of the Certificateholders (other than the Affiliated Owner) and (b) each of the Noteholders, to the effect that each such party disapproves of the liquidation of the Contracts and termination of the Trust). Distributions will be made first, to the payment of the Servicer Payment, second, to the payment of interest and principal on the Notes and third, to the payment of interest and principal on the Certificates. If the net proceeds from the liquidation of the Contracts (after payment of the Servicer Payment) and any amounts on deposit in the Note Distribution Account are not sufficient to pay the principal amount of and accrued interest on the Notes in full, holders of the Notes will incur a loss.


                                  ENHANCEMENT

     [Subordination of Certificates. The rights of Certificateholders to receive distributions of interest and principal are subordinated to the rights of Noteholders to receive payment in full of all amounts of interest and principal to which the Noteholders are entitled to receive on the related Distribution Date. Consequently, no distribution will be made to the Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest and principal on the Notes payable on such Distribution Date has been distributed to the Noteholders, [other than payments from the Cash Collateral Account] and (ii) principal until the Notes have been paid in full, other than distributions in respect of the Principal Liquidation Loss Amount.]

     [Cash Collateral Account.   The only credit enhancement for the
Certificates is the Cash Collateral Account. With respect to any Distribution Date, the amount available to be withdrawn from the Cash Collateral Account as payment to the Certificateholders will not exceed the Available Cash Collateral Amount. The Available Cash Collateral Amount will be reduced by payments from the Cash Collateral Account required to be made to the Cash Collateral Depositor pursuant to the Cash Collateral Agreement and payments previously made therefrom to Certificateholders and generally will be reduced as the Pool Balance is reduced. At any time that the Available Cash Collateral Amount is zero, holders of Certificates will bear the risk of all liquidation losses on the Defaulted Contracts and may suffer a loss. The Certificate Balance will be reduced to the extent that prior to the Cross-Over Date distributions are not made in respect of the Principal Loss Liquidation Amount and on or after the Cross-Over Date distributions are not made in respect of the Principal Distribution Amount. As a result of such reductions, less interest will accrue on the Certificates than would otherwise be the case.]

     On the Closing Date, the Cash Collateral Account will be established pursuant to the [Sale and Servicing Agreement] [Pooling and Servicing Agreement]. The [Owner] Trustee will have the right to withdraw or cause to be withdrawn payments from the Cash Collateral Account under certain circumstances specified below. The Cash Collateral Account will be funded on the Closing Date in the amount of $_________ (the "Initial Cash Collateral Amount") from the proceeds of a loan (the "Loan") by the Cash Collateral Depositor pursuant to a Cash Collateral Agreement among the Cash Collateral Depositor, the Trust and the Servicer (the "Cash Collateral Agreement"). The Cash Collateral Depositor's only recourse against the Trust for repayment of the Loan is from the Cash Collateral Account Surplus (as defined herein), certain investment earnings on funds deposited in the Cash Collateral Account and payments from the Cash Collateral Account upon maturity of the Loan, in each case as set forth in the Cash Collateral Agreement.

     The Cash Collateral Account will be an Eligible Account (as defined in the Prospectus). Funds on deposit in the Cash Collateral Account will be invested in certain investments which satisfy the criteria established by each of the Ratings Agencies. It is expected that such funds will be invested in debt obligations of the Cash Collateral Depositor or its affiliates so long as such obligations satisfy the criteria established by the Rating Agencies. The Cash Collateral Account and any amounts therein shall be held by or on behalf of the [Owner] Trustee in accordance with the [Sale and Servicing Agreement] [Pooling and Servicing Agreement] and the Cash Collateral Agreement for the benefit of the Certificateholders and the Trust, and as provided in the [Sale and Servicing Agreement] [Pooling and Servicing Agreement] and the Cash Collateral Agreement.

     The Cash Collateral Account will be terminated following the earlier to occur of (a) the date on which the Certificates are paid in full and any funds remaining therein have been paid to the Cash Collateral Depositor [or the Affiliated Owner] or (b) the Certificate Final Scheduled Distribution Date.

     On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account for the benefit of the Certificateholders (the "Available Cash Collateral Amount") will be equal to the lesser of (i) the Required Cash Collateral Amount and (ii) the amount on deposit in the Cash Collateral Account, exclusive of interest and earnings thereon and any investment losses and expenses and before giving effect to any deposit to be made to the Cash Collateral Account on such Distribution Date.

     On each Determination Date, the Servicer will determine the amounts, if any, required to be withdrawn from the Cash Collateral Account, up to the Available Cash Collateral Amount, on the related Distribution Date for payment to the Certificateholders. The [Owner] Trustee will withdraw or cause to be withdrawn such amount from the Cash Collateral Account and will deposit or cause to be deposited such amount into the Certificate Distribution Account on the Business Day before the Distribution Date with respect to which such withdrawal was made.

     On each Distribution Date, the Servicer will deposit Excess Collections into the Cash Collateral Account in an amount sufficient to increase the amount on deposit in the Cash Collateral Account to the Required Cash Collateral Amount and to make payments of principal and interest on the Loan as required by the Cash Collateral Agreement. Excess Collections, if any, not so required to be deposited in the Cash Collateral Account will be paid to [the Affiliated Owner]. On each Distribution Date, the [Owner] Trustee will withdraw or cause to be withdrawn from the Cash Collateral Account an amount equal to the amount by which the Available Cash Collateral Amount (after taking into account any deposits to and withdrawals from the Cash Collateral Account pursuant to the [Sale and Servicing Agreement] [Pooling and Servicing Agreement] on such Distribution Date) exceeds the Required Cash Collateral Amount for the next Distribution Date (the "Cash Collateral Account Surplus") and pay such amount, to the extent required to make payments of principal and interest on the Loan, to the Cash Collateral Depositor. Any such amounts paid to the Cash Collateral Depositor will not be available for distribution to Certificateholders. On each Distribution Date, the [Owner] Trustee will withdraw from the Cash Collateral Account and pay to [the Affiliated Owner] the balance, if any, of the Cash Collateral Account Surplus.

     In the event that the Certificates are outstanding on the Certificate Final Scheduled Distribution Date (after taking into account distributions on such date), the [Owner] Trustee will withdraw or cause to be withdrawn from the Cash Collateral Account an amount equal to the Certificate Balance, and will distribute such amount to the Certificateholders in retirement of the Certificates, to the extent funds are available therefor in the Cash Collateral Account.

     The Required Cash Collateral Amount with respect to any Distribution Date will equal ____% of the Pool Balance as of the first day of the related Due Period, but in no event less than $_________. If, with respect to any Distribution Date, (a) the average of the principal balance of Contracts _____ days or more delinquent (including Contracts relating to Financed Vehicles that have been repossessed) as a percentage of the Pool Balance for the _____ preceding Due Periods exceeds ____% or (b) the average of the principal balances of all Contracts which became Defaulted Contracts, less any net liquidation proceeds on Defaulted Contracts, expressed as an annualized percentage of the average outstanding Pool Balance of the _____ preceding Due Periods exceeds ____%, then the Required Cash Collateral Amount with respect to such Distribution Date shall be ____% of the Pool Balance as of the first day of the related Due Period, but in no event (i) less than $_________ or (ii) greater than $_________; provided further that the Required Cash Collateral Amount shall never be greater than the outstanding balance of Certificates and may be reduced from time to time if the Rating Agencies shall have given prior written notice to the Seller, the Servicer and the Issuer that such reduction will not result in a downgrade or withdrawal of the then current rating of the Notes and the Certificates.

     "Excess Collections" for any Distribution Date will equal the amounts collected or deposited in respect of the Contracts in the related Due Period and which are remaining in the Collection Account on such Distribution Date after taking into account distributions to be made on the Securities and payments and reimbursements made to the Servicer on such Distribution Date.]

     [Reserve Fund. An account (the "Reserve Fund") will be established and funded by [cash, one or more irrevocable letters of credit, Eligible Investments, one or more derivative products, amounts otherwise distributable to one or more classes of Securityholders or to the owners of any Retained Yield (as defined herein).] [The Reserve Fund will be funded from the Available Amount remaining on each Distribution Date after all amounts then due have been paid to the Certificateholders, the Noteholders, if any, the Servicer and any provider of Enhancement.] [In addition, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee or the termination payment under a derivative product may be demanded by the Trustee, and in each case deposited in the Reserve Fund.] Funds in the Reserve Fund will be applied, invested and maintained in the following manner: __________. [Amounts in the Reserve Fund will be distributed to Securityholders, or applied to reimburse the Servicer for outstanding advances.] The Reserve Fund will be [established as part of the Trust] [held outside the Trust] [by a collateral agent] [by the Trustee].]

     [Limited Guarantee. [Certain payments on a class of the Securities of a series] [Certain deficiencies in principal or interest payments on the Contracts] [Certain liquidation losses on the Contracts] will be covered by the limited guarantee (the "Limited Guarantee"), issued by CIT. [CIT will be obligated to make deposits to an account, make advances or purchase Defaulted Contracts.] The Limited Guarantee is limited to ___________ and will be separately allocated to ___________.]

     [Credit Facility. [The Securities will be entitled to the benefit of [one or more letters of credit, guarantees, limited guarantees, surety bonds or similar credit facilities] (the "Credit Facility"). [The Credit Facility is an amount equal to $_______]. [The Credit Facility will be held [by the Trustee] [as part of the Trust] [by a collateral agent]. The provider of the Credit Facility (the "Credit Facility Provider") is ___________.]

      [Liquidity Facility. _____________ (the "Liquidity Facility Provider") will provide funds to be used to purchase the Securities pursuant to purchase agreements (the "Liquidity Facility"). The Liquidity Facility will be held outside of the Trust by the Trustee.]


                THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

Distributions

     On each Distribution Date, the [Indenture] Trustee will withdraw the Available Amount from the Collection Account to make the following payments (to the extent sufficient funds are available therefor) in the following order:

          (a) the aggregate amount of any unreimbursed Monthly Advances made by the Servicer (and which are then due to be reimbursed to the Servicer) will be paid to the Servicer;

          (b) the Servicing Fee, including any overdue Servicing Fee, will (to the extent not previously retained by the Servicer) be paid to the Servicer;

          (c) the Note Interest Distribution Amount, including any overdue Note Interest Distribution Amount, will be deposited into the Note Distribution Account, for payment to the Noteholders;

          (d) on and prior to the Cross-Over Date, the Principal Distribution Amount, including any overdue Principal Distribution Amount, will be deposited into the Note Distribution Account, for payment to the Noteholders;

          (e) the Certificate Interest Distribution Amount, including any overdue Certificate Interest Distribution Amount, will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

          (f) prior to the Cross-Over Date, the Principal Liquidation Loss Amount, if any, will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

          (g) on and after the Cross-Over Date, the Principal Distribution Amount, including any overdue Principal Distribution Amount, will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

          (h) an amount equal to the sum of (i) the difference between the Available Cash Collateral Amount and the Required Cash Collateral Amount, to the extent the Available Cash Collateral Amount is less than the Required Cash Collateral Amount and (ii) the amount necessary to make payments of principal and interest on the Loan, to the extent required by the [Sale and Servicing Agreement] [Pooling and Servicing Agreement] and the Cash Collateral Agreement, will be deposited into the Cash Collateral Account; and

          (i) the balance, if any, will be distributed to [the Affiliated
     Owner].

     To the extent that the Available Amount is insufficient to satisfy the distributions set forth in clauses (e), (f) or (g) above on any Distribution Date, the [Owner] Trustee will withdraw or cause to be withdrawn from the Cash Collateral Account, to the extent available, the difference between the aggregate amounts described in clauses (e), (f) and (g) and the Available Amount remaining after payment of the amounts described in clauses (a), (b), (c) and
(d). Any amount so withdrawn from the Cash Collateral Account by or on behalf of the [Owner] Trustee will be deposited into the Certificate Distribution Account for distribution to the Certificateholders.

     [The Affiliated Owner may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to receive the distributions to be made pursuant to clause (i) above provided that
(i) the Rating Agency Condition is satisfied, (ii) the Affiliated Owner provides to the Trustees an opinion of counsel from independent counsel that such action will not cause the related Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and
(iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by the Affiliated Owner.]

SERVICING COMPENSATION

      The Servicer will be entitled to receive, out of collections on the Contracts, a monthly fee (the "Servicing Fee") for each Due Period, payable on the following Distribution Date, equal to the sum of (i) one-twelfth of the product of [0.75]% (the "Servicing Fee Rate") and the Pool Balance as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off Date) and (ii) any investment earnings (net of investment expenses and losses) on amounts on deposit in the Collection Account, the Note Distribution Account and the Certificate Distribution Account; provided, however, that the Servicing Fee Rate shall be [_____%] [a rate determined at the time of the appointment of a successor Servicer but not to exceed _____%] if CITSF or an affiliate thereof is not the Servicer.

TERMINATION

     In order to avoid excessive administrative expenses, CITSF will be permitted at its option to purchase from the Trust, on any Distribution Date on which the Pool Balance as of the last day of the related Due Period is [10]% or less of the Initial Pool Balance, all remaining related Contracts at a price equal to the aggregate Purchase Price for the Contracts (including Defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses). Exercise of such right will effect early retirement of the Securities. Unless otherwise specified in the related Prospectus Supplement, the "Initial Pool Balance" equals the sum of (i) the Pool Balance as of the Initial Cut-off Date and (ii) the aggregate principal balance of all Subsequent Contracts added to the Trust as of their respective Subsequent Cut-off Dates. See "The Purchase Agreements and The Trust Documents--Termination" in the Prospectus.

     Within ten days after the first Distribution Date on which the Pool Balance as of the last day of the related Due Period is [5]% or less of the Initial Pool Balance, the Indenture Trustee (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Owner Trustee) shall solicit bids for the purchase of the Contracts remaining in the Trust. In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Securityholders on the second Distribution Date succeeding such Due Period. Any purchaser of the Contracts must agree to the continuation of CITSF as Servicer on terms substantially similar to those in the Trust Documents. Any such sale will effect early retirement of the Securities. See "The Certificates--Redemption," "The Notes--Redemption" and "The Purchase Agreements and The Trust Documents--Termination" in the Prospectus.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

[ORIGINAL ISSUE DISCOUNT]

     The Class __ Certificates will be issued with original issue discount for federal income tax purposes. The Class __ Certificates may be issued at a premium. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Company intends to assume that there will be prepayments on the Contracts at a rate equal to __% CPR. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See "Yield and Prepayment Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus. If the holders of the Class
__ Certificates are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among CITSF, the Company and __________ and ___________ (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the respective principal amount of the Certificates [and the Notes] offered hereby, as set forth opposite their respective names below:


                                                    PRINCIPAL AMOUNT         PRINCIPAL AMOUNT
                                                        OF NOTES             OF CERTIFICATES
                                                    ----------------         ----------------
_______________                                     $                        $
_______________                                     $                        $
                                                    ----------------         ----------------
        Total...................................    $                        $
                                                    ================         ================

     The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Certificates [or Notes] is subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Certificates [and Notes] if any are taken.

     The Underwriters have advised the Company that they propose to offer the Certificates [and Notes] directly to the public at the public offering price set forth on the cover page hereof and to certain dealers at a price that represents a concession not in excess of ____% of the principal balance of the Certificates and [not in excess of ___% of the principal amount of the Notes]. The Underwriters may allow, and such dealers may reallow, a concession not in excess of ____% of the principal balance of the Certificates and [not in excess of ____% of the principal amount of the Notes] to certain other dealers. After the initial public offering, the public offering price and concessions and discounts to dealers may be changed by the Underwriters.

     CITSF has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments which the Underwriters may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds of the Trust in Eligible Investments acquired from the Underwriters.

     [The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.]

                                    RATINGS

     It is a condition to the issuance of the Securities that the Securities be rated ____ by _________ and ____ by ________ (each, a "Rating Agency"). [The ratings of the Notes will be based primarily on the value of the Initial Contracts, the Pre-Funding Account, and the terms of the Securities, including the subordination provided by the Certificates. The ratings of the Certificates will be based primarily on the Cash Collateral Account.] The foregoing ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trustee. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security ratings of the Securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Schulte Roth & Zabel, New York, New York, for the Trust by Richards, Layton & Finger, Wilmington, Delaware, and for the Underwriters by _____________________. The material federal income tax consequences of the Securities will be passed upon for the Company by Schulte Roth & Zabel. [Certain legal matters will be passed upon for CIT by its Executive Vice President and General Counsel, Ernest Stein, Esq.]

                                    ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Notes of CIT RV Trust 199__-__ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against payment basis through the respective Depositories of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Noteholder or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                            INDEX OF PRINCIPAL TERMS

ABS............................................            32
ABS Table......................................            32
Affiliated Owner...............................            19
Available Amount...............................             9
Available Cash Collateral Amount...............        13, 44
Bankruptcy Code................................            19
Business Day...................................         8, 39
Capitalized Interest Account...................         7, 29
Cash Collateral Account........................            13
Cash Collateral Account Surplus................        15, 44
Cash Collateral Agreement......................        13, 44
Cash Collateral Depositor......................            13
Cede...........................................         4, 39
Cedel..........................................  1, 4, 22, 41
Certificate Balance............................         9, 34
Certificate Final Scheduled Distribution Date..             8
Certificate Interest Distribution Amount.......            40
Certificate Owner..............................        22, 39
Certificate Owners.............................             4
Certificate Pool Factor........................            34
Certificates...................................         1, 39
CIT............................................         3, 19
CITCF-NY.......................................             5
CITSF..........................................         3, 19
Closing Date...................................             5
Code...........................................            18
Commission.....................................            41
Company........................................      1, 3, 19
Contract Files.................................            23
Contract Pool..................................            24
Contract Rate..................................            26
Contracts......................................      2, 5, 25
Credit Facility................................            45
Credit Facility Provider.......................            45
Cross-Over Date................................            10
Dealers........................................             5
Defaulted Contract.............................            42
Deposit Date...................................            22
Depository.....................................            22
Determination Date.............................             8
Distribution Date..............................      2, 8, 39
DTC............................................         1, 22
Due Period.....................................         8, 39
ERISA..........................................            18
Euroclear......................................          1, 4
Excess Collections.............................        14, 45
Financed Vehicles..............................          2, 5
Funding Period.................................         7, 28
Indenture......................................         4, 41

Indenture Trustee..............................      1, 3, 41
Initial Cash Collateral Amount.................        13, 44
Initial Contracts..............................      1, 4, 25
Initial Cut-off Date...........................             1
Initial Cut-off Date...........................             5
Initial Cut-off Date Pool Principal Balance....            25
Initial Financed Vehicles......................          1, 4
Initial Pool Balance...........................    16, 41, 47
Insolvency Laws................................            20
Interest Accrual Period........................         8, 39
Interest Rate..................................        12, 42
Interest Shortfall.............................            15
Issuer.........................................      1, 3, 23
Limited Guarantee..............................            45
Liquidity Facility.............................            45
Liquidity Facility Provider....................            45
Loan...........................................        13, 44
Monthly Advance................................            15
Net Losses.....................................            37
Non-Reimbursable Payment.......................            16
Note Final Scheduled Distribution Date.........             8
Note Interest Distribution Amount..............            42
Note Owner.....................................        22, 41
Note Owners....................................             4
Note Pool Factor...............................            34
Notes..........................................      1, 4, 41
Obligor........................................            15
Original Certificate Balance...................         3, 23
Owner Trustee..................................      1, 3, 23
Paid-Ahead Contract............................            31
Paid-Ahead Period..............................            31
Pass-Through Rate..............................         9, 39
Pass-Through Rate..............................             2
Permitted Investments..........................            28
Pool Balance...................................        11, 29
Pooling and Servicing Agreement................            23
Pre-Funded Amount..............................         7, 28
Pre-Funded Amount..............................             5
Pre-Funded Percentage..........................        11, 20
Principal Distribution Amount..................            42
Principal Liquidation Loss Amount..............        11, 40
Prospectus.....................................             2
Purchase Agreement.............................         6, 25
Rating Agency..................................        17, 48
Record Date....................................         8, 39
Repurchase Event...............................             5
Repurchased Contract...........................             5
Required Capitalized Interest Amount...........            29
Required Cash Collateral Amount................            14
Reserve Fund...................................            45
Sale and Servicing Agreement...................          2, 5
Securities.....................................      1, 4, 41
Seller.........................................             1
Servicer.......................................          1, 3

Servicer Payment...............................        10, 42
Servicing Fee..................................        16, 46
Servicing Fee Rate.............................        16, 46
Simple Interest Contract.......................            26
Subsequent Contracts...........................      2, 5, 25
Subsequent Cut-off Date........................             2
Subsequent Cut-off Date........................             6
Subsequent Financed Vehicles...................          2, 5
Subsequent Purchase Agreement..................         6, 25
Subsequent Transfer Agreement..................         6, 25
Trust..........................................      1, 3, 23
Trust Agreement................................     3, 23, 39
Trustee........................................      1, 3, 23
Trustees.......................................             3
Underwriters...................................            47
Underwriting Agreement.........................            47

PORSPECTUS



                                 CIT RV TRUSTS

                               ASSET-BACKED NOTES

                           ASSET-BACKED CERTIFICATES

              THE CIT GROUP SECURITIZATION CORPORATION II, SELLER

                 THE CIT GROUP/SALES FINANCING, INC., SERVICER

  The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include either (i) one or more classes of Certificates, (ii) one or more classes of Notes, or (iii) one or more classes of Certificates and one or more classes of Notes, as set forth in the related Prospectus Supplement.

  Each series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by The CIT Group Securitization Corporation II (the "Company" or the "Seller").


  The assets of each Trust will primarily include a pool of retail installment sale contracts and direct loans (the "Initial Contracts") secured by the new and used recreation vehicles financed thereby (the "Initial Financed Vehicles"), certain monies received under the Initial Contracts on and after the Initial Cut-off Date specified in the related Prospectus Supplement (the "Initial Cut-off Date"), an assignment of the security interests in the Initial Financed Vehicles, the proceeds from claims under certain insurance policies in respect of individual Initial Financed Vehicles or the related Obligors and certain other property, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the assets of each Trust will include specified credit or cash flow enhancement and monies on deposit in one or more trust accounts, which may include a Pre-Funding Account which would be used to purchase from time to time additional retail installment sale contracts and direct loans (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by the new and used recreation vehicles financed thereby (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), certain monies received under the Subsequent Contracts on and after the related subsequent cut-off dates (each, a "Subsequent Cut-off Date"), an assignment of the security interests in the Subsequent Financed Vehicles and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related Obligors, to the extent specified in the related Prospectus Supplement.

                                                   (Continued on following page)

  A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY CAN BE FOUND ON PAGE 21 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

  THE SECURITIES WILL REPRESENT INTERESTS IN OR OBLIGATIONS OF A TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC., THE CIT GROUP, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES (EXCEPT TO THE LIMITED EXTENT, IF ANY, DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT).

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.


                The date of this Prospectus is October 29, 1997.

 (continued from preceding page)


  Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Seller, The CIT Group/Sales Financing, Inc. (the "Servicer") and the trustee specified in the related Prospectus Supplement (the "Trustee") or (ii) a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the trustee specified in the related Prospectus Supplement (the "Owner Trustee") and certain other parties as specified in the related Prospectus Supplement. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among the Seller, the Servicer and such Owner Trustee. The Trustee or Owner Trustee for any Trust will be referred to in this Prospectus as the "Owner Trustee." The Notes, if any, of a series of Securities will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee"). The Certificates, if any, of a series of Securities will represent fractional undivided interests in the related Trust and/or the residual interest in the Trust.

  Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Contracts, in the amounts, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to distributions of interest, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated in priority to payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement.

  The rate of distributions in respect of principal on the Securities of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Contracts) on the related Contracts.


  If specified in the related Prospectus Supplement, a financial guaranty insurance policy, letter of credit, surety bond, limited guarantee by The CIT Group, Inc. ("CIT"), reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Trust or any class of Securities.

  Unless otherwise provided in the related Prospectus Supplement, the Certificates, if any, and the Notes, if any, of any series initially will be represented by certificates and notes registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC and, in the case of the Notes, Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear"). Definitive Securities will be available only under limited circumstances to the extent described herein and in the related Prospectus Supplement.

  There currently is no secondary market for the Securities and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Securities. There is no assurance that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") on behalf of each Trust a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including exhibits filed as part thereof, which is available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Suite 1400 Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Both registrants also file electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Statements made in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement, while complete in all material respects, do not necessarily describe all terms or provisions of such contract, agreement or other document. For a complete description, reference is made to each such contract, agreement or other document filed as an exhibit to the Registration Statement. The Servicer, on behalf of each Trust, will also file or cause to be filed with the Commission such periodic reports as are required under The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Company expects that each Trust's obligation to file such reports will be terminated following the end of the year in which such Trust is formed. Such reports and other information filed on behalf of each Trust will be available for inspection as set forth above.

                           REPORTS TO SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Securities are issued, monthly and annual unaudited reports containing information concerning each Trust will be prepared by the Servicer and sent on behalf of each Trust only to the Owner Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede, as nominee of DTC and registered holder of the Notes and the Certificates. Securityholders may elect to hold their securities through any of DTC (in the United States) and, in the case of Noteholders, Cedel or Euroclear (in Europe). DTC will forward such reports to Participants, Indirect Participants, Cedel Participants and Euroclear Participants. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Statements to Securityholders." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Owner Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller, the Servicer nor CIT intends to send any of its financial statements to Securityholders.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents filed with the Commission by CIT are incorporated by reference in this Prospectus:

    (a) CIT's Annual Report on Form 10-K for the year ended December 31, 1996 together with the report of KPMG Peat Marwick LLP, independent certified public accountants; and

    (b) CIT's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

    (c) CIT's Current Reports on Form 8-K dated January 23, 1997 (as amended by a Form 8-K/A dated February 14, 1997), February 13, 1997 April 17, 1997, July 14, 1997, July 17, 1997, September 26, 1997 and October 14, 1997; and

    (d) CIT's Amendment No. 1 to the Registration Statement on Form S-2 (333-36435) filed on October 14, 1997.

  All documents filed by CIT pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

  CIT WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON REQUEST, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). SUCH REQUEST SHOULD BE DIRECTED TO:

                                    CORPORATE SECRETARY
                                    THE CIT GROUP, INC.
                                    1211 AVENUE OF THE AMERICAS
                                    NEW YORK, NEW YORK 10036
                                    (212) 536-1950

                                    SUMMARY

  This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement.
Reference is made to the "Index of Principal Terms" for the location herein of defined terms.


Issuer................................................  With respect to each series of Securities, a trust (the
                                                        "Trust" or the "Issuer"), will be formed by the Seller
                                                        pursuant to either a Pooling and Servicing Agreement
                                                        among the Seller, the Servicer and the trustee specified
                                                        in the related Prospectus Supplement, or a Trust
                                                        Agreement among the Seller, the trustee specified in the
                                                        related Prospectus Supplement and certain other parties
                                                        as specified in the related Prospectus Supplement.

Seller................................................  The CIT Group Securitization Corporation II (the
                                                        "Company" or the "Seller"), a wholly-owned, limited
                                                        purpose subsidiary of The CIT Group, Inc. ("CIT").
                                                        Except if and to the extent specified in the related
                                                        Prospectus Supplement, neither CIT nor any of its
                                                        affiliates, including the Company and The CIT
                                                        Group/Sales Financing, Inc. ("CITSF"), has guaranteed,
                                                        insured or is otherwise obligated with respect to the
                                                        Securities.  See "Risk Factors--Limited Obligations."

Servicer..............................................  The CIT Group/Sales Financing, Inc. (in such capacity referred to herein as the "Servicer"), a wholly-owned
                                                        subsidiary of CIT.  The Servicer will be responsible for
                                                        managing, administering, servicing and making
                                                        collections on the Contracts held by each Trust.

Owner Trustee.........................................  The Trustee pursuant to a Pooling and Servicing
                                                        Agreement or the Owner Trustee pursuant to a Trust
                                                        Agreement, in each case as specified in the related
                                                        Prospectus Supplement.  The Trustee or Owner Trustee for
                                                        any Trust will be referred to in this Prospectus as the
                                                        "Owner Trustee."  See "The Trusts--The Trustee(s)."

Indenture Trustee.....................................  With respect to any series of Securities including one or more classes of Notes, the Indenture Trustee
                                                        specified in the related Prospectus Supplement (the
                                                        "Indenture Trustee").  The Owner Trustee and the
                                                        Indenture Trustee for a series are referred to herein
                                                        collectively as the "Trustees."

Risk Factors..........................................  Certain potential risks and other considerations are particularly relevant to a decision to invest in any
                                                        securities sold hereunder.  See "Risk Factors."

The Certificates......................................  Each series of Asset-Backed Certificates (the
                                                        "Certificates") will be issued pursuant to the related

                                                        Trust Documents.  The Certificates will represent
                                                        fractional undivided interests in the related Trust
                                                        and/or the residual interest in the related Trust, and
                                                        will have the Original Certificate Balance, if any,
                                                        specified in the related Prospectus Supplement.  If
                                                        specified in the related Prospectus Supplement, the
                                                        Company or one of its affiliates will own the entire
                                                        beneficial interest in the Trust.  See "The
                                                        Certificates--General."

                                                        Payments in respect of the Certificates will be
                                                        subordinated to payments on the Notes of the same series
                                                        to the extent described in the related Prospectus
                                                        Supplement.  See "The Certificates--General."

                                                        The Certificates will be issued in the minimum
                                                        denominations and integral multiples in excess thereof
                                                        specified in the related Prospectus Supplement;
                                                        provided, however, that one Certificate of each series
                                                        may be issued in a denomination other than such integral
                                                        multiple such that the applicable Affiliated Owner, if
                                                        any, specified in the related Prospectus Supplement (the
                                                        "Affiliated Owner") may be issued at least the portion
                                                        of the Original Certificate Balance specified in the
                                                        related Prospectus Supplement.  Unless otherwise
                                                        specified in the related Prospectus Supplement, the
                                                        Certificates will be issued in book-entry form only.
                                                        Unless otherwise specified in the related Prospectus
                                                        Supplement, persons ("Certificate Owners") acquiring
                                                        beneficial interests in the Certificates will hold their
                                                        interests through The Depository Trust Company ("DTC").
                                                        Definitive Certificates will be issued only under the
                                                        limited circumstances described herein or in the related
                                                        Prospectus Supplement.  Unless and until Certificates of
                                                        a class are issued in definitive form, all references
                                                        herein to distributions, notices, reports and statements
                                                        to and to actions by and effects upon the related
                                                        Certificateholders will refer to the same actions and
                                                        effects with respect to DTC or Cede & Co. ("Cede"), as
                                                        the case may be, for the benefit of the related
                                                        Certificate Owners in accordance with the DTC
                                                        procedures.  See "Certain Information Regarding the
                                                        Securities--Book-Entry Registration" and "--Definitive
                                                        Securities."

                                                        Unless otherwise specified in the related Prospectus
                                                        Supplement, each class of Certificates will have a
                                                        stated Certificate Balance (as defined in the related
                                                        Prospectus Supplement) and will accrue interest on such
                                                        Certificate Balance at a specified rate (with respect to
                                                        each class of Certificates, the "Pass-Through Rate").
                                                        Each class of Certificates may have a different
                                                        Pass-Through Rate, which may be a fixed, variable or
                                                        adjustable Pass-Through Rate, or any combination of the
                                                        foregoing.  The related Prospectus Supplement will
                                                        specify the

                                                        Pass-Through Rate for each class of Certificates, or the
                                                        initial Pass-Through Rate and the method for determining
                                                        subsequent changes to the Pass-Through Rate.

                                                        A series may include two or more classes of Certificates
                                                        which differ as to timing of distributions, sequential
                                                        order, priority of payment, seniority, allocation of
                                                        losses, Pass-Through Rate or amount of distributions in
                                                        respect of principal or interest, or as to which
                                                        distributions in respect of principal or interest on any
                                                        class may or may not be made upon the occurrence of
                                                        specified events or on the basis of collections from
                                                        designated portions of the Contract Pool.  In addition,
                                                        a series may include one or more classes of Certificates
                                                        ("Stripped Certificates") entitled to (i) distributions
                                                        in respect of principal with disproportionate, nominal
                                                        or no interest distributions, or (ii) interest
                                                        distributions, with disproportionate, nominal or no
                                                        distributions in respect of principal.

                                                        If CITSF exercises its option to purchase the Contracts
                                                        of a Trust or if the Contracts are sold by the Indenture
                                                        Trustee (or, if the series did not include Notes or the
                                                        Notes have been paid in full and the Indenture has been
                                                        discharged in accordance with its terms, the Owner
                                                        Trustee) on the terms and conditions described under
                                                        "The Purchase Agreements and the Trust
                                                        Documents--Termination," Certificate Owners may receive
                                                        an amount in respect of the Certificates as specified in
                                                        the related Prospectus Supplement.  In addition, if the
                                                        related Prospectus Supplement provides that the property
                                                        of a Trust will include a Pre-Funding Account (as such
                                                        term is defined in the related Prospectus Supplement,
                                                        the "Pre-Funding Account"), Certificate Owners may
                                                        receive a distribution in respect of principal on or
                                                        immediately following the end of the funding period
                                                        specified in the related Prospectus Supplement (the
                                                        "Funding Period") in an amount and manner specified in
                                                        the related Prospectus Supplement.

The Notes.............................................  Each series of Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") will
                                                        represent obligations of a Trust secured by assets of
                                                        such Trust (other than the accounts or other property
                                                        specified in the related Prospectus Supplement).  See
                                                        "The Notes--General."

                                                        The Notes will be issued pursuant to an Indenture
                                                        between the Issuer and the Indenture Trustee (the
                                                        "Indenture").  See "The Notes--General."

                                                        The Notes will be issued in the minimum denominations
                                                        and integral multiples in excess thereof specified in
                                                        the

                                                        related Prospectus Supplement; provided, however,
                                                        that one Note of each class of each series may be issued
                                                        in a denomination other than such integral multiple.
                                                        Unless otherwise specified in the related Prospectus
                                                        Supplement, the Notes will be issued in book-entry form
                                                        only.  Unless otherwise specified in the related
                                                        Prospectus Supplement, persons ("Note Owners") acquiring
                                                        beneficial interests in the Notes will hold their
                                                        interests through DTC in the United States or Cedel
                                                        Bank, societe anonyme ("Cedel") or the Euroclear System
                                                        ("Euroclear") in Europe, and Definitive Notes will be
                                                        issued only under the limited circumstances described
                                                        herein or in the related Prospectus Supplement.  Unless
                                                        and until Notes of a class are issued in definitive
                                                        form, all references herein to distributions, notices,
                                                        reports and statements to and to actions by and effects
                                                        upon the related Noteholders will refer to the same
                                                        actions and effects with respect to DTC or Cede, as the
                                                        case may be, for the benefit of the related Note Owners
                                                        in accordance with the DTC procedures.  See "Certain
                                                        Information Regarding the Securities--Book-Entry
                                                        Registration" and "--Definitive Securities."

                                                        Unless otherwise specified in the related Prospectus
                                                        Supplement, each class of Notes will have a stated
                                                        principal amount and will bear interest at a specified
                                                        rate or rates (with respect to each class of Notes, the
                                                        "Interest Rate").  Each class of Notes may have a
                                                        different Interest Rate, which may be a fixed, variable
                                                        or adjustable Interest Rate, or any combination of the
                                                        foregoing.  The related Prospectus Supplement will
                                                        specify the Interest Rate and the method for determining
                                                        subsequent changes to the Interest Rate.

                                                        A series may include two or more classes of Notes which
                                                        differ as to the timing and priority of payment,
                                                        seniority, allocations of loss, Interest Rate or amount
                                                        of payments of principal or interest, or as to which
                                                        payments of principal may or may not be made upon the
                                                        occurrence of specified events or on the basis of
                                                        collections from designated portions of the Contract
                                                        Pool.  In addition, a series may include one or more
                                                        classes of Notes ("Stripped Notes") entitled to (i)
                                                        principal payments with disproportionate, nominal or no
                                                        interest payments or (ii) interest payments with
                                                        disproportionate, nominal or no principal payments.

                                                        If CITSF exercises its option to purchase the Contracts
                                                        of a Trust or if the Contracts are sold by the Indenture
                                                        Trustee (or, if the series did not include Notes or the
                                                        Notes have been paid in full and the Indenture has been
                                                        discharged in accordance with its terms, the Owner
                                                        Trustee) on the terms and conditions described under
                                                        "The Purchase Agreements and the Trust Documents--

                                                        Termination," the outstanding Notes, if any,
                                                        of such series will be redeemed as set forth in the
                                                        related Prospectus Supplement.  In addition, if the
                                                        related Prospectus Supplement provides that the property
                                                        of a Trust will include a Pre-Funding Account, all or
                                                        certain classes of the outstanding Notes, if any, of
                                                        such series will be subject to partial redemption on or
                                                        immediately following the end of the Funding Period in
                                                        an amount and manner specified in the related Prospectus
                                                        Supplement.

Property of a Trust...................................  The property of a Trust will primarily include (i) a pool (the "Contract Pool") of retail installment sale
                                                        contracts and direct loans (the "Initial Contracts")
                                                        secured by the new and used recreation vehicles financed
                                                        thereby (the "Initial Financed Vehicles"), (ii) certain
                                                        monies received under the Initial Contracts on and after
                                                        the Initial Cut-off Date specified in the related
                                                        Prospectus Supplement (the "Initial Cut-off Date"),
                                                        (iii) an assignment of the security interests in the
                                                        Initial Financed Vehicles, (iv) the Collection Account
                                                        and the Paid-Ahead Account, if any, including all
                                                        investments therein, all income from the investment of
                                                        funds therein and all proceeds thereof, certain other
                                                        accounts and the proceeds thereof and certain other
                                                        rights under the Trust Documents specified in the
                                                        related Prospectus Supplement, and (v) the proceeds from
                                                        claims under certain insurance policies in respect of
                                                        individual Initial Financed Vehicles or the related
                                                        Obligors.  In addition, if so specified in the related
                                                        Prospectus Supplement, the property of a Trust will
                                                        include specified credit or cash flow enhancement and
                                                        monies on deposit in a Pre-Funding Account to be
                                                        established with the Indenture Trustee or the Owner
                                                        Trustee, which will be used to purchase Subsequent
                                                        Contracts from the Seller from time to time during the
                                                        Funding Period, as well as any Subsequent Contracts so
                                                        purchased.  See "The Trust Property."

                                                        If and to the extent provided in the related Prospectus
                                                        Supplement, a Trust will be obligated to purchase from
                                                        the Seller (subject to the satisfaction of certain
                                                        conditions described in the applicable Trust Documents)
                                                        from time to time during the Funding Period, from monies
                                                        on deposit in the Pre-Funding Account, additional retail
                                                        installment sale contracts and direct loans (the
                                                        "Subsequent Contracts" and, together with the Initial
                                                        Contracts, the "Contracts") secured by the new and used
                                                        recreation vehicles financed thereby (the "Subsequent
                                                        Financed Vehicles" and, together with the Initial
                                                        Financed Vehicles, the "Financed Vehicles"), certain
                                                        monies received under the Subsequent Contracts on and
                                                        after the related Subsequent Cut-off Dates (specified in
                                                        the related Prospectus Supplement), an assignment of the
                                                        security interests in the Subsequent

                                                        Financed Vehicles, and proceeds from claims under
                                                        certain insurance policies in respect of individual
                                                        Subsequent Financed Vehicles or the related Obligors.
                                                        It is expected that the Subsequent Contracts will
                                                        have an aggregate principal balance approximately
                                                        equal to the Pre-Funded Amount on the related Closing
                                                        Date.

                                                        The Financed Vehicles consist of motor homes, travel
                                                        trailers and other types of recreation vehicles.  See
                                                        "The Contract Pool."

                                                        CITSF will be obligated to repurchase Contracts (a
                                                        "Repurchased Contract") upon the occurrence of certain
                                                        breaches of representations and warranties (a
                                                        "Repurchase Event").  See "The Purchase Agreements and
                                                        the Trust Documents--Sale and Assignment of the
                                                        Contracts" and "--Servicing Procedures."

The Contracts.........................................  The property of a Trust will consist primarily of installment sale contracts for recreation vehicles
                                                        originated by recreation vehicle dealers ("Dealers") and
                                                        acquired by CITSF or The CIT Group/Consumer Finance,
                                                        Inc. (NY) ("CITCF-NY") or other affiliates of CITSF, or
                                                        if specified in the related Prospectus Supplement,
                                                        originated directly by CITSF or one of its affiliates or
                                                        acquired by CITSF or one of its affiliates from
                                                        unaffiliated third parties, and direct loans.  On or
                                                        prior to the date of issuance of a series of the
                                                        Securities (the "Closing Date"), CITCF-NY will sell
                                                        certain contracts that will constitute a portion of the
                                                        Initial Contracts to CITSF pursuant to a purchase
                                                        agreement, and CITSF will sell the Initial Contracts to
                                                        the Company pursuant to a purchase agreement (the
                                                        "Purchase Agreement"), and the Company will sell the
                                                        Initial Contracts to a Trust pursuant to the Trust
                                                        Documents.  If and to the extent specified in the
                                                        related Prospectus Supplement, CITSF or the Seller or
                                                        one of their respective affiliates may retain the right
                                                        to receive a portion of the interest accruing on some or
                                                        all of the Contracts sold to a Trust.  See "The Purchase
                                                        Agreements and the Trust Documents--Sale and Assignment
                                                        of the Contracts."

                                                        The Contracts will generally be prepayable at any time
                                                        without penalty to the purchaser of the related Financed
                                                        Vehicles or other person or persons who are obligated to
                                                        make payments under the Contract (each, an "Obligor").
                                                        The related Prospectus Supplment will contain certain
                                                        information with respect to each Contract Pool as of the
                                                        Initial Cut-off Date or such other date specified
                                                        therein, including the proportions of each type of
                                                        Financed Vehicle, the weighted average annual percentage
                                                        rate and the weighted average remaining maturity of
                                                        Contracts in the Contract Pool.

                                                        If and to the extent specified in the related Prospectus
                                                        Supplement, from time to time during the Funding Period,
                                                        CITSF will be obligated to sell, and the Company will be
                                                        obligated to purchase, pursuant to a purchase agreement
                                                        (the "Subsequent Purchase Agreement") subject to the
                                                        satisfaction of certain conditions described therein,
                                                        Subsequent Contracts at a purchase price which, unless
                                                        otherwise specified in the related Prospectus
                                                        Supplement, will be equal to the aggregate principal
                                                        amounts thereof as of the first day in the related month
                                                        of transfer designated by CITSF and the Company (each, a
                                                        "Subsequent Cut-off Date").  A portion of such
                                                        Subsequent Contracts may be acquired by CITSF from
                                                        CITCF-NY or other affiliates of CITSF.  Pursuant to one
                                                        or more subsequent transfer agreements (each, a
                                                        "Subsequent Transfer Agreement") between the Company and
                                                        the related Trust, and subject to the satisfaction of
                                                        certain conditions described therein, the Company will
                                                        in turn sell the Subsequent Contracts to such Trust at a
                                                        purchase price equal to the amount paid by the Company
                                                        to CITSF for such Subsequent Contracts, which purchase
                                                        price shall be paid from monies on deposit in the
                                                        Pre-Funding Account.  Subsequent Contracts will be
                                                        transferred from CITSF to the Company and from the
                                                        Company to such Trust on the Business Day specified by
                                                        CITSF and the Company during the month in which the
                                                        related Subsequent Cut-off Date occurs (each, a
                                                        "Subsequent Transfer Date").

The Pre-Funding Account...............................  If the Prospectus Supplement for a series of the
                                                        Securities specifies that a portion of the proceeds of
                                                        the offering will be deposited in a Pre-Funding Account,
                                                        the Pre-Funding Account will be maintained as an
                                                        Eligible Account, which account may be maintained with
                                                        the Owner Trustee or the Indenture Trustee, and the
                                                        funds on deposit therein will be invested solely in
                                                        Permitted Investments (as defined in the related
                                                        Prospectus Supplement), that mature not later than one
                                                        Business Day prior to the next succeeding Distribution
                                                        Date, until such funds are applied during the Funding
                                                        Period to pay to the Company the purchase price for
                                                        Subsequent Contracts.  See "The Purchase Agreements and
                                                        the Trust Documents--Accounts." Monies on deposit in the
                                                        Pre-Funding Account will not be available to cover
                                                        losses on or in respect of the Contracts.

                                                        On the Closing Date, the Pre-Funding Account will be
                                                        created with an initial deposit, from the proceeds of
                                                        the Securities, in the amount, if any, specified in the
                                                        related Prospectus Supplement (the "Pre-Funded Amount").
                                                        The Pre-Funded Amount will not exceed one-third of the
                                                        sum of the Original Certificate Balance and the initial
                                                        principal amount of the Notes.  Unless otherwise

                                                        specified in the related Prospectus Supplement, the
                                                        "Funding Period" will be the period from the Closing
                                                        Date until the earliest to occur of (i) the date on
                                                        which the amount on deposit in the Pre-Funding Account
                                                        (exclusive of investment earnings) is less than
                                                        $100,000, (ii) the date on which an Event of Default
                                                        occurs under the Indenture (if any), (iii) the date on
                                                        which an Event of Termination occurs under the Trust
                                                        Documents, (iv) the insolvency of the Company, CITSF,
                                                        CITCF-NY or CIT, or (v) the close of business on the
                                                        date specified in the related Prospectus Supplement
                                                        (which date will occur in the third calendar month after
                                                        the month in which the Closing Date occurred).  During
                                                        the Funding Period, on one or more Subsequent Transfer
                                                        Dates, the Pre-Funded Amount will be applied to purchase
                                                        Subsequent Contracts from the Company.  Unless otherwise
                                                        specified in the related Prospectus Supplement, the
                                                        Company expects that the Pre-Funded Amount will be
                                                        reduced to less than $100,000 by the end of the Funding
                                                        Period, although no assurance can be given that this
                                                        will in fact occur.  Unless otherwise specified in the
                                                        related Prospectus Supplement, any portion of the
                                                        Pre-Funded Amount remaining on deposit in the
                                                        Pre-Funding Account at the end of the Funding Period
                                                        will be payable as principal to Noteholders and
                                                        Certificateholders in accordance with the Pre-Funded
                                                        Percentage on the first Distribution Date thereafter or,
                                                        if the end of the Funding Period is on a Distribution
                                                        Date, then on such date.

Capitalized Interest Account..........................  If the Prospectus Supplement for a series of the
                                                        Securities specifies that a portion of the proceeds of
                                                        the offering will be deposited in a Capitalized Interest
                                                        Account, on the Closing Date a portion of the proceeds
                                                        from the sale of the Securities (in an amount specified
                                                        in the related Prospectus Supplement) will be deposited
                                                        into an account (the "Capitalized Interest Account")
                                                        maintained as an Eligible Account, which account may be
                                                        maintained with the Owner Trustee or the Indenture
                                                        Trustee, and the funds on deposit therein will be
                                                        invested solely in Permitted Investments that mature no
                                                        later than one Business Day prior to the next
                                                        Distribution Date.  Amounts deposited in the Capitalized
                                                        Interest Account will be used on each Distribution Date
                                                        to pay interest on the Securities, in the amount or in
                                                        accordance with the formula specified in the related
                                                        Prospectus Supplement.  Monies on deposit in the
                                                        Capitalized Interest Account will not be available to
                                                        cover losses on or in respect of the Contracts.

                                                        On each Distribution Date any amount remaining in the
                                                        Capitalized Interest Account in excess of the Required
                                                        Capitalized Interest Amount (as defined in the related
                                                        Prospectus Supplement) shall be released to the

                                                        Affiliated Owner, if any, or other person specified in
                                                        the related Prospectus Supplement.  Unless otherwise
                                                        specified in the related Prospectus Supplement, any
                                                        amounts remaining in the Capitalized Interest Account on
                                                        the last day of the Funding Period and not used for such
                                                        purposes will be deposited in the Collection Account and
                                                        will be available for distributions, as described herein
                                                        or in the related Prospectus Supplement, on the first
                                                        Distribution Date thereafter or, if the end of the
                                                        Funding Period is on a Distribution Date, then on such
                                                        date.

Distribution Dates....................................  Unless otherwise specified in the related Prospectus
                                                        Supplement, payments of interest and principal on the
                                                        Securities will be made on the fifteenth day of each
                                                        month or, if any such day is not a Business Day, on the
                                                        next succeeding Business Day (each, a "Distribution
                                                        Date"), commencing on the date specified in the related
                                                        Prospectus Supplement.  Unless otherwise specified in
                                                        the related Prospectus Supplement, payments on the
                                                        Securities on each Distribution Date will be made to the
                                                        holders of record of the related Securities at the close
                                                        of business on the Business Day immediately preceding
                                                        such Distribution Date or, in the event Definitive
                                                        Securities have been issued, at the close of business on
                                                        the last Business Day of the month immediately preceding
                                                        the month in which such Distribution Date occurs (each,
                                                        a "Record Date").

                                                        To the extent not previously paid in full prior to such
                                                        time, the outstanding principal amount of the Notes and
                                                        the Certificates will be payable on the Distribution
                                                        Date occurring in the month or months specified in the
                                                        related Prospectus Supplement (the "Note Final Scheduled
                                                        Distribution Date" and the "Certificate Final Scheduled
                                                        Distribution Date").

                                                        A "Business Day" is any day other than a Saturday,
                                                        Sunday or any day on which banking institutions or trust
                                                        companies in the states of New York, Oklahoma and such
                                                        other states (if any) specified in the related
                                                        Prospectus Supplement are authorized by law, regulation
                                                        or executive order to be closed.

Interest Accrual Period...............................  Unless otherwise specified in the related Prospectus
                                                        Supplement, the period for which interest is payable on
                                                        a Distribution Date on the Securities shall be the
                                                        one-month period from the most recent Distribution Date
                                                        to but excluding the following Distribution Date, or in
                                                        the case of the initial Distribution Date from the date
                                                        specified in the related Prospectus Supplement to but
                                                        excluding the initial Distribution Date (each, an
                                                        "Interest Accrual Period").

Due Period............................................  With respect to any Distribution Date, the "Due Period"
                                                        is the period during which principal, interest and other
                                                        amounts will be collected on the Contracts for
                                                        application towards the payment of principal and
                                                        interest to the Securityholders and the payment of fees
                                                        on such Distribution Date.  Unless otherwise specified
                                                        in the related Prospectus Supplement, the "Due Period"
                                                        will be the calendar month immediately preceding the
                                                        Distribution Date.

Determination Date....................................  Unless otherwise specified in the related Prospectus
                                                        Supplement, the "Determination Date" is the third
                                                        Business Day prior to each Distribution Date.  On each
                                                        Determination Date, the Servicer will determine the
                                                        Available Amount for distribution on the related
                                                        Distribution Date, allocate such amounts between the
                                                        Notes, the Certificates and the Servicer Payment, and
                                                        advise the Trustees (or the paying agent appointed
                                                        pursuant to the Trust Documents) of the amounts of the
                                                        payments to be made to Securityholders, all as described
                                                        under "The Purchase Agreements and the Trust
                                                        Documents--Distributions." The "Servicer Payment" is
                                                        equal on each Distribution Date to the sum of the
                                                        reimbursement then due to the Servicer for outstanding
                                                        Monthly Advances and the Servicing Fee (including any
                                                        unpaid Servicing Fees for past Distribution Dates).

                                                        Unless otherwise specified in the related Prospectus
                                                        Supplement, the "Available Amount" with respect to each
                                                        Trust on any Distribution Date is equal to the excess of
                                                        (A) the sum of (i) all amounts on deposit in the
                                                        Collection Account attributable to collections or
                                                        deposits made in respect of such Contracts (including
                                                        any late fees, prepayment charges, extension fees or
                                                        other administrative fees or similar charges allowed by
                                                        applicable law with respect to the Contracts ("Late
                                                        Fees") in the related Due Period, and (ii) the Purchase
                                                        Price for any Contract repurchased by CITSF as a result
                                                        of breaches of certain representations and warranties or
                                                        purchased by the Servicer as a result of breaches of
                                                        certain covenants and any Monthly Advances and any
                                                        Non-Reimbursable Payments made by the Servicer, if such
                                                        Purchase Price, Monthly Advance or Non-Reimbursable
                                                        Payment is paid on the Deposit Date immediately
                                                        preceding such Distribution Date, over (B) the sum of
                                                        the following amounts (to the extent that the Servicer
                                                        has not already withheld such amounts from collections
                                                        on the Contracts): (i) any repossession profits on
                                                        liquidated Contracts, Liquidation Expenses (as defined
                                                        in the Trust Documents) incurred and taxes and insurance
                                                        advanced by the Servicer in respect of Financed Vehicles
                                                        that are reimbursable to the Servicer under the Trust
                                                        Documents, (ii) any amounts incorrectly

                                                        deposited in the Collection Account, (iii) any amounts
                                                        deposited in the Paid-Ahead Account, if any, during the
                                                        related Due Period, (iv) net investment earnings on the
                                                        funds in the Collection Account and the Paid-Ahead Account, if any, and (v) any other amounts permitted to be withdrawn from the Collection Account and the Paid-Ahead Account, if
                                                        any, by the Servicer (or to be retained by the Servicer
                                                        from collections on the Contracts) pursuant to the Trust
                                                        Documents.

Subordination.........................................  The rights of the Certificateholders to receive distributions with respect to the Contracts will be
                                                        subordinated to the rights of the Noteholders of the
                                                        same series, to the extent described in the related
                                                        Prospectus Supplement.  This subordination is intended
                                                        to enhance the likelihood of timely receipt by
                                                        Noteholders of the full amount of interest and principal
                                                        required to be paid to them, and to afford the
                                                        Noteholders limited protection against losses in respect
                                                        of the Contracts.

                                                        If and to the extent specified in the related Prospectus
                                                        Supplement, one or more classes of Notes of a series may
                                                        be subordinated to the rights of one or more other
                                                        classes of Notes of the same series.

                                                        The protection afforded to the Noteholders by the
                                                        subordination feature described above will be effected
                                                        by the preferential right of Noteholders to receive, to
                                                        the extent described in the related Prospectus
                                                        Supplement, current distributions from collections on or
                                                        in respect of the Contracts prior to the application of
                                                        such collections to payments in respect of the
                                                        Certificates or any subordinated Notes.

Enhancement...........................................  If and to the extent specified in the related Prospectus
                                                        Supplement with respect to a Trust, the enhancement
                                                        applicable to a class of Securities may include any one
                                                        or more of the following: a financial guaranty insurance
                                                        policy, a letter of credit, a CIT Limited Guarantee, a
                                                        reserve fund, a third party guarantee, a cash collateral
                                                        account, a derivative product, a credit facility, a
                                                        liquidity facility, another form of credit enhancement,
                                                        or any combination thereof.  The enhancement with
                                                        respect to any class of Securities may be structured to
                                                        provide protection against delinquencies and/or losses
                                                        on the Contracts, against changes in interest rates, or
                                                        other risks, or to supplement the interest rate on
                                                        specified Contracts, in each case to the extent and
                                                        under the conditions specified in the related Prospectus

                                                        Supplement.  Unless otherwise specified in the related
                                                        Prospectus Supplement, any form of enhancement will have
                                                        certain limitations and exclusions from coverage
                                                        thereunder, which will be described in the related
                                                        Prospectus Supplement.  Further information regarding
                                                        any provider of credit enhancement, including financial
                                                        information when material, will be included (or
                                                        incorporated by reference) in the related Prospectus
                                                        Supplement.  See "The Certificates--Enhancement."

Monthly Advances......................................  Unless otherwise specified in the related Prospectus
                                                        Supplement, with respect to each Contract as to which
                                                        there has been a Payment Shortfall during the related
                                                        Due Period, the Servicer shall advance funds in the
                                                        amount of such Payment Shortfall (each, a "Monthly
                                                        Advance"), but only to the extent that the Servicer, in
                                                        its good faith judgment, expects to recover such Monthly
                                                        Advance from subsequent collections on such Contract
                                                        made by or on behalf of the Obligor thereunder (but only
                                                        to the extent of expected interest collections in the
                                                        case of a Simple Interest Contract) or from net
                                                        liquidation proceeds or insurance proceeds with respect
                                                        to such Contract.  The Servicer shall be reimbursed for
                                                        any Monthly Advance from subsequent collections with
                                                        respect to such Contract.  If the Servicer determines in
                                                        its good faith judgment that an unreimbursed Monthly
                                                        Advance shall not ultimately be recoverable from
                                                        subsequent collections, the Servicer shall be reimbursed
                                                        for such Monthly Advance from collections on all
                                                        Contracts.  In determining whether an advance is or will
                                                        be nonrecoverable, the Servicer need not take into
                                                        account that it might receive any amounts in a
                                                        deficiency judgment against an Obligor.  Unless
                                                        otherwise specified in the related Prospectus
                                                        Supplement, the Servicer will not make a Monthly Advance
                                                        in respect of (i) the principal component of any
                                                        scheduled payment on a Simple Interest Contract, or (ii)
                                                        a Payment Shortfall arising from a Contract which has
                                                        been prepaid in full or which has been subject to a
                                                        Relief Act Reduction during the related Due Period.  See
                                                        "The Purchase Agreements and the Trust
                                                        Documents--Monthly Advances." Unless otherwise specified
                                                        in the related Prospectus Supplement, "Payment
                                                        Shortfall" means (i) with respect to any Simple Interest
                                                        Contract and any Distribution Date, the excess of (A)
                                                        the product of (1) one-twelfth of the Contract Rate of
                                                        such Contract and (2) the outstanding principal amount
                                                        of such Contract as of the last day of the second
                                                        preceding Due Period (or, in the case of the first Due
                                                        Period ending after the Contract was acquired by the
                                                        related Trust, as of the Initial Cut-off Date or the
                                                        Subsequent Cut-off Date, as the case may be), over (B)
                                                        the amount of interest, if any, collected on such
                                                        Contract during the related Due Period, and (ii) with
                                                        respect to any

                                                        Precomputed Contract and any Distribution
                                                        Date, the excess of (A) the scheduled payment due on
                                                        such Contract during the related Due Period over (B) the
                                                        amount collected on such Contract (including any amounts
                                                        allocated from the Paid-Ahead Account with respect to
                                                        such Due Period) during the related Due Period.

Non-Reimbursable Payments.............................  If and to the extent specified in the related Prospectus
                                                        Supplement, with respect to each Contract as to which
                                                        there has been a Payment Shortfall with respect to
                                                        interest in the related Due Period arising from either a
                                                        prepayment in full of such Contract or a Relief Act
                                                        Reduction in respect of such Contract during such Due
                                                        Period, the Trust Documents may require the Servicer to
                                                        deposit into the Collection Account on the Business Day
                                                        immediately preceding the following Distribution Date,
                                                        without the right of subsequent reimbursement, an amount
                                                        equal to such Payment Shortfall (a "Non-Reimbursable
                                                        Payment").  If the related Prospectus Supplement does
                                                        not specify that the Servicer will make Non-Reimbursable
                                                        Payments, the Servicer will not be obligated to make
                                                        such payments with respect to the Trust.

Paid-Ahead Account....................................  Early payments by or on behalf of Obligors on
                                                        Precomputed Contracts which do not constitute scheduled
                                                        payments, full prepayments or certain partial
                                                        prepayments that result in a reduction of an Obligor's
                                                        periodic payment below the scheduled payment as of the
                                                        Initial Cut-off Date or Subsequent Cut-off Date, as the
                                                        case may be, will be deposited into the Paid-Ahead
                                                        Account until such time as the paid-ahead amount becomes
                                                        due.   See "The Contract Pool" and "The Purchase
                                                        Agreements and the Trust Documents-Paid Ahead
                                                        Precomputed Contracts."

Servicing Fees........................................  Unless otherwise specified in the related Prospectus
                                                        Supplement, with respect to each series of Securities,
                                                        the Servicer shall receive a monthly fee (the "Servicing
                                                        Fee"), payable on each Distribution Date, equal to the
                                                        sum of (i) one-twelfth of the product of the percentage
                                                        specified in the related Prospectus Supplement as the
                                                        "Servicing Fee Rate" and the Pool Balance as of the last
                                                        day of the second preceding Due Period (or, in the case
                                                        of the first Distribution Date, as of the Initial
                                                        Cut-off Date) and (ii) any investment earnings on
                                                        amounts on deposit in the Collection Account, the
                                                        Paid-Ahead Account, if any, the Certificate Distribution
                                                        Account, if any, and the Note Distribution Account, if
                                                        any; provided, however, that the Servicing Fee Rate
                                                        applicable to a Trust may be increased to a rate (or
                                                        maximum rate) specified in the related Prospectus
                                                        Supplement if CITSF or an affiliate thereof is not the

                                                        Servicer.  See "The Purchase Agreements and the Trust
                                                        Documents--Servicing Compensation."

Optional Purchase of the Contracts....................  Unless otherwise specified in the related Prospectus
                                                        Supplement, with respect to each series of Securities,
                                                        at its option, CITSF may purchase all the Contracts in
                                                        the related Trust on any Distribution Date on which the
                                                        aggregate principal balance of the Contracts (the "Pool
                                                        Balance") as of the last day of the related Due Period
                                                        is equal to or less than a percentage specified in the
                                                        related Prospectus Supplement of the Initial Pool
                                                        Balance, at a purchase price determined as described
                                                        under "The Purchase Agreements and the Trust
                                                        Documents--Termination." Unless otherwise specified in
                                                        the related Prospectus Supplement, the "Initial Pool
                                                        Balance" equals the sum of (i) the Pool Balance as of
                                                        the Initial Cut-off Date and (ii) the aggregate
                                                        principal balance of all Subsequent Contracts added to
                                                        the related Trust as of their respective Subsequent
                                                        Cut-off Dates.

Auction Sale..........................................  Unless otherwise specified in the related Prospectus
                                                        Supplement, with respect to each series of Securities,
                                                        within ten days after the first Distribution Date on
                                                        which the Pool Balance as of the last day of the related
                                                        Due Period is equal to or less than a percentage
                                                        specified in the related Prospectus Supplement of the
                                                        Initial Pool Balance, the Indenture Trustee (or, if the
                                                        series did not include Notes or the Notes have been paid
                                                        in full and the Indenture has been discharged in
                                                        accordance with its terms, the Owner Trustee) shall
                                                        solicit bids for the purchase of the Contracts remaining
                                                        in the related Trust.  In the event that satisfactory
                                                        bids are received as described in "The Purchase
                                                        Agreements and the Trust Documents--Termination," the
                                                        net sale proceeds will be distributed to
                                                        Securityholders, in the same order of priority as
                                                        collections received in respect of the Contracts, on the
                                                        second Distribution Date succeeding such Due Period.  If
                                                        satisfactory bids are not received, such Trustee shall
                                                        decline to sell the Contracts and shall not be under any
                                                        obligation to solicit any further bids or otherwise
                                                        negotiate any further sale of the Contracts.  See "The
                                                        Purchase Agreements and the Trust
                                                        Documents--Termination."

Ratings...............................................  As a condition of issuance, the Securities of each series offered pursuant to this Prospectus will be rated
                                                        in one of the four highest rating categories by at least
                                                        one nationally recognized statistical rating
                                                        organization specified in the related Prospectus
                                                        Supplement (each, a "Rating Agency").  The ratings of
                                                        the Securities should be evaluated independently from
                                                        similar ratings on other types of securities.  The
                                                        ratings do not address the possibility that
                                                        Securityholders may suffer a lower than anticipated
                                                        yield.  The ratings do not address the

                                                        likelihood that the Securities will be retired following
                                                        the sale of the Contracts by a Trustee as described above
                                                        under "--Auction Sale" or "--Optional Purchase of the
                                                        Contracts." See "Ratings" herein.

                                                        There can be no assurance that any rating will remain in
                                                        effect for any given period of time or that a rating
                                                        will not be lowered or withdrawn by the assigning Rating
                                                        Agency if, in its judgment, circumstances so warrant.
                                                        In the event that the rating initially assigned to any
                                                        of the Securities is subsequently lowered or withdrawn
                                                        for any reason, no person or entity will be obligated to
                                                        provide any additional credit enhancement with respect
                                                        to such Securities.  There can be no assurance whether
                                                        any other rating agency will rate any of the Securities,
                                                        or if one does, what rating would be assigned by any
                                                        such other rating agency.  A security rating is not a
                                                        recommendation to buy, sell or hold securities.

Certain Federal Income Tax Considerations.............  If the related Prospectus Supplement states that a Trust is structured as an owner trust, in the opinion of
                                                        Counsel to the Seller, for Federal income tax purposes:
                                                        (1) the Notes will constitute indebtedness; and (2) the
                                                        Certificates will constitute interests in a trust fund
                                                        that will not be treated as an association taxable as a
                                                        corporation.  Each Noteholder, by acceptance of a Note,
                                                        will agree to treat the Notes as indebtedness, and each
                                                        Certificateholder, by the acceptance of a Certificate,
                                                        will agree to treat the Trust as a partnership in which
                                                        the Certificateholders are partners for Federal income
                                                        tax purposes.  Alternative characterizations of the
                                                        Notes and the Certificates are possible, but would not
                                                        result in materially adverse tax consequences to
                                                        Noteholders or Certificateholders.  See "Certain Federal
                                                        Income Tax Consequences" herein.

ERISA Considerations..................................  Fiduciaries of employee benefit plans subject to the
                                                        Employee Retirement Income Security Act of 1974, as
                                                        amended ("ERISA"), or plans subject to Section 4975 of
                                                        the Internal Revenue Code of 1986 (the "Code") should
                                                        carefully review with their legal advisors whether the
                                                        purchase or holding of the Certificates offered hereby
                                                        could give rise to a transaction prohibited or not
                                                        otherwise permissible under ERISA or the Code.  See
                                                        "ERISA Considerations" herein.

                                                        The related Prospectus Supplement will provide further
                                                        information with respect to the eligibility of a class
                                                        of Certificates for purchase by employee benefit plans.
                                                        See "ERISA Considerations" herein and in the related
                                                        Prospectus Supplement.

                                                        Subject to certain considerations discussed under "ERISA
                                                        Considerations" herein and in the related

                                                        Prospectus Supplement, and unless otherwise specified in the related Prospectus Supplement, the Notes will be
                                                        eligible for purchase by employee benefit plans that are
                                                        subject to ERISA.

Legal Investment......................................  The appropriate characterization of the Certificates and the Notes under various legal investment restrictions
                                                        applicable to the investment activities of certain
                                                        institutions, and thus the ability of investors subject
                                                        to these restrictions to purchase the Certificates and
                                                        the Notes, may be subject to significant interpretive
                                                        uncertainties.  All investors whose investment authority
                                                        is subject to legal restrictions should consult their
                                                        own legal advisors to determine whether, and to what
                                                        extent, the Certificates and the Notes will constitute
                                                        legal investments for them.

                                  RISK FACTORS

  Prospective Securityholders should consider the following risk factors in connection with the purchase of the Securities:

  1. Limited Obligations. The Securities will not represent an interest in or an obligation of The CIT Group, Inc. ("CIT"), The CIT Group Securitization Corporation II (the "Company"), any Affiliated Owner specified in the related Prospectus Supplement, or any Servicer (including The CIT Group/Sales Financing, Inc. ("CITSF")) or any of their respective affiliates. Unless and to the extent otherwise specified in the related Prospectus Supplement, the Securities will not be insured or guaranteed by any government agency or instrumentality, CIT or any of its affiliates (including the Company, any Affiliated Owner, and CITSF), the Underwriters or any of their affiliates, or any other Servicer or any of its affiliates.

  2. Risk of Loss. An investment in the Securities may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and liquidation experience of pools of installment sale contracts and direct loans secured by recreation vehicles. The credit criteria and underwriting guidelines under which CITSF originates recreation vehicle installment sale contracts and direct loans were changed in 1994. The delinquency and loan loss experience for CITSF's portfolio will be affected adversely by this change in credit criteria. See "The CIT Group/Sales Financing, Inc., Servicer--Delinquency and Loan Loss Experience" herein and in the related Prospectus Supplement. Since the market value of recreation vehicles generally declines with age and since in certain states the Trustees may not have a first perfected security interest in the Financed Vehicles, the Servicer may not recover the entire amount owing under a defaulted Contract. See "Certain Legal Aspects of the Contracts." In such a case, the Securityholders may suffer a corresponding loss. The market value of the Financed Vehicles could be or could become lower than the outstanding principal balances of the Contracts that they secure. Sufficiently high liquidation losses on the Contracts will have the effect of reducing, and could eliminate (a) the protection against loss afforded to the Noteholders by the subordination of the Certificates, if any, or by the Enhancement, if any, applicable to the Notes and (b) the protection against loss afforded to the Certificateholders by the Enhancement (as specified in the related Prospectus Supplement), if any. If the amount available under the Enhancement, if any, is reduced to zero, holders of the Certificates will bear the risk of loss resulting from default by Obligors and will have to look primarily to the value of the related Financed Vehicles for recovery of the outstanding principal and unpaid interest on the defaulted Contracts. If the Certificate Balance is reduced to zero, the holders of the Notes will bear the risk of loss resulting from default by Obligors and will have to look primarily to the value of the related Financed Vehicles for recovery of the outstanding principal and unpaid interest on the defaulted Contracts.

  3. Security Interests and Certain Other Aspects of the Contracts. Each Contract will be secured by a security interest in a Financed Vehicle. Perfection of security interests in the Financed Vehicles and enforcement of rights to realize upon the value of the Financed Vehicles as collateral for the Contracts are subject to a number of state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and certificate of title statutes. The steps necessary to perfect a security interest in a Financed Vehicle vary from state to state. Unless otherwise specified in the related Prospectus Supplement, all Contracts in the Contract Pool were acquired by CITSF or The CIT Group/Consumer Finance, Inc. (NY) ("CITCF-NY") from recreation vehicle dealers ("Dealers") and name the Dealer as obligee and as secured party. Most of the Contracts in the Contract Pool were assigned by the related Dealer to CITSF or CITCF-NY. In each such case, CITSF or CITCF-NY is named as the secured party on the certificate of title for the related Financed Vehicle. Due to the expense and administrative inconvenience involved, CITSF will not amend any certificate of title to name the Company or any Trustee as the lienholder and the Company will not deliver any certificate of title to such Trustee or note thereon such Trustee's interest. Consequently, in some states, in the absence of such an amendment to the certificate of title to reflect the successive assignments by CITCF-NY to CITSF, by CITSF to the Company, and by the Company to the Trust, the security interest in the Financed Vehicle may not be effective or such security interest may not be perfected, and the assignment of the security interest in the Financed Vehicle to the Trust may not be effective against other creditors of the related Obligor or a trustee in bankruptcy.

  In addition, numerous federal and state consumer protection laws impose requirements on sellers under retail installment sale contracts, such as the Contracts, and the failure by the seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due or paid under such agreements and the right to set-off against claims by such assignees. These laws would apply to a Trust as assignee of the Contracts. From time to time, CITSF has been involved in litigation under consumer or debtor protection laws, some of which have been class actions. The Trust is subject to the risk of similar litigation. With respect to each series of Securities, pursuant to the Trust Documents, CITSF will represent and warrant as of the Initial Cut-off Date with respect to each Initial Contract, and as of the related Subsequent Cut-off Date with respect to each Subsequent Contract, that each Contract complies with all requirements of law and CITSF will provide certain warranties relating to the validity, perfection and priority of the security interest in each Financed Vehicle securing a Contract. A breach by CITSF of any such warranty that materially and adversely affects the related Trust's interest in any Contract would require CITSF to repurchase such Contract unless such breach is cured. If CITSF does not honor its purchase obligation in respect of a Contract and the Obligor for such Contract were to default, recovery of amounts due on such Contract would be primarily dependent on repossession and resale of the Financed Vehicle securing such Contract. Certain other factors may limit the ability of the Securityholders to realize upon the Financed Vehicles or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts."

  Under California law and most state vehicle dealer licensing laws, sellers of recreation vehicles are required to be licensed to sell vehicles at retail sale. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and assignment of retail installment sale contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with the provisions of these laws may affect the enforceability of the related Contract. A Trust and the Company may not have obtained the licenses required under any federal or state consumer laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in actions seeking enforcement of such rights which may prevent a Trust from collecting amounts due under the Contracts. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the obligor may be able to assert a defense against the seller of the Financed Vehicle which defense may prevent a Trust from collecting amounts due under the affected Contracts. See "Certain Legal Aspects of the Contracts."

  Any shortfall in payments on or in respect of Contracts, or any liability of a Trust to Obligors, as a result of noncompliance with the laws summarized above and under "Certain Legal Aspects of the Contracts" could result in losses to the Securityholders.

  4. Certain Matters Relating to Insolvency. CITCF-NY, CITSF and the Company intend that transfers of Contracts from CITCF-NY to CITSF, from CITSF to the Company and from the Company to the related Trust, constitute sales, rather than pledges of the Contracts to secure indebtedness. However, if CITCF-NY, CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C.((S)) 101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of such debtor, or such debtor as debtor-in-possession, may contend that the sales of the Contracts by CITCF-NY to CITSF, by CITSF to the Company, or by the Company to the related Trust, respectively, were pledges of the Contracts rather than sales and that, accordingly, such Contracts should be part of such assigning entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Securityholders. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Insolvency."

  5. Limited Liquidity. There is currently no market for the Securities of any series. Although the Company expects that the underwriters of any particular series will make a secondary market for such Securities, they will have no obligation to do so. There can be no assurance that a secondary market will develop for the Securities of any series or, if it does develop, that it will provide any of the Securityholders with liquidity of investment or that it will continue for the term of any series of Securities. Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form which may adversely affect the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge the Securities.

  6. The Subsequent Contracts and the Pre-Funding Account. If and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Contracts by CITSF during the Funding Period will be subject to the conditions described in the related Prospectus Supplement under "The Contract Pool." If CITSF does not originate contracts satisfying such criteria during the Funding Period, CITSF will have insufficient contracts to sell to the related Trust on Subsequent Transfer Dates, thereby resulting in prepayments of principal to Noteholders and Certificateholders as described below.

  Unless otherwise specified in the related Prospectus Supplement, to the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Contracts by the related Trust by the end of the Funding Period, Noteholders and Certificateholders will receive a prepayment of principal in an amount equal to the Pre-Funded Percentage allocable to the Noteholders and the Certificateholders, respectively, of the Pre-Funded Amount remaining in the Pre-Funding Account at such time, which prepayment will be made on the first Distribution Date following the end of the Funding Period or, if the Funding Period ends on a Distribution Date, on such date. Unless otherwise specified in the related Prospectus Supplement, the "Pre-Funded Percentage" with respect to the Notes or the Certificates is the percentage derived from the fraction, the numerator of which is the initial principal balance of the Notes or the Original Certificate Balance, as the case may be, and the denominator of which is the sum of the initial principal balance of the Notes and the Original Certificate Balance. It is anticipated that the principal amount of Subsequent Contracts purchased by the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders and the Certificateholders at the end of the Funding Period.

  Each Subsequent Contract must satisfy the eligibility criteria specified in the related Prospectus Supplement and the Trust Documents at the time of its sale to the Trust. Unless otherwise specified in the related Prospectus Supplement, the Company (the seller of any Subsequent Contracts to the related Trust) will certify that all such eligibility criteria have been satisfied and CITSF (the seller of any Subsequent Contracts to the Company) will certify that all conditions precedent to the sale of the Subsequent Contracts to the Trust have been satisfied. Unless otherwise specified in the related Prospectus Supplement, it is a condition to the sale of any Subsequent Contracts to the Trust that each Rating Agency, after receiving prior notice of the proposed transfer of Subsequent Contracts to the Trust, shall not have advised the Seller or the Trustees that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of either the Notes or the Certificates. Following the transfer of Subsequent Contracts to the Contract Pool the aggregate characteristics of the Contracts then held in the Contract Pool may vary from those of the Initial Contracts included therein.

  The ability of a Trust to invest in Subsequent Contracts is entirely dependent upon whether CITSF is able to originate recreation vehicle contracts that meet the requirements for transfer on a Subsequent Transfer Date under the Trust Documents. The ability of CITSF to originate such contracts may be affected by a variety of economic and social factors. Moreover, such factors may affect the ability of the Obligors thereunder to perform their obligations thereunder, which may cause contracts originated by CITSF or its affiliates to fail to meet the requirements for transfer under the Trust Documents. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, CITSF is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect CITSF's ability to originate Subsequent Contracts.


  7. Prepayment from the Pre-Funding Account. To the extent specified in the related Prospectus Supplement, if the Pre-Funded Amount has not been fully applied by the related Trust to purchase Subsequent Contracts by the end of the Funding Period, then the Pre-Funded Amount will be payable as principal to Noteholders and Certificateholders in accordance with the Pre-Funded Percentage on the first Distribution Date following the end of the Funding Period, or, if the end of the Funding Period is on a Distribution Date, on such date.

  In the event that amounts remain on deposit in the Pre-Funding Account at the end of the Funding Period and are applied to the payment of principal to the Noteholders and Certificateholders, such partial retirement of the Notes and Certificates may shorten the average life of the Securities and may cause the Noteholders and Certificateholders to experience a lower yield on the Securities. In addition, any reinvestment risk resulting from such partial retirement will be borne by the holders of such Securities.

  8. Limited Assets. Unless otherwise specified in the related Prospectus Supplement, each Trust will covenant to sell the Contracts (a) if directed to do so by the related Indenture Trustee in accordance with the related Indenture following an acceleration of a series of Notes upon an Event of Default, and (b) in other circumstances specified in the related Prospectus Supplement. However, there is no assurance that the market value of the related Contracts will at any time be equal to or greater than the aggregate outstanding principal balance of such Notes. Therefore, upon an Event of Default with respect to such Notes, there can be no assurance that sufficient funds will be available to repay Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Note Final Scheduled Distribution Date. Furthermore, upon a sale by the Trust of the Contracts, the net proceeds from such sale remaining after payment of all amounts due to the Servicer and the Noteholders may not be sufficient to pay the Certificate Balance and interest accrued thereon.

  If and to the extent specified in the related Prospectus Supplement, one or more Enhancements will be available to pay principal and/or interest on the Notes and/or the Certificates on any Distribution Date. However, unless otherwise specified in the related Prospectus Supplement, the amount of any Enhancement will be limited and will be reduced as the Pool Balance is reduced. If the amounts available under the applicable Enhancement are exhausted, a Trust will depend solely on payments on or with respect to the Contracts, Monthly Advances and Non-Reimbursable Payments to make distributions to the Securityholders.

  9. Ratings of the Securities. It is a condition to the issuance of a series of Securities offered pursuant to this Prospectus that the Securities be rated in one of the four highest rating categories by at least one Rating Agency. The ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by a Trustee as described under "The Purchase Agreement and the Trust Documents--Termination." There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the Rating Agency if, in its judgment, circumstances so warrant. In the event that the rating initially assigned to the Securities is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Securities. There can be no assurance that any other rating agency will rate the Notes or the Certificates, or if one does, what rating would be assigned by any such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

  10. Book Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Securities will be offered for purchase in book-entry form only and will be initially registered in the name of the nominee of The Depository Trust Company ("DTC" and, together with any successor depository selected by the Company, the "Depository"). No person acquiring an interest in the Notes through the facilities of DTC (a "Note Owner") will be entitled to receive a Definitive Note representing such person's interest in the Notes, except as set forth under "Certain Information Regarding the Securities-- Definitive Securities," and such persons will hold their interests in the Notes through DTC in the United States or Cedel Bank, societe anonyme ("Cedel") or Euroclear in Europe. No person acquiring an interest in the Certificates through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Certificates, except as set forth under "Certain Information Regarding the Securities--Definitive Securities," and such persons will hold their interests in the Certificates through DTC. Unless and until Definitive Securities are issued under the limited circumstances described herein and in the related Prospectus Supplement, all references to actions by Securityholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities."

  11. Risk of Commingling. At any time that the requirements as specified under "The Purchase Agreements and the Trust Documents--Collections," are met, the Servicer may deposit payments on or with respect to the Contracts and proceeds of Contracts into the Collection Account or the Paid-Ahead Account, as applicable, monthly on the Business Day immediately preceding the next Distribution Date (the "Deposit Date"). Pending such a monthly deposit into the Collection Account or the Paid-Ahead Account, as applicable, collections on the Contracts may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds or if the Servicer became insolvent, the holders of the Securities could incur a loss with respect to collections not deposited in the Collection Account or the Paid-Ahead Account.

                                   THE TRUSTS

  With respect to each series of Securities, the Seller will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Contracts pursuant to the related Trust Documents, the Trust will have no assets or obligations. After its formation, the related Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of such Trust and proceeds therefrom, (ii) issuing the Securities of the related series, (iii) making payments on the Securities of the related series, (iv) entering into agreements and transactions in connection with the Enhancement, if any, for the related series of Securities, and (v) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  Each Certificate, if any, will represent a fractional undivided interest and/or residual interest in the related Trust. Each Note, if any, will represent an obligation of, the related Trust.

  If specified in the related Prospectus Supplement, the related Trust will initially be capitalized with equity equal to the "Original Certificate Balance" specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, Certificates with an aggregate original principal balance of at least the amount specified in the related Prospectus Supplement will be owned by the Affiliated Owner specified in the related Prospectus Supplement (the "Affiliated Owner") and Certificates representing the remainder of the Original Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the Affiliated Owner, the Seller, the Servicer or their affiliates. If specified in the related Prospectus Supplement, the Company or one of its affiliates will own the entire beneficial interest in the Trust. The equity in a Trust, together with the proceeds of the initial sale of the Notes, if any, will be used by the Trust to purchase the Initial Contracts from the Seller pursuant to the Trust Documents and, if specified in the related Prospectus Supplement, to fund the deposit of the Pre-Funded Amount and the deposit to the Capitalized Interest Account and for such other purposes as are specified in the related Prospectus Supplement.

  The Servicer will service the Contracts held by each Trust and will receive fees for such services. See "The Purchase Agreement and the Trust Documents-- Servicing Compensation." Unless otherwise specified in the related Prospectus Supplement, CITSF will be appointed as custodian on behalf of each Trust, and will hold the original installment sales contract (or promissory note) as well as copies of documents and instruments relating to each Contract and evidencing the security interest in the Financed Vehicle securing each Contract (the "Contract Files").

THE TRUSTEE(S)

  The Trustee(s) for each Trust will be specified in the related Prospectus Supplement. The Trustee(s) will perform limited administrative functions, including making distributions from the Certificate Distribution Account and/or the Note Distribution Account. A Trustee's liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of such Trustee as set forth in the Trust Documents. A Trustee may appoint a co-trustee to act as co-trustee pursuant to a co-trustee agreement with such Trustee.

  A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee.

The Servicer may also remove a Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if such Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will pay each Trustee's fees. The Trust Documents will further provide that each Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by such Trustee not resulting from its own willful misfeasance, bad faith or gross negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents).

                               THE TRUST PROPERTY

  Each Certificate, if any, will represent a fractional undivided interest and/or residual interest in the related Trust. Each Note, if any, will be an obligation of the related Trust and will be secured by assets of the Trust (other than the Certificate Distribution Account, if any, and other accounts or property specified in the related Prospectus Supplement). The property of each Trust will include, among other things, (i) a pool (the "Contract Pool") of retail installment sale contracts secured by new and used recreation vehicles between Dealers and Obligors, consisting of the Initial Contracts and the Subsequent Contracts (if any); (ii) all monies received under the Initial Contracts on or after the Initial Cut-off Date and the Subsequent Contracts (if any) on or after the related Subsequent Cut-off Date; (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Trust Documents (including all investments in such accounts and all income from the funds therein and all proceeds thereof, other than investment earnings on any account so specified in the related Prospectus Supplement) as described herein; (iv) if specified in the related Prospectus Supplement, specified credit or cash flow enhancement and all monies on deposit in the Pre-Funding Account, the Capitalized Interest Account and any other account specified in the related Prospectus Supplement (including, unless otherwise specified in the related Prospectus Supplement, all investments in such accounts and all income from the funds therein and all proceeds thereof, other than investment earnings on any account so specified in the related Prospectus Supplement); (v) assignments of the security interests in the Financed Vehicles and any accessions thereto; (vi) the right to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Vehicles or Obligors, as the case may be; (vii) the rights of the Trust under the Trust Documents; and (viii) any and all proceeds of the foregoing.

  Pursuant to agreements between CITSF and many of the Dealers, the Dealer is obligated after origination to repurchase from CITSF recreation vehicle contracts which do not meet certain representations and warranties made by such Dealer. Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related recreation vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of such Contracts. Unless otherwise specified in the related Prospectus Supplement, any Dealer agreement with respect to the Contracts will not be assigned by CITSF to the Company or by the Company to the Trust. However, unless otherwise specified in the related Prospectus Supplement, the Trust Documents will authorize CITSF to transfer a Contract to a Dealer upon a repurchase by a Dealer pursuant to a Dealer agreement and will require that any recovery of amounts with respect to a Contract by CITSF pursuant to Dealer repurchase obligations be deposited in the Collection Account for the related Trust in satisfaction of CITSF's repurchase obligations under the Trust Documents to the extent, if any, that CITSF has not already satisfied that obligation. In accordance with its customary servicing practices and procedures, in determining whether to exercise any right of recourse against a Dealer, CITSF considers the prior performance of the Dealer and other business and commercial factors, including its own commercial relationship with such Dealer. The assignments by the Dealers of Contracts to CITSF do not generally provide for recourse to the Dealer for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the Dealer's representations and warranties.

                               THE CONTRACT POOL

  Each pool of Contracts with respect to a Trust (a "Contract Pool") will consist of retail installment sales contracts to finance the purchase of new and used recreation vehicles and direct loans (collectively, the "Contracts"). The Contracts will be originated or acquired by CITSF or its affiliates (including CITCF-NY). Except as otherwise specified in the related Prospectus Supplement, the Contracts will (i) be fully amortizing, (ii) bear interest at a fixed or variable rate (the "Contract Rate"), and (iii) be Simple Interest Contracts or Precomputed Contracts.

  "Simple Interest Contracts" provide for the allocation of each payment made thereunder to principal and interest in accordance with the "simple interest" method. For Simple Interest Contracts, the principal balance of the Contract is amortized over a series of equal monthly payments. Each monthly interest payment is calculated by multiplying the outstanding principal balance of the loan by the Contract Rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law. Payments received on a Simple Interest Contract are applied first to interest accrued to the date payment is received and second to reduce the unpaid principal balance of the Contract. Accordingly, if an Obligor makes a payment on the Contract less than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be less than 30 days' interest, and the amount of principal repaid in such month will be correspondingly greater. Conversely, if an Obligor makes a payment on the Contract more than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be greater than 30 days' interest, and the amount of principal repaid in the month will be correspondingly reduced. As a result, based on the payment characteristics of a particular Obligor, the principal due on the final due date of a Simple Interest Contract may vary from the principal payment that would be made if payments for such Contract were always made on their due dates.

  If an Obligor pays more than one installment on a Simple Interest Contract at a time, the regular installment will be treated as described above. However, the entire amount of the additional installment or installments will be treated as a principal payment and applied to reduce the principal balance of the related Contract. The Obligor will not be required to make any payments on such a Contract (a "Paid-Ahead Simple Interest Contract"), for the number of due dates (the "Paid-Ahead Period") for which it has paid in advance the full installment. However, during the Paid-Ahead Period interest will continue to accrue on the principal balance of such Paid-Ahead Simple Interest Contract, as reduced by the application of the early installment. As a result, when the Paid-Ahead Period ends and the Obligor pays the next required installment, such payment may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, such Paid-Ahead Simple Interest Contract would be considered to be current. This situation would continue until the monthly installments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Contract. Depending on the principal balance and Contract Rate of the related Contract and on the number of installments paid in advance of their due dates, there may be extended periods of time during which Simple Interest Contracts that are not amortizing are considered current.

  "Precomputed Contracts" provide for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Contract, consists of an amount of interest equal to 1/12th of the related Contract Rate multiplied by the unpaid principal balance of the Contract, and an amount of principal equal to the remainder of the monthly payment.

  If an Obligor with respect to any Precomputed Contract, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Due Period (such Contract being a "Paid-Ahead Precomputed Contract"), the additional scheduled payments made in such Due Period will be deposited into the Paid-Ahead Account and applied on subsequent Deposit Dates as described herein under "The Purchase Agreements and the Trust Documents-Paid-Ahead Precomputed Contracts." Because paid-ahead amounts on Paid-Ahead Precomputed Contracts are deposited into the Paid-Ahead Account, no shortfalls of interest or principal will result therefrom.

  Unless otherwise specified in the related Prospectus Supplement, each Contract provides that an Obligor may prepay its Contract, in whole or in part, at any time, without a prepayment premium.

  The Financed Vehicles will consist of motor homes, travel trailers and other types of recreation vehicles. Motor homes are recreation camping and travel vehicles built on or as an integral part of a self-propelled motor vehicle chassis. A motor home may provide kitchen, sleeping and bathroom facilities, is equipped with the ability to carry fresh water and sewage and may be one of the following types:

    Motor Home: The living unit has been constructed on a bare, specially designed motor vehicle chassis.

    Van Camper: A panel-type truck to which the manufacturer typically adds any two of the following conveniences: sleeping, kitchen and toilet facilities. The manufacturer also typically adds electrical hookup, water storage, water hookup and top extension to provide more headroom.

    Mini Motor Home: This unit is built on an automotive manufactured van frame with an attached cab section typically having a gross vehicle weight rating of 6,500 pounds or more, with an overall height of less than eight feet. The manufacturer completes the body section containing the living area and attaches it to the cab section.

    Compact Motor Home: This unit is built on an automotive manufactured cab and chassis typically having a gross vehicle weight rating of less than 6,500 pounds. It may provide any or all of the features of the larger units.

  Travel trailers are trailers designed to be towed by a motorized vehicle (e.g., automobile, van or pickup truck) and are of a size and weight that does not require a special highway movement permit. A travel trailer is designed to provide temporary living quarters for recreation, camping or travel use, does not require permanent on-site hookup and may be one of the following types:

    Conventional Travel Trailer: This unit ranges typically from 12 feet to 35 feet in length, and is towed by means of a bumper or frame hitch attached to the towing vehicle.

    Park Trailer: These units are designed for seasonal or temporary living. When set up, the unit may be connected to utilities necessary for operation of installed fixtures and appliances. The unit is built on a single chassis mounted on wheels. Park trailers are no more than 40 feet in overall body length and no more than 12 feet in overall body width when in the traveling mode. The unit is designed for set-up by persons without special skills using only hand tools.

    Fifth-Wheel Travel Trailer: This unit can be equipped in the same way as the conventional travel trailer, but is constructed with a raised forward section that allows a bi-level floor plan. This style is designed to be towed by a vehicle equipped with a device known as a fifth-wheel hitch.

    Folding Camping Trailer: This is a portable unit mounted on wheels and constructed with collapsible partial sidewalls which fold for towing by another vehicle and unfold at the campsite to provide temporary living quarters for recreation, camping or travel use.

    Truck Camper: This is a portable unit designed to be loaded onto and unloaded from the bed of a pickup truck, constructed to provide temporary living quarters for recreation travel or camping use.

  Certain detailed information regarding the Contract Pool as of the Initial Cut-off Date or such other date specified therein for each Trust will be set forth in the related Prospectus Supplement. If specific information with respect to the Contract Pool is not known at the time the related series of Securities initially is offered, more general information will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on a Current Report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities. A copy of the Trust Documents with respect to each series of Securities will be attached to the Current Report on Form 8-K and will be available for inspection at the corporate trust office of the Owner Trustee specified in the related Prospectus Supplement. A schedule of the Contract Pool relating to such series will be attached to the Trust Documents delivered to the Owner Trustee upon delivery of the Securities.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  Unless otherwise specified in the related Prospectus Supplement, each Contract provides that it is prepayable, without premium, by the Obligor at any time. Prepayments (or, for this purpose, equivalent payments to a Trust) also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by CITSF due to breach of a representation or warranty or breach of a covenant in the Trust Documents, or as a result of CITSF exercising its option to purchase the Contract Pool. See "The Purchase Agreements and the Trust Documents." The rate of prepayments on the Contracts may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the Contracts will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Contracts. Certificateholders and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Certificates or the Notes, as the case may be.

                                  POOL FACTORS

  Unless otherwise specified in the related Prospectus Supplement, the "Certificate Pool Factor" for each class of Certificates, if any, is a seven-digit decimal which the Servicer will compute each month indicating the remaining Certificate Balance as of the Distribution Date, as a fraction of the Original Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Certificates. A Certificateholder's portion of the aggregate outstanding Certificate Balance is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Certificate Pool Factor.

  Unless otherwise specified in the related Prospectus Supplement, the "Note Pool Factor" for each class of Notes, if any, is a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal balance of the Notes as of the Distribution Date, as a fraction of the initial outstanding principal balance of the Notes. The Note Pool Factor will be
1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Notes. A Noteholder's portion of the aggregate outstanding principal balance of the Notes is the product of (i) the original denomination of the Noteholder's Note, and (ii) the Note Pool Factor.

  With respect to each Trust and pursuant to the related Trust Documents, unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Securityholders will receive monthly reports concerning the payments received on the Contracts, the Pool Balance, the Certificate Pool Factor, if any, the Note Pool Factor, if any, and various other items of information. Securityholders of record (which in most cases will be Cede) during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. Certificate Owners, if any, and Note Owners, if any, may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Owner Trustee and the Indenture Trustee (if any) at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the Company will sell the Initial Contracts to a Trust concurrently with the sale of the Securities and the net proceeds from the sale of the Securities will be applied by such Trust to the purchase of the Initial Contracts, to the payment of certain expenses connected with pooling the Contracts and issuing the Securities, to the deposit of the Pre-Funded Amount in the Pre-Funding Account, if any, to the deposit of the initial amount into the Capitalized Interest Account, if any, and to the deposit of the initial amount, if any, into a Reserve Fund, if any. Such net proceeds less the payment of such expenses, the Pre-Funded Amount, if any, and the initial deposit into the Capitalized Interest Account, if any, and the Reserve Fund, if any, represent the purchase price paid by a Trust to the Company for the sale of the Initial Contracts to such

Trust. Such amount will be determined as a result of the pricing of the Securities, through the offering described in the related Prospectus Supplement. The net proceeds to be received by the Company from the sale of the Initial Contracts to a Trust will be paid by the Company to CITSF as the purchase price for the Contracts and will be added to CITSF's general funds and will be available for general corporate purposes, including the purchase of new recreation vehicle installment sales contracts and the payment of the purchase price to CITCF-NY for any Contracts acquired by CITSF from CITCF-NY.

                              THE CIT GROUP, INC.

  CIT, a Delaware corporation, is a leading diversified finance organization offering secured commercial and consumer financing primarily in the United States to smaller, middle-market and larger businesses and to individuals through a nationwide distribution network. CIT commenced operations in 1908. CIT has developed a broad array of "franchise" strategic business units that focus on specific industries, asset types and markets which are balanced by client, industry and geographic diversification.

  The Dai-Ichi Kangyo Bank, Limited ("DKB") owns eighty percent (80%) of the issued and outstanding shares of common stock of CIT. DKB purchased a sixty percent (60%) common stock interest in CIT from Manufacturers Hanover Corporation ("MHC") at year-end 1989 and acquired an additional twenty percent (20%) common stock interest in CIT on December 15, 1995 from CBC Holding (Delaware) Inc. ("CBC Holding"), a wholly owned subsidiary of The Chase Manhattan Corporation ("CMC"). DKB has an option, expiring December 15, 2000, to purchase the remaining twenty percent (20%) common stock interest from CBC Holding.


  On September 26, 1997, CIT changed its name to The CIT Group, Inc. and filed a registration statement with the Securities and Exchange Commission for an initial public offering of 20% of its common stock. The proceeds of that offering will be used to fund CIT's acquisition of DKB's option to purchase CBC Holdings' 20% interest in CIT and the exercise of such option. Following consummation of such offering, DKB will continue to hold its present investment in CIT.

  In accordance with a stockholders agreement among DKB, CMC, as direct successor to CBC and indirect successor to MHC, and CIT, dated as of December 29, 1989, as amended by an Amendment to Stockholders' Agreement, dated December 15, 1995 (as amended, the "Stockholders Agreement"), one nominee of the Board of Directors is designated by CMC. The Stockholders Agreement also contains restrictions with respect to the transfer of the stock of CIT to third parties.

  CIT is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the offices of the Commission and at the offices of the New York Stock Exchange, Inc. See "Additional Information."

              THE CIT GROUP SECURITIZATION CORPORATION II, SELLER

  The Company was incorporated in the State of Delaware on June 24, 1994, and is a wholly-owned, limited purpose finance subsidiary of CIT. The Company maintains its principal office at 650 CIT Drive, Livingston, New Jersey 07039. Its telephone number is (201) 535-3514.

  As described herein, the obligations of the Company with respect to the Securities are limited. The Company will make no representations or warranties with respect to the Contracts and will have no ongoing servicing obligations or responsibilities with respect to the Contract Pool. CITSF is an affiliate of the Company. The Company will acquire the Contract Pool in a privately negotiated transaction from CITSF.

  Unless otherwise specified in the related Prospectus Supplement, neither CIT nor any of its affiliates, including the Company and CITSF, will be obligated with respect to the Securities. Accordingly, the Company has determined that financial statements of CITSF and the Company are not material to the offering of the Securities.

                 THE CIT GROUP/SALES FINANCING, INC., SERVICER

GENERAL

  CITSF, a Delaware corporation, is a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (201) 740-5000.

  CITSF originates, purchases, sells and services retail installment sales contracts for recreation vehicles, manufactured housing, recreational boat products and other consumer goods throughout the United States. CITSF has been a lender to the recreation vehicle industry for more than 30 years. CITSF has a centralized asset service facility (the "Asset Service Center") in Oklahoma City, Oklahoma. Working through Dealers and manufacturers, CITSF offers retail installment credit. In addition to purchasing recreation vehicle contracts from Dealers on an individual basis, CITSF makes bulk purchases of recreation vehicle contracts. These bulk purchases may be from the portfolios of other lending institutions or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold recreation vehicle contracts.

  The Asset Service Center of CITSF services consumer credit transactions in 50 states and the District of Columbia. It provides full servicing for recreation vehicle, home equity, recreational boat and manufactured housing retail installment contracts. The servicing portfolio includes both loans originated or purchased by CITSF, as well as loans originated or purchased by CITSF and subsequently securitized with servicing retained. The servicing portfolio also includes loans owned by third parties that are serviced by CITSF for a fee on a "contract" basis. The Asset Service Center is supplemented by outside collectors and field remarketers located throughout the United States.

  CITSF's general policies with regard to the origination of recreation vehicle installment sale contracts are described under "--Contract Origination" and "-- CITSF's Underwriting Guidelines." See "--Servicing" for a description of certain of CITSF's servicing policies.

CONTRACT ORIGINATION

  Although CITSF does purchase recreation vehicle installment sale contracts in bulk from other lenders, unless otherwise specified in the related Prospectus Supplement, all of the Contracts in the Contract Pool have been originated by CITSF or CITCF-NY through the purchase of such Contracts from Dealers.

  Through its Regional Business Centers, CITSF arranges to purchase recreation vehicle contracts from recreation vehicle Dealers located throughout the United States. New business development officers contact the Dealers located in their territories and explain CITSF's available financing plans, terms, prevailing rates and credit and financing policies. If the Dealer wishes to use CITSF's available customer financing, the Dealer must make an application for Dealer approval. Upon satisfactory results of CITSF's investigation of the Dealer's creditworthiness and general business reputation, CITSF and the Dealer execute a Dealer agreement. CITSF also originates recreation vehicle installment loan agreements directly. In addition, CITSF purchases portfolios of recreation vehicle contracts from other lending institutions or finance companies.

  Contracts that CITSF purchases from Dealers or originates itself (as opposed to portfolios of contracts purchased from other lenders) are purchased on an individually approved basis in accordance with CITSF's underwriting guidelines.

  If CITSF believes that an obligor on a recreation vehicle contract (including one of the Contracts) is likely to refinance the contract as a result of interest rate changes or other reasons, CITSF may in its discretion attempt to retain such obligor as a customer by soliciting the obligor to refinance the contract with CITSF.

CITSF'S UNDERWRITING GUIDELINES

  All recreation vehicle contracts that are purchased by CITSF from Dealers are written on forms provided or approved by CITSF and are purchased on an individually approved basis. With respect to each retail recreation vehicle contract to be purchased from a Dealer, CITSF's general practice is to have the Dealer submit the customer's credit application, manufacturer's invoice (if the contract is for a new vehicle) and certain other information relating to the contract to the applicable Regional Business Center. Personnel at the Regional Business Center analyze the creditworthiness of the customer and of other aspects of the proposed transaction.

  All credit applications are entered into an application processing system. During 1997, CITSF installed a new application processing system designed to enhance productivity and provide greater control over the quality of credits approved through the use of "decision rules" that alert analysts to further investigate certain conditions. The new system also requires the proper level of authority to approve transactions over an individual's dollar limits.
CITSF's underwriting guidelines require, and have required, a credit officer at a Regional Business Center with the appropriate level of credit authority to examine each applicant's credit history, residence history, employment history and debt-to-income payment ratio. Although, with respect to these criteria, CITSF has, and has had, certain minimum requirements, as described below, CITSF's management does not believe that these minimum requirements are themselves generally sufficient to warrant credit approval of an applicant. Thus, there were and are no requirements on the basis of which, if they are met, credit is routinely approved without review by a credit officer. Based on credit score and other risk factors, each applicant is either approved, declined or, if necessary, referred to a credit officer with a higher credit authority.


  The retail customer generally has had a stable residence, employment and credit history, a minimum of two years in his or her present job, a debt ratio (the ratio of total installment debt and housing expenses to gross monthly income) of 40% or less, a down payment of at least 10% and an overall favorable credit profile. Approval of retail customers that do not meet the above-described retail customer profile is considered by the appropriate level credit officer, on a case by case basis. Such approval, if granted, is based on the applicant's length and likelihood of continued employment, ability to pay, and a review of the applicants' paying habits. No guarantors, endorsers or co-signers are considered in determining whether to accept or reject an application. The maximum amount CITSF will advance to such targeted customers is (i) in the case of a new financed vehicle, 100% of the unpaid cash balance, not to exceed 110% of the manufacturer's invoice price plus taxes, fees and insurance, and (ii) in the case of a used financed vehicle, 100% of the unpaid cash balance, not to exceed 110% of the wholesale value as determined by the Kelly blue book or the NADA Guide book. Funding of a contract is authorized after verification of the conditions of approval of the application and satisfactory delivery of the related recreation vehicle.

  In August 1994, CITSF's credit criteria were changed to permit greater reliance on credit scores and overall evaluation instead of using specific disqualifying criteria (e.g., a minimum of two years of employment). The interest rate charged on each recreation vehicle contract originated since August 1994 reflects CITSF's evaluation of the relative risk associated with an individual's application.

  The credit review and approval practices of each Regional Business Center are subject to internal reviews and internal audits that, through sampling, examine the nature of the verification of credit histories, residence histories, employment histories, debt ratios of the applicants and evaluate the credit risks associated with the contracts purchased through such regional office by rating the obligors on such contracts according to their credit histories, employment histories, debt ratios and housing ratios.

SERVICING

  Through its Asset Service Center, CITSF services recreation vehicle, manufactured housing, recreational boat, home equity, and other consumer loans. CITSF services all of the recreation vehicle contracts it originates or purchases, whether on an individual basis or in bulk (except those it has sold to third parties on a servicing released basis). CITSF is actively seeking arrangements pursuant to which it will service recreation vehicle contracts held by other entities, including contracts which were not purchased by CITSF or sold to such other entities by CITSF. Generally, such servicing responsibilities are, and would be, also carried out through the Asset Service Center. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and, where such contracts have been sold, remitting principal and interest payments to the holders thereof, to the extent such holders are entitled thereto. Collection procedures include repossession and resale of recreation vehicles securing defaulted contracts and, if deemed advisable by

CITSF, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any recreation vehicle are made on an individual basis, CITSF's general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of such recreation vehicles if the market is favorable. The Asset Service Center has developed a nationwide auction network to facilitate resale efforts on such repossessions.

DELINQUENCY AND LOAN LOSS EXPERIENCE

  Each Prospectus Supplement will include information on CITSF's loss and delinquency experience with respect to its servicing portfolio of recreation vehicle contracts. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool. Unless otherwise specified in the related Prospectus Supplement, the tables setting forth the delinquency experience for the portfolio of recreation vehicle contracts originated and serviced by CITSF will exclude contracts acquired by CITSF through portfolio purchases and contracts in repossession.

                                THE CERTIFICATES

GENERAL

  A series of Securities may include one or more classes of Asset-Backed Certificates (the "Certificates") issued pursuant to the Trust Documents to be entered into among the Seller, the Servicer, and the Owner Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Payments in respect of the Certificates will be subordinated to payments on the Notes, if any, to the extent described in the related Prospectus Supplement. The following summary describes certain terms of the Certificates and the Trust Documents. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Documents, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where this summary refers to particular provisions or terms used in the Trust Documents, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

  The Certificates will be issued in the minimum denominations and integral multiples in excess thereof specified in the related Prospectus Supplement; provided, however, that one Certificate of each series may be issued in a denomination other than such integral multiple such that the applicable Affiliated Owner specified in the related Prospectus Supplement, if any, may be issued at least the portion of the Original Certificate Balance specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Company or one of its affiliates will own the entire beneficial interest in the Trust. Unless otherwise specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, each class of the Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC, except as provided below. Unless otherwise specified in the related Prospectus Supplement, DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the Certificates through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Certificate representing such person's interest in the Certificates, except as set forth under "Certain Information Regarding The Securities--Definitive Securities." Unless and until Definitive Certificates are issued under the limited circumstances described in the related Prospectus Supplement and herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities." If specified in the related Prospectus Supplement, one or more classes of Certificates will be issued and sold privately.

DISTRIBUTION OF PRINCIPAL AND INTEREST ON THE CERTIFICATES

  The Certificates will bear interest at the rate specified in the related Prospectus Supplement (the "Pass-Through Rate"). The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Stripped Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Stripped Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments of interest and principal on the Certificates will be made on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing on the date specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, with respect to any Distribution Date, the Due Period will be the calendar month preceding the month of such Distribution Date.
Unless otherwise specified in the related Prospectus Supplement, payments on the Certificates on each Distribution Date will be made to the holders of record of the related Certificates on the day immediately preceding such Distribution Date or, in the event Definitive Certificates have been issued, at the close of business of the last day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date"). A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the states of New York, Oklahoma and such other states (if any) specified in the related Prospectus Supplement are authorized or required by law, regulation or executive order to be closed.

                                   THE NOTES

GENERAL

  A series of Securities may include one or more classes of Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") issued pursuant to an Indenture (as amended and supplemented from time to time, the "Indenture") between a Trust and an Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where this summary refers to particular provisions or terms used in the Indenture, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

  The Notes will be issued in the minimum denominations and integral multiples in excess thereof specified in the related Prospectus Supplement; provided, however, that one Note of each class of each series may be issued in a denomination other than such integral multiple. Unless otherwise specified in the related Prospectus Supplement, the Notes will be issued in book-entry form
only.   Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by a single Note registered in the name of Cede, the nominee of DTC, except as provided below. No person acquiring an interest in the Notes through the facilities of DTC (a "Note Owner" and, together with a Certificate Owner, a "Security Owner") will be entitled to receive a Note representing such person's interest in the Notes, except as set forth under "Certain Information Regarding The Securities--Definitive Securities" and such persons will hold their interests in the Notes through DTC in the United States or Cedel or Euroclear in Europe. Unless and until Definitive Notes are issued under the limited circumstances described in the related Prospectus Supplement and herein, all references to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Participants, and all references in the related Prospectus Supplement and herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities." If specified in the related Prospectus Supplement, one or more classes of Notes will be issued and sold privately.

PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Stripped Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Stripped Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified herein and in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the aggregate amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement, in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount then available to be distributed in respect of interest on the Notes. In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments of interest and principal on the Notes will be made on each Distribution Date, commencing on the date specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, with respect to any Distribution Date, the Due Period will be the calendar month preceding the month of such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, payments on the Notes on each Distribution Date will be made to the holders of record of the related Notes on the related Record Date.

THE INDENTURE

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. CITSF will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

  Modification of Indenture without Noteholder Consent. With respect to each Trust, the Issuer and the related Indenture Trustee may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision which may be inconsistent with any other provision; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any provision as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add any provision in order to comply with the Trust Indenture Act of 1939, as amended; or (viii) to add, change in any manner, or eliminate any provision, or modify in any manner the rights of Noteholders; provided that any action specified in this clause
(viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless Noteholder consent is otherwise obtained as described in the Indenture. Any action specified in clause (viii) shall be taken only upon satisfaction of the Rating Agency Condition. "Rating Agency Condition" with respect to any action means the condition that the Rating Agency or Agencies specified in the related Prospectus Supplement shall have notified the Seller, the Servicer and the Issuer in writing that such action will not result in the downgrade or withdrawal of the then current ratings of the Securities.

  Modification of Indenture with Noteholder Consent. With respect to each Trust, with the consent of the holders of not less than a majority of the aggregate outstanding principal amount of the Notes, and with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

  Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) any failure to pay interest on any Note as and when the same becomes due and payable, which failure continues unremedied for five days; (ii) except as set forth in (iv) below, any failure to make any installment of the principal of any Note as and when the same becomes due and payable which failure continues unremedied for thirty days after the giving of written notice of such failure to the Issuer and the Seller (or the Servicer, as applicable) by the Indenture Trustee or to the Issuer and the Seller (or the Servicer, as applicable) and the Indenture Trustee by the holders of not less than 25% of the aggregate outstanding principal amount of the Notes; (iii) any default in the observance or performance in any material respect of any other covenants or agreements in the Indenture, which failure materially and adversely affects the rights of Noteholders, and which failure continues unremedied for thirty days after the giving of written notice of such failure to the Issuer and the Seller (or the Servicer, as applicable) by the Indenture Trustee or to the Issuer and the Seller (or the Servicer, as applicable) and the Indenture Trustee by the holders of not less than 25% of the aggregate outstanding principal amount of the Notes;
(iv) any failure to pay in full the outstanding principal balance of any Notes on or prior to the Note Final Scheduled Distribution Date; and (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. However, unless otherwise specified in the related Prospectus Supplement, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Note Final Scheduled Distribution Date for such class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of not less than a majority in aggregate outstanding principal amount of the Controlling Notes may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of not less than a majority of the aggregate outstanding principal amount of such Controlling Notes.

  "Controlling Notes" means (i) if there is only one class of Notes, such class of Notes and (ii) if there is more than one class of Notes (a) all classes of the most senior class of Notes then outstanding voting together as a single class until such class of Notes have been paid in full, and (b) from and after the payment in full of such senior class of Notes then outstanding, all classes of the next most senior class of Notes voting together as a single class until such class of Notes have been paid in full.


  Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party under the related Contracts, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, is prohibited from selling the related Contracts following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding related Notes at the date of such sale, or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of not less than 66 2/3% of the aggregate outstanding principal amount of the Controlling Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances, and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest on the Certificates or in respect of the Certificate Balance (other than payments of the "Principal Liquidation Loss Amount" (as defined in the related Prospectus Supplement) and other payments from the Enhancement (if any) applicable to the Certificates).

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Controlling Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee and the holders of not less than a majority in aggregate outstanding principal amount of such Controlling Notes may, in certain cases, waive any past default with respect thereto, except a default (i) in the payment of principal of or interest on any of the Notes or
(ii) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Note.


  No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in aggregate outstanding principal amount of the Controlling Notes have made written request of the Indenture Trustee to institute such proceeding, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for sixty days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty-day period by the holders of not less than a majority in aggregate outstanding principal amount of such Controlling Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within ninety days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not, for a period of one year and one day after the termination of the Indenture, institute against the Affiliated Owner, if any, the Company or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee in its individual capacity nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Affiliated Owner (if any) or the Company, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of the related Trust contained in the Indenture.

  Certain Covenants. Unless otherwise specified in the related Prospectus Supplement, each Indenture will provide that the related Trust may not consolidate with or merge with or into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and timely payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken, and (vi) the Trust has received an opinion of counsel to the effect that such consolidation or merger will have no material adverse tax consequences to the Trust or to any related Noteholder or Certificateholder.

  Unless otherwise specified in the related Prospectus Supplement, each Trust will covenant that it will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreements or the Trust Documents (collectively, the "Related Documents"), sell, convey, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal or interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

  No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

  Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the assets of the Trust securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

  The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee and will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement.

  The Trust Documents will provide that the Servicer will pay the Indenture Trustee's fees. The Trust Documents will further provide that the Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any cost, loss, liability, claim, damage or expense incurred by the Indenture Trustee in connection with the acceptance or performance of the trusts and duties contained in the Indenture in accordance with the terms and conditions therein, not resulting from its own willful misfeasance, bad faith or gross negligence (other than by reason of a breach of any of its representations or warranties set forth in the Indenture).

  Trust Indenture Act. Each Indenture will comply with all applicable provisions of the Trust Indenture Act of 1939, as amended.

                                  ENHANCEMENT

  General. The Prospectus Supplement will specify whether there is Enhancement for any class of the Securities of a series and, if so, the material terms of such Enhancement. Any Enhancement may be intended (i) to enhance the likelihood of receipt by the Certificateholders, if any, and/or the Noteholders, if any, of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders, if any, and/or the Noteholders, if any, will experience losses, or (ii) to provide protection against changes in interest rates or against other risks, or (iii) to supplement the interest rate on the Contracts, in each case to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any Enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Securityholders will bear their allocable share of such losses. In addition, if a form of Enhancement covers more than one class of Securities of a series, Securityholders of any such class will be subject to the risk that such Enhancement will be exhausted by the claims of Securityholders of other classes.

  Subordination. Unless otherwise specified in the related Prospectus Supplement, the rights of Certificateholders to receive distributions of interest and principal are subordinated to the rights of Noteholders to receive payment in full of all amounts of interest and principal which the Noteholders are entitled to receive on the related Distribution Date. Consequently, unless otherwise specified in the related Prospectus Supplement, no distribution will be made to the Certificateholders on any Distribution Date in respect of (i) interest until the full amount of interest and principal on the Notes payable on such Distribution Date has been distributed to the Noteholders, other than payments from the applicable Enhancement, if any, and (ii) principal until the Notes have been paid in full, other than distributions in respect of the Principal Liquidation Loss Amount to the extent, if any, set forth in the related Prospectus Supplement.

  If and to the extent specified in the related Prospectus Supplement, the rights of one or more classes of Notes of a series to receive distributions of interest and principal may be subordinated to the rights of one or more other classes of Notes of the same series to receive payment in full of all amounts of interest and principal which are payable thereon on each Distribution Date.

  Other Enhancement. The amounts and types of credit or cash flow enhancement arrangements (each, an "Enhancement"), if any, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Enhancement may be in the form of a financial guaranty insurance policy, letter of credit, CIT Limited Guarantee, reserve fund, third party guarantee, cash collateral account, derivative product, credit facility, yield supplement agreement, overcollateralization, guaranteed investment contract, guaranteed rate agreement, other agreements with respect to third party payments or other support, or other form of credit or cash flow enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, Enhancement for a class of Securities of a series may cover one or more other classes of Securities in such series.
Further information regarding providers of Enhancement, including financial information when material, will be included in the related Prospectus Supplement.


  Reserve Fund or Reserve Account. If so specified in the related Prospectus Supplement, an account (a "Reserve Fund" or "Reserve Account") may be established and funded by any combination of cash, one or more irrevocable letters of credit, Eligible Investments, one or more derivative products, amounts otherwise distributable to one or more classes of Securityholders or to the owners of any Retained Yield, or any other instrument satisfactory to the Rating Agency or Agencies. A Reserve Fund may be funded from the Available Amount remaining on each Distribution Date after all amounts then due have been paid to the Securityholders, the Servicer, and any provider of Enhancement. In addition, with respect to any series of Securities as to which Enhancement includes a letter of credit or a derivative product, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the letter of credit may be drawn by the Owner Trustee or the termination payment under a derivative product may be demanded by the Owner Trustee, and in each case deposited in a Reserve Fund. Funds in a Reserve Fund will be applied, invested and maintained in the manner and under the conditions specified in such Prospectus Supplement. Amounts in a Reserve Fund may be distributed to Securityholders, applied to reimburse the Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. In the event that a Reserve Fund is funded through the application of the Available Amount remaining on each Distribution Date after all amounts then due have been paid to the Securityholders, the Servicer and any provider of Enhancement, it may be referred to as a "Spread Account" or "Reserve Account." In the event that a Reserve Fund is applied to supplement the monthly interest payments on certain Contracts in the Contract Pool, it may be referred to as a "Yield Supplement Account." In the event that the Reserve Fund is funded through the proceeds of a loan to the Trust by a third party lender, it may be referred to as a "Cash Collateral Account." The related Prospectus Supplement will specify whether any Reserve Fund will be established as part of the Trust or held outside the Trust by a collateral agent or similar third party (who may be a Trustee acting in a different capacity). The related Prospectus Supplement will describe the required levels of funding of a Reserve Fund, the circumstances under which a Reserve Fund may be applied to make distributions on a class of Securities, and the circumstances in which funds in a Reserve Fund may be released to persons other than Securityholders. A Trust may contain more than one Reserve Fund, each of which may apply only to a specified class of Securities or to specified Contracts.

  The Seller or the Affiliated Owner, if any, may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Fund provided that (i) the Rating Agency Condition is satisfied, (ii) the Seller or the Affiliated Owner, as the case may be, provides to the Trustees an opinion from independent counsel that such action will not cause the related Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, and (iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by the Seller or the Affiliated Owner, as the case may be.

  Limited Guarantee. If specified in the related Prospectus Supplement, certain payments on a class of the Securities of a series, certain deficiencies in principal or interest payments on the Contracts, or certain liquidation losses on the Contracts, may be covered by a limited guarantee or other similar instrument (the "Limited Guarantee"), limited in scope and amount, issued by CIT. If not so specified, the Securityholders will have no recourse to CIT for any amounts due on the Securities. If so specified, CIT may be obligated to take one or more of the following actions in the event the Company fails to do so: make deposits to an account, make advances, or purchase defaulted Contracts. Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

  Credit Facility. With respect to a series of Securities, one or more classes may be entitled to the benefit of one or more letters of credit, guarantees, limited guarantees, surety bonds or similar credit facilities (each, a "Credit Facility"). Each such Credit Facility may be in an amount greater than, equal to or less than the Certificate Balance of the Certificates of each class (or the principal balance of the Notes of each class) entitled to the benefits thereof, and may be subject to reduction or be limited as to duration, all as described in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, amounts realized under a Credit Facility supporting any class of Securities may be used for the same purposes as amounts on deposit in a Reserve Fund. A Credit Facility may be held by a Trustee as part of the related Trust or may be held by a collateral agent or other third party (who may be a Trustee acting in a different capacity). The related Prospectus Supplement will contain a description of the material terms of any Credit Facility and any arrangement pursuant to which the Credit Facility is held outside of the Trust and will state whether the Trust, the Seller, the Servicer or a third party will pay the fees of the provider of the Credit Facility (the "Credit Facility Provider"). Such Prospectus Supplement will also contain certain information concerning the Credit Facility Provider, which information will have been provided to the Seller by the Credit Facility Provider for use in such Prospectus Supplement. CIT, CITSF or an affiliate thereof may be a Credit Facility Provider.

  If specified in the related Prospectus Supplement, a Credit Facility, rather than guaranteeing distributions of particular amounts to the holders of Securities of particular classes, may, instead, guarantee certain collections on the related Contract Pool. These guaranteed collections may be attributable to all or a portion of the amounts due on Contracts in liquidation, all or a portion of the scheduled monthly payments due on the Contracts or other amounts. The extent to which any such collections are guaranteed under a Credit Facility which functions in this manner will be described in the related Prospectus Supplement.

  Liquidity Facility. With respect to a series of Securities, one or more classes may be entitled to the benefit of one or more purchase agreements or other liquidity facilities (each, a "Liquidity Facility"), pursuant to which the provider of such Liquidity Facility (the "Liquidity Facility Provider") will provide funds to be used to purchase some or all of such Securities. Unless otherwise specified in the related Prospectus Supplement, a Liquidity Facility will be held outside of the Trust by a third party (which may be a Trustee acting in another capacity). The related Prospectus Supplement will contain a description of the material terms of any such Liquidity Facility and any arrangement pursuant to which it is held outside of the Trust, and will contain certain information concerning the Liquidity Facility Provider, which information will have been provided to the Seller by the Liquidity Facility Provider for use in such Prospectus Supplement. CIT, CITSF or an affiliate thereof may be a Liquidity Facility

Provider. If specified in the related Prospectus Supplement, a Reserve Fund or Credit Facility may also serve as a Liquidity Facility.

  Replacement. If specified in the related Prospectus Supplement, the Seller may replace the Enhancement for any class of Securities with another form of Enhancement without the consent of Securityholders, provided the Rating Agency Condition is satisfied.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

  Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Notes may hold their interests through DTC in the United States or Cedel or Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Unless otherwise specified in the related Prospectus Supplement, Securities will be registered in the name of Cede as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Security Owners who are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants or Indirect Participants (unless and until Definitive Securities are issued). In addition, Security Owners will receive all distributions of principal and interest on the Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because such payments will be forwarded by the Trustees on the Distribution Date to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Security Owners. It is anticipated that the only "Holder" or "Securityholder," as such terms are used herein, will be Cede, as nominee of DTC. Security Owners will not be recognized by the Trustees as Securityholders, as such term will be used, in the Trust Documents. Security Owners will only be permitted to exercise the rights of Securityholders or to communicate with other Securityholders indirectly through DTC and its Participants which in turn will exercise their rights through DTC. Security Owners will not have access to the list of Security Owners of a series, which may impede the ability of Security Owners to communicate with each other. Security Owners will not receive or be entitled to receive Definitive Notes or Definitive Certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

  Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Due to time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of Securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

  Cross-market transfers between persons directly or indirectly holding Notes through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

  With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC will be required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and Certificates and will be required to receive and transmit distributions of principal and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities will be similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

  Since DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a Security Owner to pledge Notes or Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of physical certificates for such Securities. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

  Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium Office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear

Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with, a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

  Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Notes and Certificates only through Participants by instructing such Participants to transfer such Notes and Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securities Owners.

  DTC has advised the Company that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a Securityholder under the Trust Documents only at the direction of one or more Participants to whose DTC accounts the Securities are credited. Additionally, DTC has advised the Company that it will take such actions with respect to specified percentages of a class of the Securities only at the direction of Participants whose holdings include principal amounts of the Securities that satisfy such percentages. DTC may take conflicting actions with respect to other principal amounts of the Securities to the extent that such actions are taken on behalf of Participants whose holdings include such principal amounts.

  NEITHER THE TRUST, THE SELLER, THE SERVICER, CIT, ANY AFFILIATED PURCHASER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR SECURITY OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY SECURITY OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF, OR INTEREST ON, THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY SECURITY OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST DOCUMENTS TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER

ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

DEFINITIVE SECURITIES

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, the Notes and Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates," respectively, and, together "Definitive Securities") to Security Owners or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustees in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Securities and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or an Event of Termination, Note Owners or Certificate Owners representing in the aggregate not less than a majority of the outstanding principal balance of the Notes of a series or the Certificate Balance of the Certificates of a series advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Note Owners or Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustees are required to notify DTC of the availability of Definitive Securities. Upon surrender by DTC of the global notes and global certificates representing the Notes and Certificates of a series and instructions for re-registration, the Trustees will issue the Notes of a series as Definitive Notes and the Certificates of a series as Definitive Certificates, and thereafter the Trustees will recognize the holders of such Definitive Notes and Definitive Certificates as Noteholders and Certificateholders, respectively, under the Trust Documents ("Noteholders" and "Certificateholders" respectively, and together "Securityholders" or "Holders").


  Unless otherwise specified in the related Prospectus Supplement, distributions of principal of the Securities and interest on the Securities thereafter will be made by the related Trustees directly to Holders in accordance with the procedures set forth herein and in the Trust Documents. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Securities were registered on the Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by such Trustees or other person appointed pursuant to the Trust Documents. The final payment on any Securities, however, will be made only upon presentation and surrender of such Note or Certificate at the office or agency specified in the notice of final distribution to Holders.


  Unless otherwise specified in the related Prospectus Supplement, Definitive Securities will be transferable and exchangeable at the offices of the related Trustees. No service charge will be imposed for any registration of transfer or exchange, but such Trustees may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

  Unless otherwise specified in the related Prospectus Supplement, if Definitive Certificates have been issued, the related Owner Trustee will, upon written request by three or more Certificateholders or by holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after receipt of such request, afford such Certificateholders access during normal business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Purchase Agreements and the Trust Documents provided such Certificateholders
(i) state that they wish to communicate with other Certificateholders with respect to their rights under the Purchase Agreements, the Trust Documents or the Certificates and (ii) provide the Owner Trustee and the Servicer with a copy of the proposed communication. The Purchase Agreements and Trust Documents will not provide for the holding of any annual or other meetings of Certificateholders.

  Unless otherwise specified in the related Prospectus Supplement, if Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders within five Business Days after receipt of such request, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture provided such Noteholders (i) state that they wish to communicate with other Noteholders with respect to their rights under the Indenture and (ii) provide the Indenture Trustee and the Servicer with a copy of the proposed communication. The Indenture will not provide for the holding of any annual or other meetings of Noteholders.

STATEMENTS TO SECURITYHOLDERS

  On each Distribution Date, the Servicer will prepare and provide to the Trustees a statement, to be delivered on the Distribution Date to each Securityholder. Unless otherwise specified in the related Prospectus Supplement, the statement will set forth at least the following information for the related Due Period:

    (i) the amount of collections on the Contracts during the immediately preceding Due Period;

    (ii) the Available Amount for payment of all amounts distributable in respect of the Securities and the Servicer Payment;

    (iii) the amount of the distribution allocable to principal of the Notes (if applicable) and to the Certificate Balance of the Certificates (if applicable), including any overdue principal;

    (iv) the amount of the distribution allocable to interest on or with respect to each class of Securities, including any overdue interest;

    (v) the Pool Balance, the Note Pool Factor (if applicable) and the Certificate Pool Factor (if applicable) as of the end of the related Due Period;

    (vi) the Servicer Payment for such Distribution Date;

    (vii) the amount of Monthly Advances and Non-Reimbursable Payments, if any, on such date;

    (viii) the amount, if any, withdrawn from any Enhancement (if applicable) and distributed to the Securityholders with respect to such Distribution Date;

    (ix) the amount available under any Enhancement (if applicable), after giving effect to any deposit to or withdrawal from the Enhancement with respect to such Distribution Date, and such amount expressed as a percentage of the Pool Balance;

    (x) the aggregate principal balance of all Contracts which were delinquent 30, 60 and 90 days or more as of the last day of the related Due Period;

    (xi) the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Collection Account;

    (xii) during the Funding Period, if any, the amount of funds on deposit in the Pre-Funding Account;

    (xiii) during the Funding Period, if any, the number and aggregate principal balance of Subsequent Contracts;

    (xiv) during the Funding Period, if any, the number and aggregate principal balance of Subsequent Contracts purchased by the Trust since the preceding Distribution Date;

    (xv) during the Funding Period, if any, the amount, if any, withdrawn from the Capitalized Interest Account, if any, to make payments of interest on the Securities;

    (xvi) during the Funding Period, if any, the amount remaining on deposit in the Capitalized Interest Account, if any;

    (xvii) during the Funding Period, if any, the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Pre-Funding Account;

    (xviii) during the Funding Period, if any, the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Capitalized Interest Account, if any;

    (xix) on the Distribution Date immediately following the end of the Funding Period (or if the Funding Period ends on a Distribution Date on such Distribution Date), if any, the aggregate principal amount and percentage of each of the Notes, if any, and Certificates, if any, which are being redeemed;

    (xx) the aggregate principal balance of all Contracts which became either "Defaulted Contracts" or "Liquidated Contracts" (as defined in the related Prospectus Supplement) during the related Due Period (if the related Prospectus Supplement includes definitions of such term or terms);

    (xxi) the number and aggregate principal amount of Contracts which were prepaid, in part or in whole, during the related Due Period;

    (xxii) the aggregate outstanding principal balance of the Notes (if applicable) as of such Distribution Date (after giving effect to any distributions thereon and reductions thereto on such Distribution Date);

    (xxiii) the Certificate Balance (if applicable) as of such Distribution Date (after giving effect to any distributions on such Distribution Date);

    (xxiv) the amount, if any, by which the amount due to be distributed to Noteholders (if applicable) and Certificateholders (if applicable) exceeds the actual amount distributed on the related Distribution Date to Noteholders (if applicable) and Certificateholders (if applicable), respectively;

    (xxv) if applicable, the amount of surplus to be distributed to the Affiliated Owner, if any, after all payments have been made in respect of the Securities, the Servicer Payment has been paid and all deposits to any Reserve Fund and payments to a Credit Facility Provider have been made;

    (xxvi)  if applicable, the balance of the Paid-Ahead Account; and

    (xxvii) such other information as may be specified in the related Prospectus Supplement.

  If a Limited Guarantee is issued by CIT with respect to a series of Securities, the monthly and annual reports will include a statement to the following effect: CIT is subject to the requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. As a result of the limited guarantee by CIT, information relating to CIT which is material will be available through such reports and other information.

  Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law (where applicable law specifies such date), the Servicer will mail to each person who at any time during such calendar year shall have been a Securityholder, and received any payment on its Security, a statement containing the relevant amounts described above for such calendar year for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

  Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Trustees and Cede, as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of such reports, from the Owner Trustee or the Indenture Trustee, as applicable. See "--Statements to Securityholders" and "--Book-Entry Registration" above.

                THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

  Unless otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Purchase Agreement and any Subsequent Purchase Agreement (together, the "Purchase Agreements") and the Sale and Servicing Agreement, any Subsequent Transfer Agreements and the Trust Agreement or the Pooling and Servicing Agreement (collectively, the "Trust Documents"). Forms of the Purchase Agreements and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. CITSF will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Purchase Agreements and the Trust Documents, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where this summary refers to particular provisions or terms used in the Purchase Agreements or Trust Documents, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE CONTRACTS

  On or prior to the Closing Date for a series of Securities and on each Subsequent Transfer Date, if any, pursuant to the Purchase Agreement or a Subsequent Purchase Agreement, as the case may be, between CITSF and the Company, CITSF will sell and assign to the Company, without recourse, its entire interest in and to the Initial Contracts and Subsequent Contracts, respectively, including its security interests in the related Financed Vehicles. On the Closing Date and each Subsequent Transfer Date, the Company will sell and assign to the Trust, without recourse, all of its right, title and interest in and to such Contracts, including its security interests in the Financed Vehicles. Unless otherwise specified in the related Prospectus Supplement, certain of the Contracts will be purchased by CITSF from CITCF-NY before they are sold to the Company. Each Contract will be identified in a schedule appearing as an exhibit to the relevant Purchase Agreement and the Trust Documents (the "List of Contracts") which includes, among other things, the Contract Rate, Initial Cut-off Date Principal Balance and date of the last scheduled payment for each Contract. The Owner Trustee or its designated agent will, concurrently with the sale and assignment of the Initial Contracts to the Trust, execute, authenticate and deliver the Securities, to the Company in exchange for the Initial Contracts. The Company will sell all or a portion of the Securities to the Underwriters.

  CITSF will make certain representations and warranties in the Trust Documents with respect to each Initial Contract as of the Closing Date, including, unless otherwise specified in the related Prospectus Supplement, that (i) as of the Initial Cut-off Date, the most recent scheduled payment of principal and interest was made by or on behalf of the related Obligor or was not delinquent more than thirty days; (ii) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract File; (iii) each Contract is a legal, valid and binding obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (iv) no Contract is or will be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and, to the knowledge of CITSF, no such right has been asserted with respect to any Contract; (v) the Obligor on each Contract is required to maintain physical damage insurance covering the related Financed Vehicle in accordance with CITSF's normal requirements or, if the related Financed Vehicle is not so covered by an Obligor's insurance, it is covered by a blanket insurance policy maintained by CITSF or the Servicer; (vi) neither CITSF nor the Servicer has obtained Force-Placed Insurance with respect to any Contract; (vii) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would prohibit (A) the transfer of the Contract to the Company under the Purchase Agreements, (B) the transfer of the Contract to the Trust pursuant to the Trust Documents, or (C) the ownership of the Contracts by the Trust; (viii) each Contract complies with all requirements of law in all material respects; (ix) no Contract has been satisfied, subordinated in whole or in part or rescinded, and no Financed Vehicle has been released from the security interest of the related Contract in whole or in part; (x) each Contract creates a valid and enforceable first priority security interest in favor of CITSF, CITCF-NY or the related Dealer in the Financed Vehicle covered thereby (which security interest, if in favor of the related Dealer or CITCF-NY, has been assigned to CITSF), such security interest has been assigned by CITSF to the Company and by the Company to the Trust, and all necessary action with respect to such Contract has been taken to perfect the security interest in the related Financed Vehicle in favor of CITSF or CITCF-NY;
(xi) all parties to each Contract had capacity to execute such Contract; (xii) no Contract has been sold, assigned or pledged by CITSF to any person other than the Company (or by the Company to any person other than the Trust) and, prior to the transfer of the Contracts by CITSF to the Company and the transfer of the Contracts by the Company to the Trust, CITSF or the Company, respectively, had good and marketable title to each Contract, free and clear of any lien, encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Company and the Trust, respectively; (xiii) as of the Initial Cut-off Date, there was no default, breach, violation or event permitting acceleration under any Contract, and no event which with notice and/or the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract (except for payment delinquencies permitted by clause (i) above), and CITSF has not waived any of the foregoing (except for payment delinquencies permitted by clause (i) above); (xiv) there are no liens or claims which have been filed for work, labor or materials affecting a Financed Vehicle securing a Contract, which are or may be liens prior to or equal or coordinate with the security interest of the Contract; (xv) each Contract is a fully-amortizing loan with interest at the stated Contract Rate and provides for level payments over the term of such Contract; (xvi) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security (except as may be limited by creditors' rights generally);
(xvii) the description of each Contract set forth in the List of Contracts is true and correct as of its date; (xviii) no Obligor is the United States of America or any state or any agency, department, instrumentality or political subdivision thereof; (xix) if the Obligor is in the military (including an Obligor who is a member of the National Guard or is in the reserves) and the Contract is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Soldiers' and Sailors' Civil Relief Act"), or the California Military Reservist Relief Act of 1991 (the "Military Reservist Relief Act"), such Obligor has not made a claim to CITSF that (A) the amount of interest on the Contract should be limited to 6% pursuant to the Soldiers' and Sailors' Civil Relief Act during the period of such Obligor's active duty status, or (B) payments on the Contract should be delayed pursuant to the Military Reservist Relief Act, in either case unless a court has ordered otherwise upon application of CITSF; (xx) there is only one original executed copy of each Contract, which, immediately prior to the execution of the Trust Documents, was in the possession of CITSF; (xxi) the Contract is "chattel paper" as defined in the New Jersey UCC; (xxii) the Contract satisfies the selection criteria set forth in the related Prospectus Supplement; (xxiii) all of the right, title and interest of CITSF, the Company and, if applicable, CITCF-NY in the Contract has been validly sold, transferred and assigned to the Trust and all filings necessary to evidence such sale, transfer and conveyance have been made in all appropriate jurisdictions; and (xxiv) no adverse selection procedure was utilized in selecting the Contracts for sale by CITSF to the Company.

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will require CITSF to make on each Subsequent Transfer Date the same representations and warranties with respect to each individual Subsequent Contract as it is required to make with respect to each Initial Contract sold to the Trust except that each such representation and warranty shall be made as of the Subsequent Cut-off Date relating to such Subsequent Contract. In addition, no Subsequent Contract will be sold to the Trust on a Subsequent Transfer Date unless such Subsequent Contract satisfies the criteria described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Subsequent Financed Vehicles will consist of motor homes, travel trailers and other types of recreation vehicles.

  Unless otherwise specified in the related Prospectus Supplement, under the terms of the Trust Documents and subject to certain conditions specified in the Trust Documents, CITSF will be obligated to repurchase from the Trust for the Purchase Price (as defined below) any Contract (a "Repurchased Contract") not later than ninety days after CITSF becomes aware, or eighty-five days after CITSF's receipt of written notice from a Trustee or the Servicer, of a breach of any representation or warranty by CITSF in the Trust Documents that materially and adversely affects the Trust's interest in such Contract if such breach has not been cured. CITSF shall effect such repurchase from the Trust by depositing the Purchase Price for such Contract in the Collection Account on the Deposit Date immediately following the determination that such Purchase Price is owed. Unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase, plus thirty days' interest thereon in an amount equal to the sum of (i) the product of (A) one-twelfth of the weighted average of the Pass-Through Rate and the Interest Rate and (B) the remaining principal amount outstanding (without giving effect to any reductions thereof for unrecoverable Monthly Advances) on the Contract, and (ii) accrued and unpaid Servicing Fees thereon at the Servicing Fee Rate to the date of such repurchase. Upon such repurchase, the Trust shall transfer all right, title and interest in the Contract to CITSF, free and clear of the lien of the applicable Trust Documents. Unless otherwise specified in the related Prospectus Supplement, this repurchase obligation constitutes the sole remedy available to the Trust and the Securityholders for a breach of a representation and warranty under the Trust Documents with respect to the Contracts (but not with respect to any other breach by CITSF of its obligations under the Trust Documents).

  Unless otherwise specified in the related Prospectus Supplement, CITSF, the Company and the Trust will treat each of the transfers of the Contracts from CITSF to the Company and from the Company to the Trust as a sale. As a result of the sale of the Contracts by CITSF to the Company and by the Company to the Trust, the Contracts should not be part of the assets of either CITSF or the Company and should not be available to their respective creditors. However, in the event of the insolvency of CITSF or the Company, it is possible that a trustee in bankruptcy, conservator or receiver for, or a creditor of, CITSF or the Company, as the case may be, may assert that the transaction between CITSF and the Company or between the Company and the Trust, as the case may be, was a pledge of the Contracts to secure a loan, rather than a true sale. This position, if asserted, could prevent timely receipt by the Trust of payments of amounts due on the Contracts and, if accepted by a court, may result in delays or reductions in distributions of principal and interest on the Securities. Since the Contracts will remain in CITSF's possession and will not be stamped or otherwise marked to reflect the sale and assignment to the Trust, the Trust's interest in the Contracts could be defeated if a subsequent purchaser were to take physical possession of the Contracts without knowledge of the sale and assignment. See "Certain Legal Aspects of the Contracts."

  If specified in the related Prospectus Supplement, the terms of the sale of some or all of the Contracts from CITSF or the Seller or both to the related Trust may provide for the retention by CITSF or the Seller or both, as the case may be, of the right to receive a portion of the interest accruing thereon (the "Retained Yield").

CUSTODY OF CONTRACT FILES

  Unless otherwise specified in the related Prospectus Supplement, to reduce administrative costs, each Trust will appoint CITSF as initial custodian of the Contracts. Prior to the appointment of any custodian other than CITSF, the Trust and such proposed successor custodian specified in the related Prospectus Supplement shall enter into a custodian agreement pursuant to which such successor custodian will agree to hold the Contract Files on behalf of the related Trust. Any such custodian agreement may be terminated by the Trust on thirty days' notice to such successor custodian.

  Unless otherwise specified in the related Prospectus Supplement, to facilitate servicing and reduce administrative costs, the documents will not be physically segregated from other similar documents which are in CITSF's possession. UCC financing statements will be filed in New Jersey and Oklahoma reflecting the sale and assignment of the Contracts to the Owner Trustee, and CITSF's accounting records and computer systems will also reflect such sale and assignment. The Contracts will not be stamped or otherwise marked to reflect the transfer of the Contracts by CITSF to the Company and by the Company to the Trust, and will not be segregated from the other installment sale contracts of CITSF. The Obligors under the Contracts will not be notified of the transfer of the Contracts to the Company or to the Trust. If, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Contracts for new value and without actual knowledge of such Trust's interest. See "Certain Legal Aspects of the Contracts."

ACCOUNTS

  For each Trust, the Servicer will establish and maintain with a Trustee one or more accounts, in the name of such Trustee on behalf of the Securityholders (the "Collection Account"), into which all payments made (after the Initial Cut-off Date or the Subsequent Cut-off Date, as applicable) on or with respect to the Contracts in the related Contract Pool will be deposited by the Servicer. See "--Collections." The Servicer will establish and maintain with a Trustee (or its designated agent) an account in the name of such Trustee on behalf of the Certificateholders, if any, into which amounts released from the Collection Account and any Enhancement for payment to the Certificateholders will be deposited and from which distributions to the Certificateholders will be made (the "Certificate Distribution Account"). The Servicer will establish and maintain with the Indenture Trustee (or its designated agent) an account in the name of the Indenture Trustee on behalf of the Noteholders, if any, into which amounts released from the Collection Account and from any Enhancement for payment to the Noteholders will be deposited and from which distributions to the Noteholders will be made (the "Note Distribution Account"). If the related Prospectus Supplement provides that the Contract Pool contains Precomputed Contracts, the Servicer will establish and maintain with a Trustee (or its designated agent) an account in the name of such Trustee on behalf of the Securityholders, into which early payments by or on behalf of Obligors on Precomputed Contracts which do not constitute scheduled payments, full prepayments or certain partial prepayments that result in a reduction of an Obligor's periodic payment below the scheduled payment as of the Initial Cut-off Date or Subsequent Cut-off Date, as the case may be, will be deposited (the "Paid-Ahead Account").

  Amounts held in the Certificate Distribution Account and in such other accounts as may be specified in the related Prospectus Supplement will not be available to make payments of amounts due on the Notes, if any, and will not be pledged to the Indenture Trustee as collateral security for the Notes.

  Each Account will be an Eligible Account maintained with the Owner Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of a Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities of such series, as confirmed in writing by each Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Securities of such series.

  Unless otherwise specified in the related Prospectus Supplement, all amounts held in each of the accounts established by the Servicer on behalf of a Trust shall be invested in Eligible Investments that mature not later than the Business Day preceding the Distribution Date next succeeding the date of investment. "Eligible Investments" are limited to investments, specified in the applicable Trust Documents, which meet the criteria of each Rating Agency from time to time as being consistent with their then-current ratings of the Securities. Investment earnings on amounts on deposit in the Collection Account, Paid-Ahead Account, if any, Certificate Distribution Account, if any, Note Distribution Account, if any, and any cash collateral account will not be available to make payments on the Securities, unless otherwise specified in the related Prospectus Supplement.

SERVICING PROCEDURES

  The Servicer will make reasonable efforts, consistent with the customary servicing practices and procedures employed by the Servicer with respect to Contracts owned or serviced by it, to collect all payments due with respect to the Contracts and, in a manner consistent with the Trust Documents, will continue such normal collection practices and procedures as it follows with respect to comparable recreation vehicle installment sale contracts that it services for itself and others. See "Certain Legal Aspects of the Contracts." The Servicer may sell the related Financed Vehicle securing a defaulted Contract at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Contracts." The proceeds of such realization (net of expenses) will be deposited in the Collection Account.


  Unless otherwise specified in the related Prospectus Supplement, the Servicer shall keep in force throughout the term of the Trust Documents (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Trust Documents and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall have such deductibles, and be in such form and amount as is generally customary among persons which service a portfolio of recreation vehicle contracts having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

PURCHASE BY THE SERVICER

  A breach of certain covenants made by the Servicer in the Trust Documents that materially and adversely affects the Trust's interest in any Contract, will require the Servicer to purchase such Contract for the Purchase Price, unless such breach is cured within the period specified in the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, such covenants will obligate the Servicer not to, except as permitted by the Trust Documents and in accordance with the terms of such Contract and applicable law, (i) release the Financed Vehicle securing such Contract from the security interest granted by such Contract , (ii) impair the rights of the Trust in such Contract or take any action inconsistent with the Trust's ownership of such Contract, (iii) increase the number of payments under such Contract, nor increase the principal amount of such Contract which is used to finance the purchase price of the related Financed Vehicles, nor extend or forgive payments on such Contract, and (iv) fail to comply with the provisions of any insurance policy covering such Contract, if the failure to comply would impair the protection or benefit to be afforded by such insurance policy.

MODIFICATION OF CONTRACTS

  Consistent with its customary servicing practices and procedures, the Servicer may, in its discretion, arrange with an Obligor to defer, reschedule, extend or modify the payment schedule of a Contract or otherwise to modify the terms of a Contract provided that (i) the maturity of such Contract would not extend beyond the 180th day prior to the latest Final Scheduled Distribution Date of any Security and (ii) the deferral, rescheduling, extension or other modification of the terms of the Contract would not constitute a cancellation of such Contract and the creation of a new installment sales contract.

REMOVAL OF CONTRACTS

  Except as otherwise specified herein or in the related Prospectus Supplement, neither the Seller nor the Servicer will have the right to remove any Contracts from the Contract Pool after the Closing Date. In certain circumstances CITSF or the Servicer may have the obligation to repurchase, or CITSF may have the option to purchase, a Contract from the Trust, but all such repurchases or purchases will be made at the Purchase Price.

PAID-AHEAD PRECOMPUTED CONTRACTS

  Early payments by or on behalf of Obligors on Paid-Ahead Precomputed Contracts which do not constitute scheduled payments, full prepayments, or certain partial prepayments that result in a reduction of the Obligor's periodic payment below the scheduled payment as of the Initial Cut-off Date or Subsequent Cut-off Date, as the case may be, will be deposited into the Paid-Ahead Account until such time as the paid-ahead payment becomes due. Until such time as payments are transferred from the Paid-Ahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, paid-ahead amounts with respect to Paid-Ahead Precomputed Contracts may be retained by the Servicer until the applicable Deposit Date so long as the requirements for monthly deposits as described under "-Collections" are met.

SERVICING COMPENSATION

  With respect to each series of the Securities, the Servicer will be entitled to receive, out of collections on the Contracts, a monthly fee (the "Servicing Fee") for each Due Period, payable on the following Distribution Date, equal, unless otherwise specified in the related Prospectus Supplement, to the sum of
(i) one-twelfth of the product of the percentage specified in the related Prospectus Supplement (the "Servicing Fee Rate") and the Pool Balance as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off Date) and (ii) any investment earnings (net of investment expenses and losses) on amounts on deposit in the Collection Account, the Paid-Ahead Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account, if any; provided, however, that the Servicing Fee Rate applicable to a Trust may be increased to a rate (or maximum rate) specified in the related Prospectus Supplement if CITSF or an affiliate thereof is not the Servicer. Payments to the Servicer of such amounts will compensate the Servicer for performing the functions of a third party servicer of recreation vehicle contracts as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, reporting federal income tax information to Obligors, monitoring the collateral in cases of Obligor default and handling the foreclosure or other liquidation of the Financed Vehicle in appropriate instances (subject to reimbursement of its expenses incurred in connection with such foreclosure, liquidation or other realization on the Contracts).

  The Servicing Fee also will compensate the Servicer for administering the Contracts, including reimbursing the Servicer for accounting for collections, furnishing monthly and annual statements to the Owner Trustee with respect to distributions and generating federal income tax information. The Servicing Fee also will compensate the Servicer for accounting fees, outside auditor fees and data processing costs incurred in connection with administering and servicing the Contracts.

COLLECTIONS

  With respect to each series of the Securities, the Servicer will deposit all payments on or with respect to the Contracts and all proceeds of Contracts collected during each Due Period into the Collection Account or the Paid-Ahead Account, as applicable, not later than two Business Days after receipt. Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Servicer may make such deposits into the Collection Account or the Paid-Ahead Account, as applicable, monthly on the Deposit Date following the last day of each Due Period, provided that (i) the Servicer or the direct or indirect parent of the Servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor's Ratings Group (if it is a Rating Agency for the series of Securities), and a short-term debt rating of at least P-1 by Moody's Investors Service, Inc. (if it is a Rating Agency for the series of Securities) (the "Required Servicer Ratings"), or (ii) the Servicer obtains a letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") as will be provided for in the related Trust Documents, under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Account or the Paid-Ahead Account, as applicable, and, in the case of clause (ii) above, the Trustees are provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of the Securities. As of the date of this Prospectus, CITSF, as Servicer, will be permitted to remit collections to the Collection Account and the Paid-Ahead Account, as applicable, on a monthly basis by virtue of clause (i) above. In the event that the Servicer is permitted to make remittances of collections to the Collection Account and the Paid-Ahead Account, if any, on a monthly basis pursuant to satisfaction of clause (ii) above, the Trust Documents will be modified, to the extent necessary, without the consent of any Securityholder. Pending such a monthly deposit into the Collection Account and the Paid-Ahead Account, if any, collections on the Contracts may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. See "Risk Factors--Risk of Commingling."

  CITSF or the Servicer, as the case may be, will remit the aggregate Purchase Price of any Contracts to be purchased from the Trust into the Collection Account on or before the next succeeding Deposit Date.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will not be required to deposit in the Collection Account or the Paid-Ahead Account, as applicable, amounts relating to the Contracts attributable to the following: (a) amounts received with respect to each Contract (or property acquired in respect thereof) which has been purchased by CITSF or the Servicer pursuant to the Trust Documents, (b) net investment earnings on funds deposited in the Collection Account, the Paid-Ahead Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account, if any, (c) amounts to be reimbursed to the Servicer in respect of nonrecoverable Monthly Advances,
(d) amounts received in respect of the amounts, if any, of insurance premiums added to the principal balance of a Contract after the Initial Cut-off Date for each such Initial Contract, or after the related Subsequent Cut-off Date for each such Subsequent Contract, (e) amounts received as liquidation proceeds, to the extent the Servicer is entitled to reimbursement of liquidation expenses related thereto, and (f) repossession profits on liquidated Contracts.

MONTHLY ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Contract as to which there has been a Payment Shortfall during the related Due Period, the Servicer shall advance funds in the amount of such Payment Shortfall (each, a "Monthly Advance"), but only to the extent that the Servicer, in its good faith judgment, expects to recover such Monthly Advance from subsequent collections on such Contract made by or on behalf of the obligor thereunder (the "Obligor") (but only to the extent of expected interest collections in the case of a Simple Interest Contract), or from net liquidation proceeds or insurance proceeds with respect to such Contract. The Servicer shall be reimbursed for any Monthly Advance from subsequent collections with respect to such Contract. If the Servicer determines in its good faith judgment that an unreimbursed Monthly Advance shall not ultimately be recoverable from such collections, the Servicer shall be reimbursed for such Monthly Advance from collections on all Contracts. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. Unless otherwise specified in the related Prospectus Supplement, the Servicer will not make a Monthly Advance in respect of (i) the principal component of any scheduled payment on a Simple Interest Contract, or (ii) a Payment Shortfall arising from a Contract which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Due Period.

  Unless otherwise specified in the related Prospectus Supplement, "Payment Shortfall" means (i) with respect to any Simple Interest Contract and any Distribution Date, the excess of (A) the product of (1) one-twelfth of the Contract Rate of such Contract and (2) the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the related Trust, as of the Initial Cut-off Date or the Subsequent Cut-off Date, as the case may be) over (B) the amount of interest, if any, collected on such Contract during the related Due Period and (ii) with respect to any Precomputed Contract and any Distribution Date, the excess of (A) the scheduled payment due on such Contract during the related Due Period, over (B) the amount collected on such Contract (including any amounts allocated from the Paid-Ahead Account with respect to such Due Period) during the related Due Period.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will remit any Monthly Advance with respect to each Due Period into the Collection Account not later than the Deposit Date following the Due Period.

NON-REIMBURSABLE PAYMENT

  When a payment of principal is made on or in respect of a Simple Interest Contract, interest is paid on the unpaid principal balance of such Contract only to the date of such payment. If and to the extent specified in the related Prospectus Supplement, with respect to each Contract as to which there has been a Payment Shortfall with respect to interest in the related Due Period arising from either a prepayment in full of such Contract or a Relief Act Reduction in respect of such Contract during such Due Period, the Trust Documents will require the Servicer to deposit into the Collection Account on the Business Day immediately preceding the following Distribution Date, without the right of subsequent reimbursement, an amount equal to such Payment Shortfall (a "Non-Reimbursable Payment"). If the related Prospectus Supplement does not specify that the Servicer will make Non-Reimbursable Payments, the Servicer will not be obligated to make such payments with respect to the Trust.

DISTRIBUTIONS

  With respect to each Trust, on or before each Determination Date, the Servicer will make a determination and inform the Trustees of the following amounts with respect to the preceding Due Period: (i) the aggregate amount of collections on the Contracts; (ii) the aggregate amount of Monthly Advances to be remitted by the Servicer (if any); (iii) the aggregate Purchase Price of Contracts to be purchased by CITSF or the Servicer (if any); (iv) if applicable, the aggregate amount to be distributed as principal and interest on the Notes on the related Distribution Date; (v) if applicable, the aggregate amount to be distributed as principal and interest on the Certificates on the related Distribution Date;
(vi) the Servicing Fee; (vii) the aggregate amount of Non-Reimbursable Payments (if any); (viii) the amounts required to be withdrawn from the Enhancement (if any) for such Distribution Date; (ix) the amount which is payable to the provider of the Enhancement (if any) or the Affiliated Owner (if any); (x) the amounts to be deposited into the accounts established pursuant to the Trust Documents; and (xi) the aggregate amount of unreimbursed Monthly Advances to be reimbursed to the Servicer (if any).

  Unless otherwise specified in the related Prospectus Supplement, the "Available Amount" with respect to each Trust on any Distribution Date is equal to the excess of (A) the sum of (i) all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of such Contracts (including any late fees, prepayment charges, extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Contracts ("Late Fees")) during the Due Period preceding the Distribution Date, and (ii) the Purchase Price for any Contract repurchased by CITSF as a result of breaches of certain representations and warranties or purchased by the Servicer as a result of breaches of certain covenants and any Monthly Advances and any Non-Reimbursable Payments made by the Servicer, if such Purchase Price, Monthly Advance or Non-Reimbursable Payment is paid on the Deposit Date immediately preceding such Distribution Date, over (B) the sum of the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Contracts): (i) any repossession profits on liquidated Contracts, Liquidation Expenses (as defined in the Trust Documents) incurred and taxes and insurance advanced by the Servicer in respect of Financed Vehicles that are reimbursable to the Servicer under the Trust Documents; (ii) any amounts incorrectly deposited in the Collection Account; (iii) any amounts deposited in the Paid-Ahead Account, if any, during the related Due Period, (iv) net investment earnings on the funds in the Collection Account and the Paid-Ahead Account, if any; and (v) any other amounts permitted to be withdrawn from the Collection Account and the Paid-Ahead Account, if any, by the Servicer (or to be retained by the Servicer from collections on the Contracts) pursuant to the Trust Documents.

  With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Owner Trustee or the Indenture Trustee, as applicable, to the Certificateholders, if any, and the Noteholders, if any, from the Available Amount. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and any additional servicing compensation will be paid from the Available Amount prior to distributions to the Securityholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders, if any, and all payments to each class of Noteholders, if any, will be set forth in the related Prospectus Supplement.

NET DEPOSITS

  Unless otherwise specified in the related Prospectus Supplement, as an administrative convenience, the Servicer will be permitted to make deposits of collections, Monthly Advances, Non-Reimbursable Payments and the aggregate Purchase Price of Contracts for, or with respect to, a Due Period net of distributions to be made to the Servicer with respect to such Due Period (including, without limitation, the Servicing Fee, reimbursement of nonrecoverable Monthly Advances and amounts to be deducted in the definition of "Available Amount" set forth under "--Distributions" above). The Servicer, however, will account to the Trustees and to the Securityholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit.

STATEMENTS TO TRUSTEES AND TRUST

  Unless otherwise specified in the related Prospectus Supplement, on or before each Determination Date, the Servicer will provide to the Trustees, any paying agent and the Affiliated Owner (if any) as of the close of business on the last day of the preceding Due Period, a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders described above under "Certain Information Regarding The Securities--Statements to Securityholders." Each such report will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Trust Documents (or, if such default has occurred, describing each such default).

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will require that on or before March 31 of each year, the Servicer will deliver to the Owner Trustee a report of independent public accountants which opines on, at a minimum, the servicing entity's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions made thereto). The Trust Documents will require that such examination and report of independent public accountants be prepared in accordance with the requirements set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions made thereto).

  The Servicer, on request of the Trustees, will furnish to the Trustees such reasonably pertinent underlying data on the Contracts as can be generated by the Servicer's existing data processing system without undue modification or expense.

CERTAIN MATTERS REGARDING THE SERVICER

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. Such resignation will not become effective until the Owner Trustee or a successor Servicer has assumed the Servicer's servicing obligations and duties under the Trust Documents.

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will further provide that neither the Servicer nor the Company nor any of their shareholders, affiliates, directors, officers, employees and agents shall be under any liability to the Trustees, the Trust or the Securityholders for taking any action or for refraining from taking any action pursuant to the Trust Documents or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which otherwise would be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason or reckless disregard of obligations and duties thereunder. In addition, unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action which arises under the Trust Documents and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Trust Documents and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In the event that the Servicer or the Company, in its discretion, undertakes any action which it deems necessary or desirable in connection with its rights and duties under the Trust Documents or the interests of the Securityholders thereunder, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer and the Company will be entitled to be reimbursed therefor out of the Collection Account.

  Unless otherwise specified in the related Prospectus Supplement, any corporation or other entity into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation or other entity succeeding to the business of the Servicer, which corporation or other entity assumes the obligations of the Servicer, will be the successor of the Servicer under the Trust Documents.

  The Servicer may sell, transfer, assign or convey its rights as Servicer to any entity qualified to act as servicer under the Trust Documents, upon written notice to the Trustees and the Rating Agencies, without the consent of the Securityholders, provided that the Rating Agency Condition is satisfied.

PHYSICAL DAMAGE INSURANCE

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer, in accordance with its customary servicing practices and procedures, shall use its best efforts to require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Vehicle, provided that such insurance shall be in an amount no greater than the outstanding principal balance of the related Contract or, if such insurance covers the interest of the related Obligor in the Financed Vehicle, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Financed Vehicle, or such lesser amount permitted by applicable law. Unless otherwise specified in the related Prospectus Supplement, the Servicer may, but will not be obligated to, enforce rights under the Contracts to require the Obligors to maintain physical damage insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable new or used recreation vehicles financed by installment sale contracts that it services for itself or others. Unless otherwise specified in the related Prospectus Supplement, if an Obligor fails to maintain such insurance, the Servicer will not be obligated to obtain such physical damage insurance and advance such premiums for such insurance on behalf of such Obligor. If the Servicer obtains such physical damage insurance and advances such premiums for such insurance on behalf of such Obligor, such insurance policy will name the Servicer as an additional insured and loss payee and will be issued by an insurer having a rating of "A" or better by A.M. Best (such insurance being referred to herein as "Force-Placed Insurance"). Such Force-Placed Insurance and any commissions or finance charges collected by the Servicer in connection therewith shall be, to the extent permitted by law, in an amount in accordance with customary servicing practices and procedures, but in no event in an amount greater than the outstanding principal balance of the related Contract or, if such insurance also covers the interest of the related Obligor in the Financed Vehicle, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Financed Vehicle, or such lesser amount permitted by applicable law. The Servicer shall be required to disclose to the related Obligor all information with respect to such Force-Placed Insurance, commissions and finance charges as required by applicable law.

  The Servicer does not, under its customary servicing practices and procedures, obtain Force-Placed Insurance when the principal balance of the related Contract falls below the level or levels periodically established in accordance with such customary servicing practices and procedures. In accordance with such customary servicing practices and procedures, the Servicer may periodically readjust such levels, suspend Force-Placed Insurance or arrange other methods of protection of the Financed Vehicles that it deems necessary or advisable, provided that the Servicer determines that such actions do not materially and adversely affect the interests of the Securityholders.

  The Servicer may make advances ("Insurance Advances") to an Obligor to finance insurance premiums related to the Financed Vehicle. Any such Insurance Advances may be secured by the related Financed Vehicle.

  Any portion of the principal balance of a Contract attributable to Insurance Advances or premiums for Force-Placed Insurance acquired after the Initial Cut-off Date, or the Subsequent Cut-off Date, as the case may be, will not be owned by the Trust, and amounts allocable thereto will not be available for distribution in respect of the Securities. Unless otherwise designated by the Obligor, the Servicer will not allocate payments by the Obligor to pay Insurance Advances or Force-Placed Insurance premiums added to the Contracts after the Initial Cut-off Date or Subsequent Cut-off Date, as the case may be, if any amount of principal or interest is due but unpaid on the Contracts. The Servicer shall not deposit payments posted with respect to such Insurance Advances or Force-Placed

Insurance in the Collection Account and shall instead promptly pay such amounts to an account of the Servicer maintained for that purpose. In the event that an Obligor under a Contract with respect to which the Servicer has made Insurance Advances or obtained Force-Placed Insurance makes scheduled payments under the Contract, but fails to make scheduled payments of such Insurance Advances or Force-Placed Insurance as due, and the Servicer has determined that eventual payment of such amount is unlikely, the Servicer may, but shall not be required to, take any action available to it, including determining that the related Contract is a defaulted Contract; provided, however, that any net liquidation proceeds with respect to such Contract shall be applied first to the accrued and unpaid interest at the Contract Rate, then to the principal amount outstanding, and the remainder, if any, to repayment of any such Insurance Advances or Force-Placed Insurance premiums added to the Initial Contracts after the Initial Cut-off Date or to any Subsequent Contracts after the related Subsequent Cut-off Date.

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will permit the Servicer or any affiliate of the Servicer, to the extent permitted by law, to (i) enter into agreements with one or more insurers or other persons pursuant to which the Servicer or such affiliate will earn commissions and fees in connection with any insurance policy purchased by an Obligor including, without limitation, any physical damage insurance policy (whether or not such physical damage insurance policy is force-placed pursuant to the provisions of any Contract), or any other insurance policy whatsoever, and (ii) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Obligors including name, address or other information) any Obligor.

EVENT OF TERMINATION

  Unless otherwise specified in the related Prospectus Supplement, an "Event of Termination" under the Trust Documents will consist of (i) any failure by the Servicer to make any deposit into an account required to be made under the Trust Documents which failure continues unremedied for five (5) Business Days after the Servicer becomes aware that such deposit was required; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents (other than those described in clause (i)) which materially and adversely affects the rights of the Securityholders and which continues unremedied for 60 days after the giving of written notice of such failure; (iii) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer; or (v) any disqualification of the Servicer as an Eligible Servicer (as defined in the Trust Documents). "Notice" as used herein means notice to the Servicer by the Trustees or the Company, or to the Company, the Servicer and the Trustees by the Noteholders holding not less than 25% of the aggregate outstanding principal amount of the Controlling Notes issued by such Trust (or, if no Notes of such series are outstanding, the Certificateholders holding not less than 25% of the outstanding Certificate Balance of such Trust).

RIGHTS UPON EVENT OF TERMINATION

  Unless otherwise specified in the related Prospectus Supplement, as long as an Event of Termination under the Trust Documents remains unremedied, the Indenture Trustee (or, if no Notes of the series are outstanding, the Owner Trustee) may, and at the written direction of the holders of related Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes issued by such Trust (or, if no Notes of such series are outstanding, the holders of related Certificates evidencing not less than a majority of the Certificate Balance of such Trust), will, unless prohibited by applicable law, terminate all (but no less than all) of the rights and obligations of the Servicer with respect to a Trust under the Trust Documents and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law) all authority and power of the Servicer under the Trust Documents, whether with respect to the Contracts, the Contract Files or otherwise, will pass to and be vested in the Indenture Trustee (or, if no Notes of the series are outstanding, such authority will pass to and be vested in the Owner Trustee); provided, however, that neither the Indenture Trustee (or, if no Notes of the series are outstanding, the Owner Trustee) nor any successor servicer will assume any obligation of CITSF to repurchase Contracts for breaches of representations or warranties, and the Indenture Trustee (or, if no Notes of the series are outstanding, the Owner Trustee) or the successor Servicer will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its obligations contained in the Trust Documents. Notwithstanding such termination, the Servicer will be entitled to payment of certain amounts payable to it for services rendered prior to such termination. No such termination will affect in any manner CITSF's obligation to repurchase certain Contracts for breaches of representations or warranties under the Trust Documents. In the event that the Owner Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer which meets the requirements for an Eligible Servicer under the Trust Documents. Pending such appointment, such Trustee is obligated to act in such capacity, unless it is prohibited by law from so acting. The Indenture Trustee (or, if no Notes of the series are outstanding, the Owner Trustee) and such successor may agree upon the servicing compensation to be paid, which in no event, without written consent of not less than 66 2/3% in principal amount of the related Securityholders, may be greater than the compensation to CITSF as Servicer under the Trust Documents.

WAIVER OF PAST DEFAULTS

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, the holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Controlling Notes (or the holders of the Certificates evidencing not less than a majority of the Certificate Balance of such series, in the case that all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Trust Documents and its consequences, except an Event of Termination in making any required deposits to or payments from any of the accounts in accordance with the Trust Documents. No such waiver will impair such Noteholders' or Certificateholders' right with respect to subsequent defaults.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents may be amended by the parties thereto and, in the event that such amendment affects the Indenture Trustee, the Indenture Trustee, without prior notice to or the consent of the related Securityholders (i) to correct manifest error or cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to add or amend any provision as requested by the Rating Agencies to maintain or improve the rating of the Securities; (iv) to add to the covenants, restrictions or obligations of the Company, the Servicer or the Owner Trustee or to provide for the delivery of or substitution for an Enhancement or a Servicer Letter of Credit; (v) to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the property owned by the related Trust and add to or change any provisions as shall be necessary to facilitate the administration of the trusts under the Trust Documents by more than one trustee;
(vi) to add, change or amend any provision to maintain the related Trust as an entity not subject to Federal income tax; or (vii) to add, change or eliminate any other provisions, provided that an amendment pursuant to this clause (vii) will not, in the opinion of counsel (which may be internal counsel to the Company or the Servicer), adversely affect in any material respect the interests of the Trust or the Securityholders. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents may also be amended by the parties thereto, with the consent of the holders of not less than a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing not less than a majority of the Certificate Balance of such series for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Trust Documents, or of modifying in any manner the rights of such Noteholders or Certificateholders, respectively; except that no such amendment may except as described above, increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made on any related Note or Certificate, the related Pass-Through Rate or the Interest Rate. Any action specified in clauses (v) and
(vii) shall be taken only upon satisfaction of the Rating Agency Condition.

TERMINATION

  Unless otherwise specified in the related Prospectus Supplement, the obligations of the Servicer, the Company, the Affiliated Owner, if any, and the Trustees pursuant to the Trust Documents for a series of the Securities will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last related Contract and the disposition of any amounts received upon liquidation of any property remaining in the related Trust, (ii) the payment to Securityholders of the series of all amounts required to be paid to them pursuant to the Trust Documents, (iii) the occurrence of either event described below, and (iv) as otherwise required by law, as described in the Trust Documents.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, in order to avoid excessive administrative expenses, CITSF will be permitted at its option to purchase from the Trust, on any Distribution Date on which the Pool Balance as of the last day of the related Due Period is less than or equal to a percentage specified in the related Prospectus Supplement of the Initial Pool Balance, all remaining related Contracts at a price equal to the aggregate Purchase Price for the Contracts (including defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses). CITSF will give notice to the Trustees and the Depository of the exercise of such option no later than the Determination Date succeeding such Due Period and will deposit the amount required to purchase such Contracts on the Deposit Date succeeding such Due Period. Exercise of such right will effect early retirement of the Securities. Unless otherwise specified in the related Prospectus Supplement, the "Initial Pool Balance" equals the sum of (i) the Pool Balance as of the Initial Cut-off Date, and (ii) the aggregate principal balance of all Subsequent Contracts added to the Trust as of their respective Subsequent Cut-off Dates.

  Unless otherwise specified in the related Prospectus Supplement, within ten days after the first Distribution Date on which the Pool Balance as of the last day of the related Due Period is less than or equal to a percentage specified in the related Prospectus Supplement of the Initial Pool Balance, the Indenture Trustee (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Owner Trustee) shall solicit bids for the purchase of the Contracts remaining in the Trust. In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Securityholders on the second Distribution Date succeeding such Due Period. Any purchaser of the Contracts must agree to the continuation of CITSF as Servicer on terms substantially similar to those in the Trust Documents. Any such sale will effect early retirement of the Securities.

  Unless otherwise specified in the related Prospectus Supplement, such Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for recreation vehicle retail installment sale contracts. The highest bid may not be less than the fair market value of such Contracts and must equal the sum of (i) the greater of
(a) the aggregate Purchase Price for the Contracts (including defaulted Contracts) plus the appraised value of any other property held by the Trust (less liquidation expenses), or (b) an amount that when added to amounts on deposit in the Collection Account available for distribution to Securityholders for such second succeeding Distribution Date would result in proceeds sufficient to distribute to Securityholders the amounts of interest due to Securityholders for such Distribution Date and any unpaid interest payable to the Securityholders with respect to one or more prior Distribution Dates and the outstanding principal amount of the Notes, if any, and the Certificate Balance, if any, and (ii) the sum of (a) an amount sufficient to reimburse the Servicer for any unreimbursed Monthly Advances for which it is entitled to reimbursement, and (b) the Servicing Fee payable on such final Distribution Date, including any unpaid Servicing Fees with respect to one or more prior Due Periods. Such Trustee may consult with financial advisors, including any Underwriter, to determine if a bid is equal to or greater than the fair market value of such Contracts. Upon the receipt of such bids, such Trustee shall sell and assign such Contracts to the highest bidder and the Securities shall be retired on such Distribution Date. If any of the foregoing conditions are not met, such Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Contracts remaining in the Trust. In such event, however, such Trustee may from time to time solicit bids in the future for the purchase of such Contracts upon the same terms described above.

  Unless otherwise specified in the related Prospectus Supplement, such Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at any office or agency of such Trustee specified for such purpose. Any funds remaining in the Trust, after such Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to the Affiliated Owner, if any, or as specified in the related Prospectus Supplement.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

  The following discussion contains summaries of certain legal aspects of recreation vehicle contracts, which are general in nature. Since such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

GENERAL

  As a result of the assignment of the Contracts to the Trust, each Trust will succeed collectively to the rights (including the right to receive payment on the Contracts), and will assume the obligations, of CITSF under the related Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Financed Vehicle to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The Contracts are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") as in effect in the various states of origination of the Contracts. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Trust Documents, the Servicer will retain possession of the Contracts as custodian for the Owner Trustee, and will make an appropriate filing of a UCC financing statement in New Jersey to perfect the sale of the Contracts by the Company to the Owner Trustee. The Contracts and the related certificates of title will not be stamped to reflect their assignment from CITCF-NY to CITSF, from CITSF to the Company or from the Company to the Trust. The Contract Files will not be physically segregated from the contract files for contracts owned by CITSF. If, through inadvertence or otherwise, another party in good faith purchases (or takes a security interest in) the Contracts for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Contracts, such purchaser or secured party may acquire an interest in the Contracts superior to the interest of the Trust.

  Under the Trust Documents, the Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of the Trust's interest in the Contracts and the proceeds thereof. CITSF will warrant in the Trust Documents, with respect to each Contract, as of the Closing Date for each Initial Contract, and as of the related Subsequent Transfer Date, for each Subsequent Contract, if any, that the Contract has not been sold, assigned or pledged by CITSF to any person other than the Company, that immediately prior to the transfer and assignment of the Contract to the Company, CITSF had good and marketable title thereto, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and, immediately upon the transfer thereof, the Company will have good and marketable title to the Contract, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and that the transfer has been perfected under applicable law. In the event of an uncured breach of any such warranty that materially adversely affects the interest of the Trust in a Contract transferred by the Company to the Trust, the only recourse of the Certificateholders, the Trustees, or the Trust would be to require CITSF to repurchase such Contract.

SECURITY INTERESTS IN THE FINANCED VEHICLES

  General. The Contracts are installment sale contracts that evidence the credit sale of recreation vehicles by Obligors. The Contracts also constitute personal property security agreements and include grants of security interests in the related recreation vehicles under the UCC. Perfection rules relating to security interests in recreation vehicles are generally governed under state certificate of title statutes (Alabama, Connecticut, Georgia, Maine, Massachusetts, Minnesota, Mississippi, New Hampshire, New York, Rhode Island and Vermont have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act) or by the vehicle registration laws of the state in which each recreation vehicle is located. In states which have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act, security interests in recreation vehicles may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the certificate of title and payment of a fee to the state motor vehicle authority, depending on the particular state law. In states in which perfection of a security interest in a particular motor vehicle is not governed by a certificate of title statute, perfection is usually accomplished by filing pursuant to the provisions of the UCC. Notwithstanding the foregoing, in certain states, folding camping trailers and/or slide-in campers are not subject to state titling and vehicle registration laws and a security interest in such recreation vehicles is perfected by filing pursuant to the provisions of the UCC. In most states, a security interest in a recreation vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Contract prohibits the sale or transfer of the related Financed Vehicle without the consent of CITSF.

  Perfection of Sale. Pursuant to the Purchase Agreement, CITSF will sell and assign its interests in the Contracts, including the security interests in the Financed Vehicles granted thereunder, to the Company and, pursuant to the Trust Documents, the Company will sell and assign its interest in the Contracts, including the security interests in the Financed Vehicles granted thereunder, to the Owner Trustee. UCC financing statements will be filed to perfect the sale of (i) CITSF's interests in the Contracts to the Company and (ii) the Company's interests in the Contracts to the Trust.

  Perfection of CITSF's or CITCF-NY's Security Interest in the Financed Vehicles. CITSF and CITCF-NY will take all actions necessary under the laws of the state in which the related recreation vehicles are located at the time of origination of the Contract to perfect their respective security interests in such recreation vehicles, including, where applicable, having a notation of their respective liens recorded on the related certificate of title or delivering the required documents and fees, obtaining possession of the certificate of title (if possible), or, where applicable, by perfecting its security interest in the related recreation vehicles under the UCC. In the event CITSF (or CITCF-NY) fails, due to clerical errors, to effect such notation or delivery, or perfects the security interest under an inapplicable statute (for example, under the UCC rather than under a motor vehicle title law), the Trust may not have a first priority security interest in the Financed Vehicle securing a Contract. In the Trust Documents, CITSF has represented as of the Closing Date that each Contract creates a valid and enforceable first priority security interest in favor of CITSF (or CITCF-NY) or the related Dealer in the Financed Vehicle covered thereby (which security interest, if in favor of the related Dealer (or CITCF-NY), has been assigned to CITSF) and such security interest has been assigned by CITSF to the Company, and all necessary action with respect to such Contract has been taken to perfect the security interest in the related Financed Vehicle in favor of CITSF (or CITCF-NY). A breach by CITSF of such warranty that materially adversely affects the Trust's interest in any Contract would require CITSF to purchase such Contract unless such breach is cured.

  Possible Loss of Perfection or Priority of Trust's Security Interest in Financed Vehicles or Proceeds Thereof. The certificate of title names CITSF (or CITCF-NY) as the secured party. Because of the administrative burden and expense, neither CITCF-NY, CITSF, the Company nor the Trust will amend any certificate of title to note the lien of the Trust as the new secured party on the certificate of title relating to the Financed Vehicles nor will any such entity execute and file any transfer instruments (including, among other instruments, UCC-3 assignments). In some states, in the absence of such an amendment or execution, the assignment to the Trust of a security interest in Financed Vehicles may not be perfected, such assignment of the security interest to the Trust may not be effective against creditors or a trustee in bankruptcy of CITSF or CITCF-NY, which continue to be specified as lienholder on any certificates of title or as secured party of any UCC filing.

  (i) California. A security interest in a motor vehicle registered in the State of California (in which the greatest number of Financed Vehicles are currently registered) may be perfected only by depositing with the Department of Motor Vehicles a properly endorsed certificate of title for the vehicle showing the secured party as "legal owner" thereon or if the vehicle has not been previously registered, an application in usual form for an original registration together with an application for registration of the secured party as "legal owner." However, under the California Vehicle Code, a transferee of a security interest in a motor vehicle is not required to reapply to the Department of

Motor Vehicles for a transfer of registration when the interest of the transferee arises from the transfer of a security agreement by the "legal owner" to secure payment or performance of an obligation. Accordingly, under California law, an assignment such as that under each of the Purchase Agreement and the Trust Documents is an effective conveyance of CITSF's and the Company's perfected security interest, as the case may be, without such re-registration, and under the Purchase Agreement the Company will succeed to CITSF's, and under the Trust Documents the Trust will succeed to the Company's, rights as secured party.

  (ii) Other States. In most states, assignments such as those under the Purchase Agreement and the Trust Documents are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, in some states the Trust's security interest will be unperfected because the Trust will not be noted as the secured party on the certificates of title to the Financed Vehicles, and therefore the Trust's security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of prior perfected security interests therein. However, in the absence of fraud, forgery or administrative error, the notation of CITSF's or CITCF- NY's lien on the certificates of title will be sufficient in most states to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle, judgment creditors or other creditors who take a security interest in a Financed Vehicle.

  Continuity of Perfection. Under the laws of most states, a perfected security interest in a recreation vehicle continues for four months after the vehicle is moved to a new state (from the state in which a financing statement was properly filed initially to perfect the security interest or in which the certificate of title was issued) and thereafter until the owner re-registers such recreation vehicle in the new state. A majority of states require surrender of a certificate of title to obtain a new certificate of title for the vehicle. In those states (including California) that call for return of the certificate of title to the holder of the first security interest noted thereon, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for perfection of a lien by notation of the lien on the certificate of title without possession of the certificate of title by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest were noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state to which the vehicle is moved. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not note the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection.

  In the ordinary course of servicing the Contracts, CITSF will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, CITSF must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Trust Documents, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of a security interest in the Financed Vehicles.

  In most states, CITSF, as Servicer, will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the Trust Documents. In some states, the certificate of title is held by the Obligor, but only after it is endorsed by the state motor vehicle department with a notation of CITSF's lien. In the Trust Documents, CITSF, as Servicer, will covenant that it will not release its security interest in the Financed Vehicle securing any Contract except as contemplated by the Trust Documents. CITSF, as Servicer, will also covenant that it will not impair the rights of the Trust in the Contacts or take any action inconsistent with the Trust's ownership of the Contracts, except as permitted by the Trust Documents. A breach of either such covenant that materially and adversely affects the Trust's interest in any Contract, would require the Servicer to purchase such Contract unless such breach is cured within the period specified in the Trust Documents.

  Priority of Certain Liens Arising by Operation of Law. Under the laws of California and of most states, liens for repairs performed on a recreation vehicle and liens for certain unpaid taxes take priority over even a first perfected security interest in such vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated recreation vehicle. CITSF will represent and warrant in the Trust Documents that, as of the Closing Date, there were no liens or claims which have been filed for work, labor or materials affecting a Financed Vehicle securing a Contract which are or may be liens prior or equal to the lien of the Contract. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Trustees or Securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the date of initial issuance of the Securities would not give rise to an obligation of CITSF to purchase the Contract under the Trust Documents.

REPOSSESSION

  In the event of default by an obligor, the holder of the related installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the related recreation vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions (not including California), the secured party is required to notify the debtor of the default and the intent to repossess the collateral and the debtor must be given a time period within which to cure the default prior to repossession. In most states (including California), under certain circumstances after the vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

  In the event of default by the Obligor, some jurisdictions (not including California) require that the Obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related Contract.

  The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party (i) the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or (ii) in some states, the delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGEMENTS AND EXCESS PROCEEDS

  The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in California and certain other states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Some courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment and courts in some other states have held that when a sale is not "commercially reasonable" there is a rebuttable presumption that there is no deficiency. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. A deficiency judgment is a judgment against the obligor or guarantor for the shortfall; however, a defaulting obligor or guarantor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

  Occasionally, after resale of a recreation vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or, if no such lienholder exists, to the former owner of the vehicle.

CERTAIN MATTERS RELATING TO INSOLVENCY

  CITSF, CITCF-NY and the Company intend that the transfers of Contracts from CITCF-NY to CITSF, from CITSF to the Company and from the Company to the Trust constitute sales, rather than pledges of the Contracts to secure indebtedness. However, if CITCF-NY, CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of such debtor, or such debtor as debtor-in-possession, may contend that the sales of the Contracts by CITCF-NY to CITSF, by CITSF to the Company, or by the Company to the Trust, respectively, were pledges of the Contracts rather than sales and that, accordingly, such Contracts should be part of such assigning entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Securityholders.

  The Company has taken steps in structuring the transactions described herein that are intended to make it unlikely that the voluntary or involuntary application for relief by or against CIT under the Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") would result in consolidation of the assets and liabilities of the Company with those of CIT. These steps include the creation of the Company as a wholly-owned, limited purpose subsidiary of CIT pursuant to a certificate of incorporation containing certain limitations (including a requirement that the Company have at least one "independent director" and restrictions on the nature of the Company's business). Additionally, the Company's certificate of incorporation prohibits merger, consolidation and the sale of all or substantially all of its assets in certain circumstances or the commencement of a voluntary case or proceeding under any insolvency law, without the prior affirmative unanimous vote of its directors including any independent director. Notwithstanding the foregoing, in the event that (i) a court concluded that the assets and liabilities of the Company should be consolidated with those of CIT (or one of its affiliates) in the event of the application of applicable insolvency laws to CIT (or one of its affiliates) or following the bankruptcy or insolvency of CIT (or one of its affiliates) the security interest in the Contracts granted by the Company to the Trust should be avoided; (ii) a filing were made under any insolvency law by or against the Company, or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Securities and possible reductions in the amount of such payments could occur.

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, state retail installment sales acts and other similar laws. Also, the laws of California and of certain other states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors which fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trust to enforce consumer finance contracts such as the Contracts.

  The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, the Trust, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor under the related Contracts.

  Under California law and most state vehicle dealer licensing laws, sellers of recreation vehicles are required to be licensed to sell vehicles at retail sale. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and assignment of retail installment sale contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with provisions of these laws may affect the enforceability of the related Contract. The Trust and the Company may not have obtained all licenses required under any federal or state consumer laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in enforcement actions. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the obligor may be able to assert a defense against the seller of the Financed Vehicle, which defense may prevent the Trust from collecting amounts due under the Contract.

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default and be used as a defense to repayment of the obligation.

  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States of America. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

  CITSF will represent and warrant under the Trust Documents that each Contract complies with all requirements of law in all material respects. A breach of such representation and warranty that materially adversely affects the interests of the Trust in any Contract will create an obligation of CITSF to purchase such Contract. See "The Purchase Agreements and the Trust Documents--Sale and Assignment of the Contracts."

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a recreation vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the recreation vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

  Under the terms of the Soldiers' and Sailors' Civil Relief Act, an Obligor who enters the military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances California residents called into active duty with the reserves can delay payments on retail installment sale contracts, including the Contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. In addition, the Relief Acts impose limitations which would impair the ability of the Servicer to repossess a Financed Vehicle subject to an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses caused by the inability to realize upon the related Financed Vehicle in a timely fashion.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Set forth below and in the related Prospectus Supplement for each series of the Securities is a summary of certain Federal income tax consequences of the purchase, ownership and disposition of the Securities, applicable to initial purchasers of the Securities. This summary does not deal with all aspects of Federal income taxation applicable to all categories of holders of the Securities, some of which may be subject to special rules or special treatment under the Federal income tax laws. For example, it does not discuss the specific tax treatment of Securityholders that are insurance companies, banks and certain other financial institutions, regulated investment companies, individual retirement accounts, tax-exempt organizations or dealers in securities. Furthermore, this summary is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or part of the discussion below and in the related Prospectus Supplement.

  Prospective investors are advised to consult their own tax advisors with regard to the Federal income tax consequences of the purchase, ownership and disposition of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. Each Trust will be provided with an opinion of Schulte Roth & Zabel LLP, counsel for the Seller, regarding certain of the Federal income tax matters discussed below and in the related Prospectus Supplement. An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents will be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

  The federal income tax consequences to Certificateholders will vary depending on whether the Trust is intended to be treated as a partnership under the Code or is intended to be given an alternative characterization for Federal income tax purposes. The related Prospectus Supplement for each series of Certificates will specify whether the Trust is intended to be treated as a partnership for Federal income tax purposes and, if not, how the Trust is intended to be treated.

SCOPE OF THE TAX OPINIONS

  It is expected that Schulte Roth & Zabel LLP will, upon issuance of a series of Securities, deliver its opinion that the applicable Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. Further, with respect to each series of Notes, Schulte Roth & Zabel LLP expects to advise the Trust that the Notes will be classified as debt for federal income tax purposes.

  In addition, Schulte Roth & Zabel LLP will render its opinion that it has reviewed the statements herein and in the related Prospectus Supplement under the heading "Certain Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion for the possible effects of the classification of the Trust as a partnership, as a grantor trust or other classification, as the case may be, for Federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Securities.

OTHER TAX CONSEQUENCES

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of the Securities in any state or locality. Securityholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of the Securities.

ALTERNATIVE TAX TREATMENT

  In the event that, as a result of a change in applicable laws or regulations or the interpretation thereof, the Federal income tax characteristics of the Notes or the Certificates are not anticipated to be as described above, the related Prospectus Supplement will include a discussion of the anticipated Federal income tax treatment of the Notes or Certificates.

                         CERTAIN STATE TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Oklahoma. The State of Oklahoma imposes a state income tax on individuals, nonresident aliens (with respect to Oklahoma taxable income), corporations, certain foreign corporations, and trusts and estates with Oklahoma taxable income. No ruling on any of the issues discussed below will be sought from the Oklahoma Tax Commission.

  Because of the variation in each state's or locality's tax laws, it is impossible to predict tax consequences to Securityholders in all of the other state and local taxing jurisdictions. Securityholders are urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of Securities.

TAX CONSEQUENCES WITH RESPECT TO THE NOTES

  Crowe and Dunlevy, P.C., Oklahoma tax counsel to the Sellers ("Oklahoma Tax Counsel") will advise the Trust that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for Oklahoma income tax purposes, and the Noteholders not otherwise subject to taxation in Oklahoma should not become subject to taxation in Oklahoma solely because of a holder's ownership of Notes. However, a Noteholder already subject to Oklahoma's income tax could be required to pay additional Oklahoma tax as a result of the holder's ownership or disposition of Notes.

TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES ISSUED BY A TRUST TREATED AS A PARTNERSHIP

  Oklahoma Tax Counsel will advise the Trust that if the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for U.S. federal income tax purposes, the same treatment should also apply for Oklahoma income tax purposes; under current law, Certificateholders that are nonresidents of Oklahoma and are not otherwise subject to Oklahoma income tax should not be subject to Oklahoma income tax on the income from the Trust because it is unlikely that the Trust has established a nonunitary business or commercial situs in Oklahoma. In any event, classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in Oklahoma to pay Oklahoma income tax on income beyond that derived from the Certificates.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

THE CERTIFICATES

  An interest in the Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (other than an insurance company purchasing the Certificates for its general accounts). By its acceptance of a Certificate or its acquisition of an interest in a Certificate through a Participant or DTC, each Certificateholder or Certificate Owner will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

  A plan fiduciary considering the purchase of the Notes should consult its tax and or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

THE NOTES

  The acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

                              PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters (the "Underwriters") named therein and in the related Prospectus Supplement, and each of such Underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

  In each Underwriting Agreement, the several Underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased, or the Underwriting Agreement may be terminated.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

  Each Underwriting Agreement will provide that CITSF and/or the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  A Trustee may, from time to time, invest the funds of the Trust in Eligible Investments acquired from the Underwriters.

                             FINANCIAL INFORMATION

  The Company has determined that its financial statements are not material to the offering made hereby.

  Each Trust will be formed to own the related Contracts and the other Trust assets and to issue the related Securities. Each Trust will have had no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein and in the related Prospectus Supplement. Accordingly, no financial statements with respect to each Trust are included in this Prospectus or in the related Prospectus Supplement.

                                    RATINGS

  It is a condition to the issuance of any class of Securities offered pursuant to this Prospectus that the Securities be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization rating such series of Securities (each, a "Rating Agency"). The foregoing ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trust. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security ratings of the Securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Company by Schulte Roth & Zabel LLP, New York, New York. The material federal income tax consequences of the Securities will be passed upon for the Company by Schulte Roth & Zabel LLP. Certain legal matters will be passed upon for CITSF, CITCF-NY and the Company by Norman H. Rosen, Esq., Senior Vice President and General Counsel. If the Enhancement for a class of Securities includes a CIT Limited Guarantee, certain legal matters will be passed upon for CIT by its Executive Vice President and General Counsel, Ernest D. Stein, Esq. If a Trust is formed pursuant to the laws of the State of Delaware, certain legal matters will be passed upon for the Trust by its special Delaware counsel named in the related Prospectus Supplement.

                                    EXPERTS


The consolidated balance sheets of CIT as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 in CIT's Amendment No. 1 to the Registration Statement on Form S-2 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                            INDEX OF PRINCIPAL TERMS


Affiliated Owner...............................        6, 25
Asset Service Center...........................           31
Available Amount...............................       14, 55
Bankruptcy Code................................           65
Benefit Plan...................................           69
Business Day...................................       13, 34
Capitalized Interest Account...................           12
Cash Collateral Account........................           40
CBC Holding....................................           30
Cede...........................................     2, 6, 33
Cedel..........................................  2, 7, 8, 24
Cedel Participants.............................           43
Certificate Balance............................            6
Certificate Distribution Account...............           51
Certificate Final Scheduled Distribution Date..           13
Certificate Owner..............................           24
Certificate Owners.............................            6
Certificate Pool Factor........................           29
Certificateholders.............................           45
Certificates...................................     1, 5, 33
CIT............................................     2, 5, 21
CITCF-NY.......................................       10, 21
CITSF..........................................        5, 21
Closing Date...................................           10
CMC............................................           30
Code...........................................       19, 67
Collection Account.............................           51
Commission.....................................            3
Company........................................     1, 5, 21
Contract Files.................................           25
Contract Pool..................................    9, 26, 27
Contract Rate..................................           27
Contracts......................................     1, 9, 27
Controlling Notes..............................           37
Cooperative....................................           44
Credit Facility................................           41
Credit Facility Provider.......................           41
Dealers........................................       10, 21
Defaulted Contracts............................           47
Definitive Certificates........................           45
Definitive Notes...............................           45
Definitive Securities..........................           45
Deposit Date...................................           25
Depositories...................................           42
Depository.....................................           24
Determination Date.............................           14
Distribution Date..............................       13, 34
DKB............................................           30

DTC............................................     2, 6, 24
DTC Rules......................................           43
Due Period.....................................           14
Eligible Account...............................           51
Eligible Institution...........................           51
Eligible Investments...........................           51
Enhancement....................................           40
ERISA..........................................           19
Euroclear......................................      2, 7, 8
Euroclear Operator.............................           44
Euroclear Participants.........................           43
Event of Termination...........................           58
Events of Default..............................           36
Financed Vehicles..............................         1, 9
Force-Placed Insurance.........................           57
FTC Rule.......................................           65
Funding Period.................................    7, 11, 12
Holder.........................................           42
Holders........................................           45
Indenture......................................     2, 7, 34
Indenture Trustee..............................         2, 5
Indirect Participants..........................           42
Initial Contracts..............................            1
Initial Cut-off Date...........................         1, 9
Initial Financed Vehicles......................         1, 9
Initial Pool Balance...........................       18, 60
Insolvency Laws................................           65
Insurance Advances.............................           57
Interest Accrual Period........................           13
Interest Rate..................................            8
IRS............................................           67
Issuer.........................................            5
Late Fees......................................       14, 55
Limited Guarantee..............................           41
Liquidated Contracts...........................           47
Liquidity Facility.............................           41
Liquidity Facility Provider....................           41
List of Contracts..............................           48
MHC............................................           30
Military Reservist Relief Act..................           49
Monthly Advance................................       16, 54
Non-Reimbursable Payment.......................       17, 55
Note Distribution Account......................           51
Note Final Scheduled Distribution Date.........           13
Note Owner.....................................       24, 35
Note Owners....................................         7, 8
Note Pool Factor...............................           29
Noteholders....................................           45
Notes..........................................     1, 7, 34
Obligor........................................       10, 54
Oklahoma Tax Counsel...........................           68
Original Certificate Balance...................           25
Owner Trustee..................................         2, 5
Paid-Ahead Account.............................           51

Paid-Ahead Period..............................           27
Paid-Ahead Precomputed Contract................           27
Paid-Ahead Simple Interest Contract............           27
Participants...................................           42
Pass-Through Rate..............................        6, 34
Payment Shortfall..............................       16, 54
Permitted Investments..........................           11
Pool Balance...................................           18
Pooling and Servicing Agreement................            1
Precomputed Contracts..........................           27
Pre-Funded Amount..............................           11
Pre-Funded Percentage..........................           23
Pre-Funding Account............................            7
Principal Liquidation Loss Amount..............       37, 40
Prospectus Supplement..........................            1
PTCE...........................................           69
Purchase Agreement.............................           10
Purchase Agreements............................           48
Purchase Price.................................           50
Rating Agency..................................       18, 70
Rating Agency Condition........................           36
Record Date....................................       13, 34
Registration Statement.........................            3
Related Documents..............................           38
Repurchase Event...............................           10
Repurchased Contract...........................       10, 49
Required Capitalized Interest Amount...........           12
Required Servicer Ratings......................           53
Reserve Account................................           40
Reserve Fund...................................           40
Retained Yield.................................           50
Sale and Servicing Agreement...................            2
Securities.....................................     1, 7, 34
Security Owner.................................           35
Securityholder.................................           42
Securityholders................................           45
Seller.........................................            5
Servicer.......................................         1, 5
Servicer Letter of Credit......................           53
Servicer Payment...............................           14
Servicing Fee..................................       17, 53
Servicing Fee Rate.............................       17, 53
Simple Interest Contracts......................           27
Soldiers' and Sailors' Civil Relief Act........           49
Spread Account.................................           40
Stockholders Agreement.........................           30
Stripped Certificates..........................            7
Stripped Notes.................................            8
Subsequent Contracts...........................         1, 9
Subsequent Cut-off Date........................        1, 11
Subsequent Financed Vehicles...................         1, 9
Subsequent Purchase Agreement..................           11
Subsequent Transfer Agreement..................           11
Subsequent Transfer Date.......................           11

Terms and Conditions...........................           44
Trust..........................................         1, 5
Trust Agreement................................            1
Trust Documents................................           48
Trustee........................................            1
Trustees.......................................            5
UCC............................................           21
Underwriters...................................           69
Underwriting Agreement.........................           69
Yield Supplement Account.......................           40

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement and the accompanying Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, CITSF or any Underwriter. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

$___________
Approximate)

CIT RV
TRUST 199__-__


 $__________  __%
 Asset-Backed Notes


 $________ ___% ASSET-BACKED
 CERTIFICATES

The CIT Group
SECURITIZATION
CORPORATION II,
Seller



The CIT Group/Sales
FINANCING, INC.,
Servicer





[Underwriters]




Prospectus

DATED   OCTOBER 29, 1997


                       ______________
                     TABLE OF CONTENTS
                    Prospectus Supplement
                                          Page
                                          ----
 Summary............................................... S-3
 Risk Factors.......................................... S-19
 Structure of the Transaction.......................... S-23
 The Trust Property.................................... S-24
 The Contract Pool..................................... S-25
 Maturity and Prepayment Considerations................ S-29
 Yield and Prepayment Considerations................... S-34
 Pool Factors.......................................... S-34
 Use of Proceeds....................................... S-35
 The CIT Group/Sales Financing, Inc., Servicer......... S-35
 The Certificates...................................... S-39
 The Notes............................................. S-41
 Enhancement........................................... S-43
 The Purchase Agreements and the Trust Documents....... S-45
 Certain Federal Income Tax Consequences............... S-47
 Plan of Distribution.................................. S-47
 Ratings............................................... S-48
 Legal Matters......................................... S-48
 Annex I............................................... S-49
 Index of Principal Terms.............................. S-52

                     PROSPECTUS


 Available Information.................................    3
 Reports to Securityholders............................    3
 Documents Incorporated by Reference...................    4
 Summary...............................................    5
 Risk Factors..........................................   21
 The Trusts............................................   25
 The Trust Property....................................   26
 The Contract Pool.....................................   27
 Yield and Prepayment Considerations...................   29
 Pool Factors..........................................   29
 Use of Proceeds.......................................   29
 The CIT Group, Inc....................................   30
 The CIT Group Securitization Corporation II, Seller...   30
 The CIT Group/Sales Financing, Inc., Servicer.........   31
 The Certificates......................................   33
 The Notes.............................................   34
 Enhancement...........................................   39
 Certain Information Regarding the Securities..........   42
 The Purchase Agreements and the Trust Documents.......   48
 Certain Legal Aspects of the Contracts................   61
 Certain Federal Income Tax Consequences...............   67
 Certain State Tax Consequences........................   68
 ERISA Considerations..................................   69
 Plan of Distribution..................................   69
 Financial Information.................................   70
 Ratings...............................................   70
 Legal Matters.........................................   70
 Experts...............................................   70
 Index of Principal Terms..............................   71

Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

          SEC registration fee...................$  424,242.43
          Attorney's fees and expenses...........   300,000.00
          Accounting fees and expenses...........   100,000.00
          Blue sky fees and expenses.............    40,000.00
          Rating agency fees.....................   365,000.00
          Trustee's fees and expenses............    20,000.00
          Printing expenses......................   130,000.00
          Miscellaneous fees and expenses........    20,000.00
             Total...............................$1,399,242.43


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneysO fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneysO fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneysO fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     The Registrants' By-Laws provide for indemnification of directors and officers of each Registrant to the full extent permitted by Delaware law.

     Article X of the By-laws of CIT and Article VIII of the By-laws of the Company provide, in effect, that, in addition to any rights afforded to an officer, director or employee of such Registrant by contract or operation of law, such Registrant may indemnify any person who is or was a director, officer, employee, or agent of such Registrant, or of any other corporation which he served at the request of such Registrant, against any and all liability and reasonable expense incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether brought by or in the right of such Registrant or such other corporation or otherwise), civil or criminal, in which he may have become involved, as a party or otherwise, by reason of his being or having been such director, officer, employee, or agent of such Registrant or such other corporation, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in what he reasonably believed to be the best interests of such Registrant or such other corporation, and, in connection with any criminal action proceeding, had no reasonable cause to believe his conduct was unlawful.

     Such Articles further provide that any person who is or was a director, officer, employee, or agent of each Registrant or any director or indirect wholly-owned subsidiary of each Registrant shall be entitled to indemnification as a matter of right if he has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the type described in the foregoing paragraph.

     In addition, the Registrants maintain directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $90,000,000. The risks covered by such policies do not exclude liabilities under the Securities Act of 1933.

     Pursuant to the form of Underwriting Agreement, the Underwriters will agree, subject to certain conditions, to indemnify the Registrants, their directors, certain of their officers and persons who control the Registrants within the meaning of the Securities Act of 1933 against certain liabilities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a.  EXHIBITS:

  1.1     Form of Underwriting Agreement, incorporated by reference herein to
          Exhibit 1.1 to Registration Statement 33-65057
  3.1 Certificate of Incorporation, as amended, of The CIT Group Securitization Corporation II, incorporated by reference herein to
          Exhibit 3.1 to Registration Statement 33-65057
  3.2 By-laws, as amended, of The CIT Group Securitization Corporation II, incorporated by reference herein to Exhibit 3.2 to Registration Statement 333-07249
  4.1 Form of Indenture between the Trust and the Indenture Trustee, incorporated by reference herein to Exhibit 4.1 to Registration Statement 33-65057
  4.2 Form of Trust Agreement between the Company and the Owner Trustee, incorporated by reference herein to Exhibit 4.2 to Registration Statement 33-65057
  4.3 Form of Sale and Servicing Agreement among the Company, CITSF and the Trust, incorporated by reference herein to Exhibit 4.3 to Registration Statement 33-65057
  4.5     Form of Limited Guarantee, incorporated by reference herein to Exhibit
          4.4 to Registration Statement 33-59209
  4.6 Form of Pooling and Servicing Agreement, incorporated by reference herein to Exhibit 4.1 to Registration Statement 33-72878
  5.1*    Opinion of Schulte Roth & Zabel with respect to legality
  5.2*    Opinion of Richards, Layton & Finger with respect to legality
  8.1*    Opinion of Schulte Roth & Zabel LLP with respect to tax matters
  8.2*    Opinion of Crowe & Dunlevy, P.C. with respect to tax matters
  10.1    Form of Purchase Agreement, incorporated by reference herein to
          Exhibit 10.1 to Registration Statement 33-65057
  10.2 Form of Subsequent Purchase Agreement, incorporated by reference herein to Exhibit 10.2 to Registration Statement 33-65057
  23.1*   Consent of Schulte Roth & Zabel LLP (included as part of Exhibit 5.1)
  23.2*   Consent of Richards, Layton & Finger (included as part of Exhibit
          5.2)
  23.3*   Consent of KPMG Peat Marwick LLP
  23.4*   Consent of Crowe & Dunlevy, P.C.
  24.1**  Powers of Attorney of The CIT Group Securitization Corporation
          II (included on page II-4)
  24.2*   Powers of Attorney of The CIT Group, Inc.

  99.1* Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank
____________

*Filed herewith.
**Previously filed.

     b.  FINANCIAL STATEMENT SCHEDULES:

     Not applicable.

ITEM 17. UNDERTAKINGS.

     The Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrants undertake that, for purposes of determining any liability under the Act, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrants hereby agree to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Livingston, State of New Jersey, on October 29, 1997.


                    THE CIT GROUP SECURITIZATION CORPORATION II

                    By: /s/ JAMES J. EGAN, JR.
                       ---------------------------
                       Name:   James J. Egan, Jr.
                       Title:  President


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                         Title                              Date
----------------------------------------       -------------------------------------------  -----------------------

/s/ James J. Egan, Jr.                         President and Director                          October 29, 1997
----------------------------------------       (principal executive officer)
James J. Egan, Jr.


Richard W. Bauerband*                          Executive Vice President and Director           October 29, 1997
----------------------------------------


Joseph J. Caroll*                              Director                                        October 29, 1977
----------------------------------------


Frank Garcia*                                  Vice President                                  October 29, 1997
----------------------------------------       (principal financial and accounting
                                               officer)

                                               *By: /s/ James J. Egan, Jr.                     October 29, 1997
                                               James J. Egan, Jr.
                                               Attorney-in-fact



     Original powers of attorney authorizing Norman H. Rosen, James J. Egan, Jr. and Richard W. Bauerband and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by The CIT Group Securitization Corporation II and available for examination pursuant to Item 302(b) of Regulation S-T.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on October 29, 1997.

                                    THE CIT GROUP, INC.


                                    By:  /s/ ERNEST D. STEIN
                                         -------------------
                                    Ernest D. Stein
                                    Executive Vice President, General
                                    Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          Signature and Title                                            Date
          -------------------                                            ----



Albert R. Gamper, Jr.*
----------------------
President, Chief Executive Officer, and Director
(Principal executive officer)



Hisao Kobayashi*
----------------
Director



Takasuke Kaneko*
----------------
Director



                                       *By /s/ ERNEST D. STEIN October 29,
1997                                       -------------------
Yoshiro Aoki*                             Ernest D. Stein
-------------                             Attorney-in-fact
Director




Joseph A. Pollicino*
--------------------
Director



Paul N. Roth*
-------------
Director

Peter J. Tobin*
---------------
Director



Keiji Torii*
------------
Director



Yukiharu Uno*
-------------
Director



Tohru Tonoike*
--------------
Director




/s/ JOSEPH M. LEONE
-------------------
Joseph M. Leone                                           October 29, 1997
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)


          Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest
D. Stein, and Donald J. Rapson and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by The CIT Group Holdings, Inc. and available for examination pursuant to Item 302(b) of Regulation S-T.